SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant Rule 14a-12

NORDSON CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Not Applicable

(2) Aggregate number of securities to which transaction applies: Not Applicable

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Not Applicable

	(4)	Proposed maximum aggregate value of transaction: Not Applicable

	(5)	Total fee paid:

Not Applicable

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: Not Applicable

	(2)	Form, Schedule or Registration Statement No.: Not Applicable

	(3)	Filing Party: Not Applicable

	(4)	Date Filed: Not Applicable

NORDSON CORPORATION

Notice of 2013

Annual Meeting

and Proxy Statement

Nordson Corporation

28601 Clemens Road

Westlake, Ohio 44145

January 18, 2013

Dear Shareholder:

It is my pleasure, on behalf of your Board of Directors, to invite you to attend our Annual Meeting of Shareholders, which will be held this year at the Cleveland Marriott Downtown at Key Center, 127 Public Square, Cleveland, Ohio 44114 at 8:30 a.m. on Tuesday, February 26, 2013.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the items of business that will be discussed and voted upon during the meeting. It is important that you vote your shares of common stock whether or not you plan to attend the meeting. You have a choice of voting through the Internet, by telephone or by returning the enclosed proxy/voting instruction card by mail. You may also vote in person at the meeting. Please refer to the instructions in the enclosed materials. If you attend the meeting and wish to vote in person, the ballot you submit at the meeting will supersede your proxy.

We look forward to your attending the Annual Meeting and, on behalf of management and our Board of Directors, I want to thank you for your continued support and confidence in 2013.

Sincerely,

JOSEPH P. KEITHLEY

Chairman of the Board of Directors

NORDSON CORPORATION

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

To Be Held Tuesday, February 26, 2013

Date and Time	Tuesday, February 26, 2013, at 8:30 a.m.
Place	Cleveland Marriott Downtown at Key Center, 127 Public Square, Cleveland, Ohio 44114
Items of Business

1.  To elect as directors four nominees, named in the Proxy Statement and recommended by the Board of Directors to serve until the 2016 Annual Meeting of Shareholders and until their successors shall have been elected and qualified;

2.  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the Fiscal Year ending October 31, 2013;

3.  To cast an advisory vote to approve named executive officer compensation; and

4.  To approve the Nordson Corporation 2012 Stock Incentive and Award Plan.

5.  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Record Date	Close of business on December 28, 2012

A Proxy Statement, Proxy/Voting Instruction Card, and Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the Fiscal Year ended October 31, 2012, accompany this Notice. The Board of Directors has determined that our shareholders of record at the close of business on December 28, 2012 are entitled to notice of, and to vote at, the Annual Meeting of Shareholders.

By Order of the Board of Directors,

ROBERT E. VEILLETTE

Vice President, General Counsel

and Secretary

Westlake, Ohio

January 18, 2013

NORDSON CORPORATION

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

FEBRUARY 26, 2013

The accompanying proxy is solicited on behalf of the Board of Directors (“Board”) of Nordson Corporation for use at the 2013 Annual Meeting of Shareholders (“Annual Meeting”). The Annual Meeting will be held at the Cleveland Marriott Downtown at Key Center, 127 Public Square, Cleveland, Ohio 44114 at 8:30 a.m. on Tuesday, February 26, 2013 for the following purposes:

1.	To elect as directors four nominees, named in the Proxy Statement and recommended by the Board of Directors to serve until the 2016 Annual Meeting of Shareholders and until their successors shall have been elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the Fiscal Year ending October 31, 2013;

3.	To cast an advisory vote to approve named executive officer compensation;

4.	To approve the Nordson Corporation 2012 Stock Incentive and Award Plan; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

This Proxy Statement and the accompanying proxy/voting instruction card were first mailed to shareholders on or about January 18, 2013. Our 2012 Annual Report to Shareholders is enclosed with this Proxy Statement.

This Proxy Statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures. As used herein, “we,” “us,” “our,” “Nordson” or the “Company” refers to Nordson Corporation.

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Shareholders to be held on February 26, 2013:

The Proxy Statement, proxy/voting instruction card and the Annual Report to Shareholders which includes our Annual Report on Form 10-K for the Fiscal Year ended October 31, 2012 are available on our website at: www.nordson.com/investors.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THESE PROXY MATERIALS

Why am I receiving this Proxy Statement?    You have been sent this Proxy Statement because you were a shareholder, or held Nordson common stock through a broker, bank or other third party, at the close of business on December 28, 2012, the record date for shareholders entitled to vote at the Annual Meeting. As of December 28, 2012, there were outstanding, excluding treasury shares which cannot be voted, 64,394,798 common shares entitled to one vote per share upon all matters presented to the shareholders.

What is a proxy?    A proxy is your legal appointment of another person to vote the shares that you own in accordance with your instructions. The person you appoint to vote your shares is also called a proxy.

On the proxy/voting instruction card, you will find the names of the persons designated by the Company to act as proxies to vote your shares at the Annual Meeting. The proxies are required to vote your shares in the manner you instruct.

Who can attend the Annual Meeting?    All shareholders of record as of the close of business on December 28, 2012 may attend the meeting.

What proposals may I vote on at the Annual Meeting and how does the Board recommend I vote?    The following matters will be voted on at the Annual Meeting:

#	Proposal	Board Recommendation
1	Election of four nominees named in the Proxy Statement and recommended by the Board of Directors as directors to serve for a three-year term: Lee C. Banks, Randolph W. Carson, Michael F. Hilton and Victor L. Richey, Jr.	FOR ALL NOMINEES
2	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the Fiscal Year ending October 31, 2013	FOR
3	Advisory vote to approve named executive officer compensation	FOR
4	Approval of the Nordson Corporation 2012 Stock Incentive and Award Plan	FOR

Will any other matters be voted on?    We are not aware of any other matters on which you will be asked to vote at the Annual Meeting. If other matters are properly brought before the Annual Meeting, the proxy holders will use their discretion to vote on these matters as they may arise. Furthermore, if a nominee cannot or will not serve as director, then the proxy holders will vote for a replacement nominated by the Board. We do not expect any nominee to be unwilling to serve.

Who may vote?    Shareholders of record at the close of business on December 28, 2012 may vote. At the close of business on the record date, there were 64,394,798 shares of our common stock outstanding and entitled to vote. Each shareholder is entitled to one vote per share.

Voting for directors will be cumulative if any shareholder provides notice in writing to the President, a Vice President or the Secretary of Nordson of a desire to have cumulative voting. The notice must be received at least 48 hours before the time set for the Annual Meeting, and an announcement of the notice must be made at the beginning of the meeting by the Chairman or the Secretary, or by or on behalf of the shareholder giving the notice. If cumulative voting is in effect, each shareholder will be entitled to cast, in the election of directors, a number of votes equal to the product of the number of directors to be elected multiplied by the number of shares that the shareholder is voting. Shareholders may cast all of these votes for one nominee or distribute them among several nominees, as they see fit. If cumulative voting is in effect, shares represented by each properly submitted proxy will also be voted on a cumulative basis, with the votes distributed among the nominees in accordance with the judgment of the persons named on the proxy/voting instruction card.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

•

Shareholder of record.    If your shares are registered in your name with our transfer agent, Computershare Limited, you are considered the shareholder of record and these proxy materials have been sent directly to you. You may vote in person at the meeting. You may also grant us your proxy to vote your shares by telephone, via the Internet, or by mailing your signed proxy/voting instruction card in the postage-paid envelope provided. The card provides voting instructions.

•

Beneficial owner.    If your shares are not held in your name but instead are held in a brokerage account, by a trustee, or by another nominee, then that other person is considered the shareholder of record and you are considered a beneficial owner of those shares. We sent these proxy materials to that other person, and they have been forwarded to you with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee, or other nominee how to vote. Please refer to the information your broker, trustee, or other nominee provided to determine what voting options are available to you.

•

Shares held in the Nordson Corporation Employees’ Savings Trust (401k) Plan and Nordson Corporation Employee Stock Ownership Plan (ESOP).    If you participate in our 401(k) Plan and/or our ESOP, you may vote the amount of shares credited to your account as of the record date for the Annual Meeting. You do so by instructing New York Life Investment Management, the trustee of the 401(k) plan and the ESOP, pursuant to the voting instruction card being delivered with this Proxy Statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions if received by the trustee prior to 11:59 p.m. Eastern Standard Time February 21, 2013.

How do I vote and what are the voting deadlines?

Shareholders of Record.    If you are a shareholder of record, you may vote in person at the Annual Meeting or by proxy. If you decide to vote by proxy, you may do so in any ONE of the following three ways:

1. By telephone.    If you reside in the United States or Canada, you may call 1-800-690-6903 by using any touch-tone telephone, 24 hours a day, 7 days a week. Have your proxy/voting instruction card in hand when you call and follow the voice prompts to cast your vote.

2. Via the Internet.    You may access the website at www.proxyvote.com to cast your vote 24 hours a day, 7 days a week. With your proxy/voting instruction card in hand, follow the instructions provided to cast your vote.

3. By mail.    You may mark, sign and date your proxy/voting instruction card and return it in the enclosed prepaid and addressed envelope. You do not need to mail the proxy/voting instruction card if you have voted by telephone or over the Internet.

The Internet and telephone voting procedures are designed to authenticate votes cast and allow shareholders to appoint a proxy and to confirm that their actions have been properly recorded. Specific voting instructions are set forth on the accompanying proxy/voting instruction card.

If you are a shareholder or record, your deadline to cast your vote by proxy is 11:59 p.m. Eastern Time, February 25, 2013.

Beneficial Owners.    If you are a beneficial owner, you should have received voting instructions from the broker, trustee or other nominee holding your shares. You should follow the instructions in the notice or voting instructions provided by your broker, trustee or nominee in order to instruct your broker, trustee or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker, trustee or nominee. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares.

All Owners.    If you receive more than one proxy/voting instruction card, it is important that you vote all shares represented by the multiple cards. Each card represents different shares.

May I change my vote?    Yes. You may change your vote or revoke your proxy any time before the voting deadline.

Shareholders of Record.    If you are a shareholder of record, you may revoke your vote at any time before the final vote at the Annual Meeting by:

•	submitting a later-dated vote by telephone or via the Internet since only your latest Internet or telephone proxy received by 11:59 p.m. Eastern Time on February 25, 2013 will be counted;

•	returning a later-dated proxy card;

•	delivering a written revocation to our Corporate Secretary at 28601 Clemens Road, Westlake, Ohio 44145 before the Annual Meeting; or

•	attending the Annual Meeting in person and voting again.

Beneficial Owners.    If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote. For 401(k) plan and ESOP shares, you may revoke previously given voting instructions on or before February 21, 2013 by filing either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date with New York Life Investment Management, the trustee.

What will happen if I do not vote my shares?

Shareholders of Record.    If you are the shareholder of record and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owners.    If you are the beneficial owner of your shares, your broker, trustee or nominee may vote your shares only on those proposals on which it has discretion to vote. Under the rules of the Securities and Exchange Commission (the “SEC”), your broker, trustee or nominee does not have discretion to vote your shares on non-routine matters such as Proposals 1, 3 and 4. Therefore, if you do not provide voting instructions to your broker, trustee or other nominee, your broker or other nominee may only vote your shares on Proposal 2 and any other routine matters properly presented for a vote at the Annual Meeting.

What if I do not specify how my shares are to be voted?    If you are a shareholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted as indicated in the following table:

Proposal	Vote to be Cast
Proposal 1 — Election of four nominees named in the Proxy Statement and recommended by the Board of Directors as directors to serve for a three-year term: Lee C. Banks, Randolph W. Carson, Michael F. Hilton and Victor L. Richey, Jr.	FOR ALL NOMINEES
Proposal 2 — Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the Fiscal Year ending October 31, 2013	FOR
Proposal 3 — Advisory vote to approve named executive officer compensation	FOR
Proposal 4 — Approval of the Nordson Corporation 2012 Stock Incentive and Award Plan	FOR

What constitutes a quorum, and why is a quorum required?    Our Regulations require a quorum of shareholders to hold our Annual Meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote at the close of business on the record date are represented at the Annual

Meeting either in person or by proxy. Your shares will be counted towards the quorum if you submit a proxy or vote at the Annual Meeting. Abstentions and broker non-votes (described below) will also count towards the quorum requirement. If a quorum is not achieved, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

What is a broker non-vote?    Brokers or other nominees who hold Nordson common shares for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner. Your broker is not permitted to vote on your behalf on the election of directors and other non-routine matters unless you provide specific instructions by completing and returning the proxy/voting instruction card or following the instructions provided to you by your broker, trustee or nominee to vote your shares via telephone or the Internet. For your vote to be counted, you need to communicate your voting instructions to your broker, trustee or nominee.

A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposal 1) or the approval of Proposal 2 since brokers have discretion to vote uninstructed shares on that proposal. Broker non-votes will affect the outcome of the vote on Proposal 3 and 4. It is important that you provide voting instructions for all shares you own beneficially.

What is the vote required for each proposal?

Proposal	Vote Required	Broker Discretionary Voting Permitted
Proposal 1 — Election of four nominees named in the Proxy Statement and recommended by the Board of Directors as directors to serve for a three-year term: Lee C. Banks, Randolph W. Carson, Michael F. Hilton and Victor L. Richey, Jr.	Plurality of Votes Cast	No
Proposal 2 — Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the Fiscal Year ending October 31, 2013	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	Yes
Proposal 3 — Advisory vote to approve named executive officer compensation	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No
Proposal 4 — Approval of the Nordson Corporation 2012 Stock Incentive and Award Plan	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No

Who will tabulate the votes?    Broadridge Financial Solutions, Inc. has been engaged as our independent agent to receive and tabulate shareholder votes. Broadridge will separately tabulate FOR, AGAINST and WITHHOLD votes, abstentions, and broker non-votes. The Inspectors of Election will certify the election results and perform any other acts required by Ohio Corporation Law.

What happens if the Annual Meeting is adjourned or postponed?    Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted.

Who is paying for the costs of this proxy solicitation?    We will bear the expense of soliciting proxies. Proxies may also be solicited in person, by telephone or electronically by Nordson personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and the Annual Report to Shareholders will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

How will I know the results of the Annual Meeting?    The final voting results will be tallied by our Inspectors of Election and published in a Current Report on Form 8-K filed with the SEC that we expect to file within four business days of the Annual Meeting.

Delivery of voting materials to shareholders sharing an address.    To reduce the expense of delivering duplicate materials to shareholders sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain shareholders of record who have the same address and last name will receive only one copy of the Annual Report to Shareholders and proxy materials until such time as one or more of these shareholders notifies us that they wish to receive individual copies. Shareholders of record in the same household continue to receive separate proxy cards.

We will mail materials that you request at no cost. You may contact us with your request by writing to or calling Corporate Communications, Nordson Corporation, 28601 Clemens Road, Westlake, Ohio, 44145 or 440-414-5606. You can also access the Proxy Statement and Annual Report online on our website at: www.nordson.com/investors.

How do I submit director nominations or shareholder proposals for the 2014 Annual Meeting?

Shareholder Proposals Submitted Under Rule 14a-8

Assuming that our 2014 Annual Meeting is held within thirty days of the anniversary of the 2013 Annual Meeting, any shareholder who wishes to submit a proposal for consideration at next year’s meeting and for inclusion in next year’s proxy statement under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) should send the proposal c/o Secretary, Nordson Corporation, 28601 Clemens Road, Westlake, Ohio 44145 for receipt on or before September 20, 2013.

Proposals and Director Nominations Submitted Pursuant to our Regulations

Additionally, under our Regulations, a shareholder may submit a proposal for consideration at next year’s Annual Meeting of Shareholders, but not for inclusion in the Proxy Statement, if the shareholder provides written notice no earlier than 90 days and no later than 60 days prior to the 2014 Annual Meeting. Assuming that the 2014 Annual Meeting will be held on February 25, 2014, that means notice of such proposals must be received no earlier than November 27, 2013 and no later than December 27, 2013. Our Regulations are available on our website at: www.nordson.com/governance.

A shareholder may nominate a candidate for election as a director at the 2014 Annual Meeting of the Shareholders provided the shareholder (i) is a shareholder of record at the time the shareholder gives notice of the nomination, (ii) is entitled to vote at the meeting in the election of directors, and (iii) has given timely written notice of the nomination to the Secretary. Similar to the timeliness requirements under our Regulations described above, the notice of the nomination must be received no earlier than 90 days and no later than 60 days prior to the meeting. Assuming the 2014 Annual Meeting is held on February 25, 2014, the deadlines would be no earlier than November 27, 2013 and no later than December 27, 2013. The Governance and Nominating Committee will assess the qualifications of the candidate according to criteria set out in Nordson Corporation’s Governance Guidelines, which are available on our website at: www.nordson.com/governance. For a candidate to be considered for election as a director or for business to be properly requested by a shareholder to be brought before an annual meeting of shareholders, the shareholder must comply with all of the requirements of our Regulations, not just the timeliness requirements described above. Any proposal for inclusion in the proxy materials, notice of proposal, or suggestion for nominee(s) for election to our Board should be sent to c/o Secretary, Nordson Corporation, 28601 Clemens Road, Westlake, Ohio 44145.

If the notices delivered pursuant to the Regulations are not timely received, then we will not be required to present such proposals or nominations, as applicable, at the 2014 Annual Meeting. If the Board chooses to present any information submitted after the deadlines set forth in the Regulations (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2014 Annual Meeting, then the persons named in proxies solicited by the Board for the 2014 Annual Meeting may exercise discretionary voting power with respect to such information.

YOUR VOTE IS VERY IMPORTANT, SO PLEASE VOTE.

Promptly return your proxy/voting instruction card or vote via telephone or the Internet,

which will help to reduce the cost of this solicitation.

This Proxy Statement and the enclosed proxy/voting instruction card are being mailed to shareholders of record on or about January 18, 2013. Nordson’s executive offices are located at 28601 Clemens Road, Westlake, Ohio 44145, telephone number (440)  892-1580.

PROPOSAL 1: ELECTION OF DIRECTORS WHOSE TERMS EXPIRE IN 2016

Our Regulations require us to have at least nine directors with not less than three directors in each of three classes. Each of the directors serves for a term of three years and until a qualified successor is elected. The Board currently has ten directors.

The Governance and Nominating Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Annual Meeting of Shareholders. The Governance and Nominating Committee has recommended to the Board, and the Board has approved, the persons named as nominees for terms expiring in 2016 and, unless otherwise marked, a proxy will be voted for such nominees. Messrs. Banks, Carson, Hilton and Richey currently serve as directors, last elected by the shareholders at the 2010 Annual Meeting. All nominees have agreed to stand for election for a three-year term.

It is intended that proxies that are submitted but do not withhold the authority to vote for any or all of the nominees will be voted for the election as directors of all of the persons named below. At this time, the Board knows of no reason why any nominee might not be a candidate at the 2013 Annual Meeting.

The name and age of each of the four nominees for election as directors for terms expiring in 2016, as well as present directors whose terms will continue after the meeting, appear below together with his or her principal occupation for at least the past five years, the year each became a director of the Company and certain other information.

Nominees For Terms Expiring in 2016

Name	Age	Business Experience and Directorships for Previous Five Years and Qualifications to Serve	Director Since
Lee C. Banks	49	Business Experience. Mr. Banks has served as Executive Vice President and Operating Officer of Parker Hannifin Corporation since 2008. Parker Hannifin Corporation (NYSE: PH) is the world’s leading diversified manufacturer of motion and control technologies and systems, providing precision-engineered solutions for a wide variety of mobile, industrial and aerospace markets. Mr. Banks was Senior Vice President and Operating Officer of Parker Hannifin from 2006 to 2008 and served as its Worldwide President, Hydraulics Group from 2003 to 2006.	2010
		Key Attributes, Experiences and Skills. As a senior executive with a multinational corporation, Mr. Banks provides the Board with significant executive general management and operational experiences and a unique perspective in identifying strategic and tactical risks attendant to a multinational sales, distribution, manufacturing and operational footprint.

Name	Age	Business Experience and Directorships for Previous Five Years and Qualifications to Serve	Director Since
Randolph W. Carson	61	Business Experience. From 2000 to February, 2009, Mr. Carson served as Chief Executive Officer of Eaton Corporation (NYSE: ETN) Electrical Group. Eaton is a global diversified industrial manufacturer and technology leader in electrical components and systems for power quality, distribution and control. Mr. Carson retired from Eaton in May 2009 following ten years with the company. Prior to Eaton Corporation, Mr. Carson held several executive positions with Rockwell International.	2009
		Other Directorships in Previous 5 Years. Mr. Carson is presently a director of Fairchild Semiconductor Inc. (NYSE: FSC), a leading global manufacturer of semiconductor devices; Graftech International Inc. (NYSE: GTI), a global manufacturer of carbon and graphite products; and the Southwire Company, the leading North American supplier of wire and cable products.
		Key Attributes, Experiences and Skills. Our Board believes that Mr. Carson’s deep operational experience in global industrial businesses enables him to provide unique insight to our Board with respect to meeting marketplace challenges, implementing Lean and other productivity initiatives, integrating business units and anticipating and planning for commercial risk and uncertainties. Together with his experience, strategic vision and understanding of financial accounting and financial matters, our Board believes Mr. Carson is well qualified to serve as a member of our Board. Mr. Carson’s public company board experience contributes to his familiarity with current issues and his ability to identify and address matters that come before the Governance & Nominating and Audit Committees on which he serves.
Michael F. Hilton	58	Business Experience. Mr. Hilton became Nordson’s President and Chief Executive Officer effective January 16, 2010. Prior to his joining Nordson, Mr. Hilton was Senior Vice President and General Manager for Air Products and Chemicals Inc. (NYSE: ADP) with specific responsibility for leading the company’s $2 billion global Electronics and Performance Materials segment. Air Products and Chemicals serves customers in industrial, energy, technology and healthcare markets worldwide with a unique portfolio of atmospheric gases, process and specialty gases, performance materials, and equipment and services.	2010
		Other Directorships in Previous 5 Years. Mr. Hilton serves as a director of Ryder System, Inc. (NYSE: R), a FORTUNE® 500 provider of leading-edge transportation, logistics and supply chain management solutions.
		Key Attributes, Experiences and Skills. Mr. Hilton is the only member of Nordson’s management serving on the Board. With over 30 years of global manufacturing industry experience. Mr. Hilton brings to the Board an intimate understanding of management leadership, strategy development and day-to-day operations of a multinational company, including product line management, new product technology and talent development, manufacturing, distribution and other sales channels, business processes, international operations and global markets.
Victor L. Richey, Jr.	55	Business Experience. Mr. Richey has served as Chairman of the Board, President and Chief Executive Officer of ESCO Technologies, Inc. (NYSE: ESE) since 2003. ESCO Technologies is a diversified manufacturer of special purpose utility solutions for electric, gas and water utilities, including hardware and software to support advanced metering applications and fully automated intelligent instrumentation; and engineered filtration products to the aviation, space and process markets worldwide. ESCO Technologies is the industry leader in radio frequency shielding and electromagnetic compatibility test products.	2010

Name	Age	Business Experience and Directorships for Previous Five Years and Qualifications to Serve	Director Since

Other Directorships in Previous 5 Years. Mr. Richey is presently Chairman of the Board of ESCO Technologies.
Key Attributes, Experiences and Skills. The Board believes Mr. Richey provides a breadth of skills critical to the Board’s ability to discharge its oversight responsibility. Mr. Richey has extensive experience as Chairman, President and Chief Executive Officer of a diversified global producer and marketer of technology, and he has significant executive management and board experience at public and private companies within some of our end markets, including the semiconductor industry.

Present Directors Whose Terms Expire in 2014

Name	Age	Business Experience and Directorships for Previous Five Years and Qualifications to Serve	Director Since
Joseph P. Keithley	64	Business Experience. Mr. Keithley has served as Chairman of the Board of Nordson Corporation since February 2010. He served as Chairman of the Board of Keithley Instruments, Inc., a provider of measurement solutions to the semiconductor, fiber optics, telecommunications and electronics industries from 1991, as well as a member of its Board of Directors from 1986 until December 2010 when Keithley Instruments was purchased by Danaher Corporation. He also served as Keithley Instruments’ Chief Executive Officer from November 1993 to December 2010 and as President from May 1994 to December 2010.	2001
		Other Directorships in Previous 5 Years. Mr. Keithley previously served as Chairman of the Board of Keithley Instruments. He currently serves as a director of Materion Corporation (NYSE: MTRN), an integrated producer of high performance engineered materials used in a variety of electrical, electronic, thermal and structural applications and Axcelis Technologies, Inc. (NASDAQ GS: ACLS), a provider of equipment and service solutions for the semiconductor manufacturing industry.
		Key Attributes, Experiences and Skills. Mr. Keithley brings extensive, broad-based international business and executive management and leadership experience from his leadership roles at Keithley Instruments to his role as Chairman of our Board of Directors. Among other things, Mr. Keithley draws upon his extensive knowledge in the global semiconductor and electronics industries garnered while leading Keithley Instruments. Mr. Keithley also has extensive public company board and governance experience.
Mary G. Puma	54	Business Experience. Ms. Puma is presently Chairman of the Board and Chief Executive Officer of Axcelis Technologies, Inc. (NASDAQ GS: ACLS), a provider of equipment and service solutions for the semiconductor manufacturing industry.	2001
		Other Directorships in Previous 5 Years. Ms. Puma is presently Chairman of the Board of Axcelis Technologies.
		Key Attributes, Experiences and Skills. Ms. Puma contributes extensive general management experience in an international, technology-driven business and possesses a thorough knowledge of corporate governance and strategy development. Ms. Puma brings valuable experience in compensation and talent management planning matters to our Compensation and Governance & Nominating Committees, respectively.

Name	Age	Business Experience and Directorships for Previous Five Years and Qualifications to Serve	Director Since
William L. Robinson	71	Business Experience. For the last thirteen years, Mr. Robinson has been a professor of law at the University of the District of Columbia’s David A. Clarke School of Law, currently in the capacity of Distinguished Professor of Law.	1995
		Key Attributes, Experiences and Skills. Mr. Robinson possesses a life-long commitment to promoting diversity in academia and in the board room and has been at the forefront of the American civil rights movement. Mr. Robinson has broad legal expertise, with a particular emphasis on employment law, and brings these commitments and his expertise to his role as a director. Mr. Robinson has developed significant knowledge of the Company, having served on the Board since 1995. Reflective of his credentials to serve on our Board, in 2007, Mr. Robinson was honored with the University of the District of Columbia’s Distinguished Leadership Award, which recognizes members of the university community whose life work exemplifies outstanding leadership. His experience in promoting diversity serves the Company well in Mr. Robinson’s role as chairman of the Governance & Nominating Committee.

Present Directors Whose Terms Expire in 2015

Name	Age	Business Experience and Directorships for Previous Five Years and Qualifications to Serve	Director Since
Arthur L. George, Jr.	51	Business Experience. Mr. George has served as Senior Vice President and Manager, Analog Engineering Operations of Texas Instruments Incorporated (NASDAQ GS: TXN) since 2011. Texas Instruments is one of the world’s largest semiconductor companies and a highly innovative, high performing global leader in analog, embedded processing and wireless technologies. Mr. George was Senior Vice President and Worldwide General Manager, High Performance Analog of Texas Instruments from 2006 to 2011.	2012
		Key Attributes, Experiences and Skills. Mr. George brings to the Board significant executive general management experience as well as extensive operational and new product development experiences in high technology markets. Mr. George’s experience with High Performance Analog products used in a wide range of industrial products gives him insight on a diverse set of industries and affords the Board a unique perspective in identifying strategic and tactical risks attendant to the semiconductor electronics market.
Frank M. Jaehnert	55

Business Experience.    Mr. Jaehnert has been Chief Executive Officer and President of Brady Corporation (NYSE: BRC) since April 1, 2003. Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Brady’s core capabilities in manufacturing, channel management, printing systems, precision engineering and materials expertise make it a leading supplier to customers in general manufacturing, maintenance and safety, process industries, construction, electrical, telecommunications, electronics, laboratory/healthcare, airline/transportation, brand protection, education, governmental, public utility, and a variety of other industries.

Other Directorships in Previous 5 Years.    Mr. Jaehnert serves presently as a director of Brady Corporation.

			2012
		Key Attributes, Experiences and Skills. Mr. Jaehnert brings extensive, broad-based international business and executive management and

Name	Age	Business Experience and Directorships for Previous Five Years and Qualifications to Serve	Director Since
		leadership experience to our Board, and, coupled with a demonstrated execution of strategic vision and a well-developed understanding of accounting and financial matters, compliments strongly the skill sets of our present directors. Mr. Jaehnert’s significant finance, financial reporting and accounting background provides the Board with valuable expertise and qualifies him as a “financial expert” on the Audit Committee, as described under the section “Audit Committee.”
Michael J. Merriman, Jr.	56	Business Experience. Mr. Merriman has been an Operating Advisor of Resilience Capital Partners LLC since June 2008. Resilience is a private equity firm focused on principal investing in lower middle market underperforming and turnaround situations. Mr. Merriman is a business consultant for Product Launch Ventures, LLC, a company that he founded in 2004 to pursue consumer product opportunities and provide business advisory services. Mr. Merriman served as President and Chief Executive Officer of The Lamson & Sessions Co., a manufacturer of thermoplastic conduit, fittings and electrical switch and outlet boxes from November 2006 to November 2007. Mr. Merriman served as Senior Vice President and Chief Financial Officer of American Greetings Corporation (NYSE: AM), a designer, manufacturer and seller of greeting cards and other social expression products from September 2005 until November 2006.	2008
		Other Directorships in Previous 5 Years. Mr. Merriman is presently a director of American Greetings; Regis Corporation (NYSE: RGS), the beauty industry’s global leader in beauty salons, hair restoration centers and cosmetology education and OMNOVA Solutions Inc. (NYSE: OMN), a technology-based company and an innovator of emulsion polymers, specialty chemicals, and decorative and functional surfaces for a variety of commercial, industrial and residential end uses.
		Key Attributes, Experiences and Skills. Mr. Merriman brings to the Board financial acumen, significant public accounting background, experience gained through service on boards of directors of other publicly-traded companies and product development expertise. Mr. Merriman has significant finance, financial reporting and accounting expertise and was formerly a certified public accountant, which provides the Board with valuable expertise and qualifies him as a “financial expert” on the Audit Committee, as described under the section “Audit Committee.” In addition, because of his wide range of management experience, including as a former partner at Arthur Andersen & Co. and his service as Chief Financial Officer of American Greetings, Mr. Merriman provides valuable insight into the company’s operations as well as its interactions with investors and financial analysts.

Former director, Dr. David Ignat, retired from our Board in 2012. Dr. Ignat is the nephew of our founders, Eric and Evan Nord.

No shareholder or group that beneficially owns 1% or more of our outstanding common shares has recommended a candidate for election as a director at the 2013 Annual Meeting of Shareholders.

Required Vote

The election of directors requires the affirmative vote of the holders of a plurality of the shares of common stock voting at the meeting. Under the plurality voting standard, the nominees receiving the most “for” votes will be elected, regardless of whether any nominee received a majority of the votes. Only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achieving a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee’s achieving a plurality, but will be counted for quorum purposes.

RECOMMENDATION REGARDING PROPOSAL 1:

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

ALL NOMINEES AS DIRECTORS.

PROXIES RECEIVED BY THE BOARD WILL BE VOTED FOR ALL NOMINEES UNLESS

SHAREHOLDERS SPECIFY A CONTRARY VOTE.

CORPORATE GOVERNANCE

Corporate Governance Documents

The following corporate governance documents are available on our website at: www.nordson.com/governance.

• Governance Guidelines	• Related Persons Transaction Policy
• Committee Charters	• Share Ownership Guidelines
• Director Recruitment and Performance Guidelines	• Code of Ethics and Business Conduct

The Governance Guidelines contain general principles regarding the functions of Nordson’s Board of Directors (the “Board”) and Board Committees. The 2012 Annual Report to Shareholders which includes our Annual Report on Form 10-K and this Proxy Statement are available on our website at: www.nordson.com/investors. Upon request, copies of the Annual Report to Shareholders will be mailed to you (at no charge) by contacting Attn: Corporate Communications, Nordson Corporation, 28601 Clemens Road, Westlake, Ohio 44145.

Director Independence

In accordance with the listing standards of The NASDAQ Stock Market LLC (NASDAQ), and our Corporate Governance Guidelines, the Board must consist of a majority of independent directors. The Board has determined that Messrs. Banks, Carson, George, Jaehnert, Keithley, Merriman, Richey, Robinson, and Ms. Puma each satisfy the definition of “independent director” under these listing standards. During our fiscal year ending October 31, 2012, Dr. David Ignat, who retired from our Board with the expiration of his term on February 28, 2012, also satisfied such definition of “independent director.” Mr. Hilton is not an independent director as he serves as the Company’s President and Chief Executive Officer.

For a director to be considered independent under the NASDAQ listing standards, the Board must affirmatively determine that a director has no direct or indirect material relationship with Nordson. A director is independent if he/she has no material relationship with us or our affiliates either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with our Company and meets the standards for independence as defined by the rules of NASDAQ. Such relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

More specifically, a director is not considered independent if:

•	he/she is currently employed, or has been employed within the past three years, by us or any of our affiliates;

•

the director (or his/her immediate family member as defined by NASDAQ) accepted compensation from us or any of our affiliates in excess of $120,000 during any twelve month period within the past three years (other than compensation for board service, retirement plan benefits, or non-discretionary compensation, or compensation paid to a family member who is an employee (other than an executive officer));

•	the director has an immediate family member who is, or has been in the past three years, employed by us or any of our affiliates as an executive officer;

•

the director (or any immediate family member) is or has been a partner, controlling stockholder or an executive officer of any business to which we made, or from which we received, payments (other than those which arise solely from investments in our securities) that exceed five percent of such entity’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

•	the director (or his/her immediate family member) is or has been employed as an executive officer of another entity where any of our executive officers serve on that entity’s compensation committee;

•

he/she (or any immediate family member) is a current partner of our independent registered public accounting firm, Ernst & Young LLP, or either the director (or an immediate family member) has been a partner or employee of Ernst & Young LLP in the past three years and worked on our audit during that time; or

•	the director participated in the preparation of our (or any of our current subsidiaries’) financial statements at any time during the past three fiscal years.

As part of our commitment to ensuring director independence, we have a monitoring and reporting program with respect to purchases of products supplied by a company which may employ a director to ensure the avoidance of any conflicts of interest resulting from our relationship. Mr. Banks, a director, serves as Executive Vice President and Operating Officer of Parker Hannifin Corporation. Parker Hannifin Corporation is a supplier of components to a number of our business units in volumes that are insignificant when compared to the Parker Hannifin Corporation’s and Nordson’s annual revenue for 2012. Mr. George, a director, serves as Senior Vice President and Manager, Analog Engineering Operations of Texas Instruments Incorporated. Texas Instruments is a supplier of components to a number of our business units in volumes that are insignificant when compared to the Texas Instrument’s and Nordson’s annual revenue for 2012. Mr. Jaehnert, a director, serves as President and Chief Executive Officer of Brady Corporation. Brady Corporation is a purchaser of components manufactured by a number of our business units in volumes that are insignificant when compared to the Brady Corporation’s and Nordson’s annual revenue for 2012.

Director Qualifications

The Board believes that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences and other differentiating characteristics, is an important element of its director nomination recommendations as variety of points of view contribute to a more effective decision-making process. To that end, the Board has adopted Director Recruitment and Performance Guidelines (the “Recruitment Guidelines”) to assist the Board and the Governance and Nominating Committee in identifying and recruiting directors to serve on the Board. The Board considers each nominee in the context of the Board as a whole, with the objective of assembling a Board that can best maintain the success of our business. The Board seeks to include an array of skills and experience in its overall composition rather than requiring every director to possess the same skills, perspective, and interests.

An example of the process engaged in by the Board to identify qualified candidates for director was the search that culminated in the election of the most recently added directors — Messrs. George and Jaehnert. The Board of Directors retained a search firm to assist the Board in identifying candidates that not only met the Recruitment Guidelines but also a set of specific criteria deemed appropriate given the skills and experiences of the directors that had recently retired or were about to retire from the Board. Included in the search criteria were skills and experiences such as leading a company or division of a sophisticated, business-to-business industrial enterprise similar in size to Nordson that has a material percentage of sales (at least 25 percent-plus) derived from non-US customers; having substantive global experience with a company composed of multiple business units in an innovative research and product development-based environment; and prior exposure to corporate governance as the result of public company board service or the experience of working with the board of directors and governance process. The effectiveness of the process is evident by the contributions made to the Board by Messrs. George and Jaehnert since their election in 2012.

Code of Ethics and Business Conduct

We have a Code of Ethics and Business Conduct (the “Code”) that addresses our commitment to honesty and integrity and the ethical behavior of our directors, officers and employees with current and potential customers, fellow employees, competitors, government and self-regulatory agencies, investors, the public, the media and anyone else with whom we have or may have contact. Violations of any of the standards of the Code will be met with appropriate disciplinary action, up to and including termination of employment. Retaliation against any director, officer or employee who files a report concerning what he or she reasonably believes to be conduct that violates the Code is strictly prohibited.

Communications with the Board of Directors

Shareholders may communicate with the Board, the Chairman of the Board, a Board committee, the non-employee directors as a group, or individual directors by sending written communications addressed to the Board of Directors, a Board committee or such individual director or directors, c/o Secretary, Nordson Corporation, 28601 Clemens Road, Westlake, Ohio 44145.

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. Our Secretary will initially receive communications before forwarding them to members of the Board to whom the communication is directed, or if the communication is not directed to any specific member(s) of the Board, to the Chairperson of the Governance and Nominating Committee. We generally will not forward a shareholder communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information about us. Concerns about accounting or auditing matters or possible violations of our Code of Ethics and Business Conduct should be reported pursuant to the procedures outlined in the Code.

Board Leadership Structure

Our Governance Guidelines require us to have either an independent Chairman of the Board or a presiding independent director if the positions of Chairman and Chief Executive Officer are held by the same person. The Guidelines set forth the responsibilities of the Chairman of the Board and the Presiding Director when the Chairman of the Board and Chief Executive Officer positions are combined. At present, the Chairman of the Board of Directors position is separate from the Chief Executive Officer position.

This structure provides independent oversight of management while permitting our Chief Executive Officer, Michael Hilton, to focus his time and energy on setting the strategic direction for the Company, overseeing daily operations, engaging with external constituents, developing and mentoring our future leaders, and promoting employee engagement at all levels of the organization. Our independent Chairman Joseph Keithley leads the Board in the performance of its duties by establishing agendas and ensuring appropriate meeting content (in collaboration with Mr. Hilton), presiding during regularly held executive sessions with our independent directors, actively engaging with all independent directors and Mr. Hilton between Board meetings and providing overall guidance to Mr. Hilton as to the Board’s views and perspectives, particularly on the strategic direction of the Company.

Executive Sessions

Pursuant to our Governance Guidelines, independent directors meet in regularly scheduled executive sessions without management. The Chairman (or, when our Chairman is an executive officer, the Presiding Director) chairs all regularly scheduled executive sessions of the Board, and also has authority to convene meetings of the independent directors at any time with appropriate notice. Chairman Keithley presided at executive sessions of our independent directors at every Board meeting in 2012.

Oversight of Risk Management

The Board as a whole exercises its oversight responsibilities with respect to material risks we face in a global market, including operational, financial, strategic, competitive, reputational, legal and regulatory risks. The Board has delegated responsibility for the oversight of specific risks to Board committees. With the oversight of our Board, our officers are responsible for the day-to-day management of the material risks we face. In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The involvement of the Board in setting our business strategy at least annually is a key part of its oversight of risk management, its assessment of management’s appetite for risk and its determination of what constitutes an appropriate level of risk for Nordson Corporation. The Board regularly receives updates from management and outside advisors regarding this oversight responsibility.

In addition, our Board committees each oversee certain aspects of risk management. For example, our Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of our risk-related internal controls, and internal investigations. Our Compensation Committee oversees risks related to the executive officer compensation program such as that attendant to incentive-driven compensation plans. Our Governance and Nominating Committee oversees governance related risks, such as Board independence and director succession planning.

Senior management attends Board and Board committee meetings at the invitation of the Board or its committees and is available to address any questions or concerns raised by the Board on risk management and any other matters. Annually, the Board holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the Company.

Both the Audit Committee and the Compensation Committee of the Board also rely on the advice and counsel of our independent auditors and compensation consultant, respectively, to raise awareness of any risk issues that may arise during their regular reviews of our financial statements, audit work and executive compensation policies and practices, as applicable. The Board is kept abreast of its Committees’ risk oversight and other activities via reports of the Committee Chairpersons to the full Board.

Attendance at the Annual Meeting of Shareholders

Directors are expected to attend the Annual Meeting of Shareholders and all Board meetings and meetings of committees on which a director serves. During the last fiscal year, each incumbent director attended at least seventy-five percent of the meetings of the Board and of the committees on which he or she served. All incumbent directors attended the 2012 Annual Meeting of Shareholders except Mr. Carson who was unable to attend due to a priority and conflicting engagement.

Review of Transactions with Related Persons

The Board has adopted a written policy regarding the review and approval of transactions, involving certain persons that are required to be disclosed in proxy statements, which are commonly referred to as “related person transactions.” Related parties include our directors, nominees for election as a director, persons controlling over 5% of our common shares, executive officers, and the immediate family members of each of these individuals. Under the written policy, Nordson’s Audit Committee is responsible for reviewing and approving any related person transactions and will consider factors it deems appropriate. To the extent any member of the Audit Committee is involved in any transaction reviewed such member recuses themselves.

We have a monitoring and reporting program with respect to purchases of products supplied by a company which may employ a director to ensure the avoidance of any conflicts of interest resulting from our relationship. This program includes all such transactions collectively over $120,000 in one annual period. Under the program we reviewed transactions with three companies that employ three of our directors. The review determined that the related party transactions were neither material nor significant to either Nordson or the respective director’s company. Information on the related party transaction review is set forth under the caption “Director Independence” above. All such purchases were conducted at arms-length.

Self-Assessments

On a regular basis, the Board conducts a self-assessment to determine, among other matters, whether the Board and the Committees are functioning effectively. The independent directors also undertake a peer assessment of other independent directors as part of this self-assessment process. The Audit, Compensation, and Governance and Nominating Committees are also required to each conduct a self-assessment. The Governance and Nominating Committee is responsible for overseeing this self-assessment process.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board of Directors.    In Fiscal Year 2012, our Board of Directors met five times in regular session and held one special meeting. An executive session of independent directors occurred at each regular meeting.

The Board has three committees which meet on a regular basis: an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. The table below provides current committee membership and Fiscal Year 2012 committee meeting information:

Director		Audit	Compensation	Governance & Nominating
Lee C. Banks			Ö
Randolph W. Carson		Ö		Ö
Arthur L. George, Jr.		Ö
Frank M. Jaehnert	F	Ö
Joseph P. Keithley			Ö	Ö
Michael J. Merriman, Jr.	F	Chairperson
Mary G. Puma			Chairperson	Ö
Victor L. Richey, Jr.			Ö	Ö
William L. Robinson			Ö	Chairperson
Total meetings in Fiscal Year 2012		10	5	5

F	Financial Expert

Audit Committee.    The Audit Committee conducted ten meetings in Fiscal Year 2012. All members of the Audit Committee meet the NASDAQ independence standards and the SEC’s heightened audit committee independence standards. The Board has designated Messrs. Jaehnert and Merriman as “audit committee financial experts” pursuant to the SEC’s final rules implementing Section 407 of the Sarbanes-Oxley Act. Shareholders should understand that the designation of each of Messrs. Merriman and Jaehnert as an “audit committee financial expert” is an SEC disclosure requirement and that it does not impose upon them any duties, obligations or liabilities that are greater than those imposed on them as members of the Audit Committee and the Board in the absence of such designation. The Audit Committee is responsible for:

•

reviewing the proposed audit programs (including both independent and internal audits) for each fiscal year, the results of these audits, and the adequacy of our systems of internal accounting control;

•	appointing, compensating and overseeing the independent auditors for each fiscal year;

•	approving all permissible audit and non-audit services to be performed by the independent auditors;

•	establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters;

•	approving all related-persons transactions; and

•	overseeing the adequacy of financial statements pertaining to our benefit plans, including reserves, statement of funding obligations and underlying economic assumptions.

A more detailed discussion of the purposes, duties, and responsibilities of the Audit Committee is found in the Committee’s charter which is available on our website at: www.nordson.com/governance. The Committee has discussed with the independent auditors the auditors’ independence from management and the Company and considered the compatibility of non-audit services with the auditors’ independence. The Audit Committee Report to the Board is at Appendix A of this Proxy Statement.

Compensation Committee.    The Compensation Committee met five times in Fiscal Year 2012. The Compensation Committee is responsible for (i) setting and approving compensation for our executive officers; (ii) for administering the incentive and equity participation plans under which we pay variable compensation to our executive officers; and (iii) providing oversight to executive talent and management succession planning, other than CEO succession which is a responsibility of the entire Board. A more detailed discussion of the purposes, duties, and responsibilities of the Committee is found in the Committee’s charter which is available on our website at: www.nordson.com/governance. All members of the Compensation Committee meet the NASDAQ independence standards.

The Compensation Committee takes significant steps to ensure that we maintain strong links between executive compensation and performance. Examples of these steps are:

•	holding executive sessions (without management present) at every regularly scheduled Committee meeting;

•	engaging an independent compensation consultant to advise on executive compensation issues, including peer benchmarking data;

•	realigning compensation structures based on examination of peer group compensation structures and levels and peer group financial performance; and

•

strengthening the link between executive officer annual pay and shareholder value by basing incentive/variable pay on the achievement of financial measures and additional business and personal objectives and modifying the mix of compensation elements to increase the allocation of compensation linked to corporate performance.

Each fiscal year the Committee:

•	sets base salary;

•	sets measures for the annual cash incentive plan and long-term incentive plan and verifies performance against those measures prior to any incentive plan payouts; and

•	sets performance measures and levels for the prospective fiscal year annual cash incentive plan and the prospective long-term incentive plan three-year performance period.

The Committee also has the authority to engage outside executive compensation consultants, to determine the independence of the consultant and scope of the consultant’s services and to terminate the consultant’s engagement. The compensation consultant reports directly to the Chairperson of the Committee and provides the Committee with information and analysis related to executive compensation. A discussion of the engagement of our independent compensation consultant for Fiscal Year 2012 is found in Part II of the Compensation Discussion & Analysis under the caption, “Role of the Executive Compensation Consultant and Executive Management.”

Governance and Nominating Committee.    The Governance and Nominating Committee met five times during Fiscal Year 2012. All members of the Governance and Nominating Committee meet the NASDAQ independence standards. The purposes of the Governance and Nominating Committee are to:

•	assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for each annual meeting of shareholders;

•	review and recommend to the Board qualifications for committee membership and committee structure and operations;

•	recommend to the Board directors to serve on each committee and a chairperson for such committee;

•	develop and recommend to the Board a set of corporate governance policies and procedures; and

•	lead the Board in its annual review of the Board’s performance.

The Governance and Nominating Committee assesses the qualifications of the candidates nominated to be a director according to criteria set out in Nordson Corporation’s Governance Guidelines. A more detailed discussion of the purposes, duties, and responsibilities of the Committee is found in the Committee’s charter which is available on our website at: www.nordson.com/governance.

For information on the process for shareholders to nominate a director candidate to the Committee, see “Questions and Answers About the Annual Meeting and these Proxy Materials: How do I submit director nominations or shareholder proposals for the 2014 Annual Meeting – Proposals and Director Nominations Submitted Pursuant to our Regulations.”

Executive Committee.    The Executive Committee exercises the authority of the Board on such matters as are delegated to it by the Board from time to time and exercises the powers of the Board between meetings of the Board. The Executive Committee meets on a periodic basis, as needed, and did not meet in Fiscal Year 2012.

Director Compensation

We structure director compensation to attract and retain qualified non-employee directors and to further align the interests of directors with the interests of our long-term shareholders by linking a substantial portion of their compensation to the performance of our common shares. Following is a description of our compensation program for non-employee directors for Fiscal Year 2012. Directors who are also our employees do not receive compensation for their services as directors.

Determining Director Compensation.    The Governance and Nominating Committee reviews with the assistance of the Compensation Committee’s executive compensation consultant, the compensation of our directors and makes recommendations to the Board regarding these matters. The Committee typically conducts its review and makes its recommendations prior to the commencement of a fiscal year.

In benchmarking director pay, the Company uses the same compensation peer group that is used to benchmark compensation for the Company’s named executive officers as described in the Compensation Discussion and Analysis section of this Proxy Statement.

The components and respective amounts of director compensation for Fiscal Year 2012 were:

Type	Annual Amount ($)
• Annual Cash Retainer (all directors)	60,000
• Chairman’s Cash Retainer	50,000
• Committee Chair Cash Retainer:
¡ Audit Committee Chair	12,000
¡ Compensation Committee Chair	10,000
¡ Governance & Nominating Committee Chair	5,000
• Equity Grant (Restricted Shares)	95,000(1)

(1)	Number of shares is determined by share price on date of grant.

Cash Retainers. The cash retainers are paid in equal quarterly installments. For directors who are elected by the Board or shareholders during the fiscal year, the annual retainer is prorated based on the number of months remaining in the fiscal year.

Equity Grant.    Restricted shares are granted early in the fiscal year to present directors or when a director is elected to the Board. The grant vests in one year but carries a two-year restriction on transfer. If a director retires from the Board prior to the one year anniversary of the grant, shares are forfeited on a pro-rata basis, based on the number of months served prior to retirement. If a director is elected by the Board or shareholders after the commencement of a fiscal year, the restricted stock grant is prorated based on the number of months remaining in the fiscal year.

Prior to the restricted share grant date directors may elect to receive restricted share units (RSUs) in lieu of restricted shares. The same forfeiture risk for restricted share grants applies to the RSUs.

Effective at the beginning of Fiscal Year 2013, the equity grant increased from $95,000 to $110,000.

Deferred Compensation Program.    Under the Directors Deferred Compensation Plan, non-employee directors may defer all or a portion of their annual cash retainer into a non-qualified, unfunded deferred compensation cash or share equivalent unit account. Amounts deferred under the Directors Deferred Compensation Plan will earn a return equivalent to the return on an investment in (i) an interest-bearing account, earning interest based on the 10-year Treasury bill constant maturity rate or (ii) a share equivalent account, earning a return based on our common share price and accruing dividend equivalents. The amounts deferred, dividend equivalents and any appreciation or accrued interest are paid in cash or in our common shares, as applicable, upon a director’s retirement from the Board in predetermined quarterly installments over a four year period. We do not pay above market or preferential interest rates under this deferred compensation plan.

Share Ownership Guidelines.    The Board strongly believes that our non-employee directors should have a meaningful ownership interest in the Company and has implemented share ownership guidelines for our non-employee directors. The ownership guidelines require non-employee directors to own a minimum of five times their annual cash retainer in common shares (shares held in the form of stock equivalent units or restricted share units qualify as shares owned under the guidelines). Newly elected directors have five years within which to achieve the share ownership requirement.

Charitable Gifts Matching Program.    Current and retired non-employee directors may participate in our employee matching gift program that is available to all current and retired employees involving contributions of cash or publicly-traded stock made to cultural, educational, social, medical or health-related charitable organizations that are exempt from federal income tax. Messrs. Banks, George, Keithley, Merriman, Richey and Robinson; Dr. Ignat and Ms. Puma participated in this program in Fiscal Year 2012. We made matching contributions totaling $54,000 during Fiscal Year 2012.

Indemnity Agreements.    We have indemnification agreements for directors in order to attract and retain the most capable persons reasonably available to serve as our directors. The indemnification agreements are intended to secure the protection for our directors contemplated by our Regulations and to the full extent permitted by Ohio law.

Each indemnification agreement provides, among other things, that we will, subject to the agreement terms, indemnify a director if by reason of their service they incur losses, liabilities, judgments, fines, penalties, or amounts paid in settlement in connection with any threatened, pending, or completed proceeding, whether of a civil, criminal, administrative, or investigative nature. A director will not be indemnified where a director is adjudicated to have brought about or materially contributed to a claim as a consequence of a director’s dishonesty. In addition, each indemnification agreement provides for the advancement of expenses incurred by a director, subject to certain exceptions, in connection with proceedings covered by the indemnification agreement.

This description of the director indemnification agreements is not complete and is qualified in its entirety by reference to the full text of the Form of Director Indemnification Agreement between us and each director, filed as Exhibit 10-c to our Form 10-K for the year ended October 31, 2012.

Director Compensation Table for Fiscal Year 2012

The following table sets forth the total compensation paid to each non-employee director for services provided as a director for Fiscal Year 2012.

Name (1)	Fees Earned or Paid in Cash (2) (3) $	Stock Awards (4) $	All Other Compensation (5) $	Total $
Lee C. Banks	60,000	95,000	7,402	162,402
Randolph W. Carson	60,000	95,000	4,527	159,527
Arthur L. George, Jr.	45,000	71,250	4,569	120,819
Dr. David W. Ignat	20,000	31,354	17,159	68,513
Frank M. Jaehnert	45,000	71,250	690	116,940
Joseph P. Keithley	110,000	95,000	25,096	230,096
Michael J. Merriman, Jr.	72,000	95,000	27,663	194,663
Mary G. Puma	70,000	95,000	11,887	176,887
Victor L. Richey, Jr.	60,000	95,000	9,149	164,149
William L. Robinson	65,000	95,000	29,247	189,247

(1)	Mr. Hilton, our President and Chief Executive Officer, is not included in this table because he is an executive officer and received no additional compensation in his capacity as director.

(2)	Messrs. George and Jaehnert received $45,000 in directors’ fees and Dr. Ignat $20,000 in directors’ fees, representing a pro-rata portion of the annual cash retainer for FY 2012.

(3)	The following table represents the Fiscal Year 2012 cash compensation deferred by each director under the Directors Deferred Compensation Plan:

Director	Amount of Cash Retainer Deferred to Cash Account ($)	Amount of Cash Retainer Deferred to Share Equivalent Unit Account ($)
Lee C. Banks	—	—
Randolph W. Carson	—	60,000
Arthur L. George, Jr.	—	—
David W. Ignat	20,000	—
Frank M. Jaehnert	—	45,000
Joseph P. Keithley	—	—
Michael J. Merriman, Jr.	—	—
Mary G. Puma	—	—
Victor L. Richey, Jr.	—	—
William L. Robinson	—	32,500

(4)	This column represents the grant date fair value of the award as calculated under FASB ASC Topic 718 (formerly known as FAS 123R). The number of shares was determined by dividing $95,000 by the closing share price of our common shares on November 28, 2011 — $43.73. Fractional shares are rounded up to the nearest whole share. Messrs. Carson, Keithley, Richey, and Robinson elected to receive RSUs in lieu of restricted shares. Effective February 28, 2012, Messrs. George and Jaehnert were granted restricted shares representing their pro-rata portion of the annual equity compensation paid to non-employee directors for Fiscal Year 2012 based on remaining months of Fiscal Year 2012. Our closing share price on February 28, 2012 was $54.88. Upon his retirement, Dr. Ignat forfeited 1,456 shares of this grant.

Director	Restricted Shares (#)	Restricted Share Units (#)
Lee C. Banks	2,173	—
Randolph W. Carson	—	2,173
Arthur L. George, Jr.	1,299	—
David W. Ignat	717	—
Frank M. Jaehnert	1,299	—
Joseph P. Keithley	—	2,173
Michael J. Merriman, Jr.	2,173	—
Mary G. Puma	2,173	—
Victor L. Richey, Jr.	—	2,173
William L. Robinson	—	2,173

(5)	This column reflects the value of dividends on restricted shares and share equivalent units, interest on deferred cash accounts, premiums for life and business travel accident insurance for each director and matching gifts for Fiscal Year 2012. The matching gift amounts were:

Director	Matching Gift ($)
Lee C. Banks	5,000
Randolph W. Carson	—
Arthur L. George, Jr.	4,000
David W. Ignat	6,000
Frank M. Jaehnert	—
Joseph P. Keithley	6,000
Michael J. Merriman, Jr.	10,000
Mary G. Puma	8,500
Victor L. Richey, Jr.	6,000
William L. Robinson	8,500

PROPOSAL 2: RATIFY THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm for Fiscal Year Ending October 31, 2013

Ernst & Young LLP (“Ernst & Young”) served as our independent registered public accounting firm for the Fiscal Year ended October 31, 2012. The Audit Committee has appointed Ernst & Young to serve as our auditors for the Fiscal Year ending October 31, 2013. Although shareholder ratification of the appointment of Ernst & Young is not required, the Board of Directors believes that submitting the appointment to our shareholders for ratification is a matter of good corporate governance. If our shareholders do not ratify the appointment of Ernst & Young, the Audit Committee will reconsider the appointment. We expect that a representative of Ernst & Young will be present at the 2013 Annual Meeting to respond to appropriate questions from shareholders and to make a statement if he or she desires to do so.

As provided in the Audit Committee’s charter, the Audit Committee is responsible for directly appointing, retaining, terminating and overseeing our independent registered public accounting firm. While we have a long-standing relationship with Ernst & Young, the Audit Committee continuously evaluates the independence and effectiveness of Ernst & Young and its personnel, and the cost and quality of its audit and audit-related services.

Pre-Approval of Audit and Non-Audit Services

At the start of each fiscal year, our Audit Committee pre-approves the audit services and audit-related services, if any, together with specific details regarding such services anticipated to be required for such fiscal year including, as available, estimated fees. The Audit Committee reviews the services provided to date and actual fees against the estimates and such fee amounts may be updated for presentation at the regularly scheduled meetings of the Audit Committee. Additional pre-approval is required before actual fees for any service can exceed the originally pre-approved amount. The Audit Committee may also revise the list of pre-approved services and related fees from time to time. All of the services described below under the captions “Audit Fees” and “Audit-Related Fees” with respect to Fiscal Years 2011 and 2012 were approved in accordance with this policy.

If we seek to engage our independent registered public accounting firm for other services that are not considered subject to general approval as described above, then the Audit Committee must approve such specific engagement as well as the estimated fees. Such engagement will be presented to the Audit Committee for approval at its next regularly scheduled meeting. If the timing of the project requires an expedited decision, then we may ask the chairperson of the Audit Committee to approve such engagement. Any such approval by the chairperson is then reported to the full Audit Committee for ratification at the next Audit Committee meeting. In any event, approval of any engagement by the Audit Committee or the chairperson of the Audit Committee is required before our independent registered public accounting firm may commence any engagement. Additional approval is required before any fees can exceed approved fees for any such specifically-approved services.

Fees Paid to Ernst & Young

The following table shows the fees we paid or accrued for audit and other services provided by Ernst & Young for the Fiscal Years ended October 31, 2012 and October 31, 2011:

	Fiscal Year 2012	Fiscal Year 2011
Audit Fees (1)	$1,384,266	$1,308,375
Audit-Related Fees (2)	$263,000	$—

(1)	Audit services of Ernst & Young consisted of the audit of our annual consolidated financial statements, the quarterly review of interim financial statements, the audit of management’s assessments of internal controls over financial reporting and statutory audits required internationally.

(2)	Audit-Related Fees generally include fees for employee benefit plans, business acquisitions, accounting consultations and services related to SEC registration statements.

Required Vote

The affirmative vote of a majority of the shares represented at the 2013 Annual Meeting of Shareholders and entitled to vote on this proposal will be required to ratify the Audit Committee’s appointment of our independent registered public accounting firm. A proxy/voting instruction card marked as abstaining with respect to this proposal will have the effect of a vote against ratification of the appointment of the independent registered public accounting firm.

RECOMMENDATION REGARDING PROPOSAL 2:

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” RATIFICATION OF THE

AUDIT COMMITTEE’S APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING

OCTOBER 31, 2013.

SECURITY OWNERSHIP OF NORDSON COMMON SHARES BY DIRECTORS, EXECUTIVE OFFICERS AND LARGE BENEFICIAL OWNERS

The following table shows the number of Nordson common shares beneficially owned as of December 28, 2012 by (1) each person who was a director as of October 31, 2012; (2) each executive officer named in this Proxy Statement and (3) by all executive officers and directors as a group. No executive officer or director owns more than 0.26% of outstanding Nordson common shares. All executive officers and directors as a group own approximately 1.5% of outstanding Nordson common shares. There were 64,394,798 shares outstanding as of December 28, 2012.

This beneficial ownership information is based on information furnished by the directors and executive officers. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act for purposes of this Proxy Statement and is not necessarily to be construed as beneficial ownership for other purposes.

Name of Beneficial Owner	Total	Percent	Direct Ownership (1)	Employee Plan (2)	Right to Acquire (3)	Share Equivalent Units (4)
Lee C. Banks	7,612	*	7,612	0	0	0
Randolph W. Carson	18,176	*	8,951	0	0	9,225
Arthur L. George, Jr.	3,536	*	3,536	0	0	0
Frank M. Jaehnert	3,913	*	3,086	0	0	827
Joseph P. Keithley	39,771	*	1,518	0	0	38,253
Michael J. Merriman, Jr.	14,505	*	2,701	0	0	11,804
Mary G. Puma	39,372	*	22,052	0	15,000	2,320
Victor L. Richey, Jr.	7,685	*	1,848	0	0	5,837
William L. Robinson	51,341	*	9,560	0	0	41,781
Michael F. Hilton	169,705	*	30,173	0	139,532	0
John J. Keane	130,967	*	21,018	809	98,000	11,140
Peter G. Lambert	57,510	*	17,451	1,334	38,725	0
Gregory P. Merk	110,052	*	23,902	0	86,150	0
Gregory A. Thaxton	76,822	*	8,505	5,779	48,350	14,188
All Executive Officers and Directors as a Group (18 people)	983,974	1.5%	209,868	22,672	579,247	172,187
*	Less than 1%

(1)	Except as otherwise stated, beneficial ownership of the shares held by each of the directors and executive officers consists of sole voting power and sole investment power, or of voting power and investment power that is shared with the spouse of the director or executive officer.

(2)	This column shows indirect shares held in our Employee Stock Ownership Plan and 401(k) Plan, for which the individuals indicated have sole voting power and limited investment power.

(3)	This column shows shares covered by stock options that currently are exercisable or will be exercisable by February 26, 2013 and share payouts under the Long-Term Incentive Plan which were settled after the record date but before February 26, 2013.

(4)	This column shows the direct share ownership held by directors and executive officers under various deferred compensation plans described in this Proxy Statement.

Five Percent Beneficial Owners

The following table lists each person we know to be an owner of more than 5% of our common shares as of December 28, 2012.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
KeyCorp (1)	7,849,223	12.2
127 Public Square, Cleveland, OH 44144-1306
Columbia Wanger Asset Management LLC (2)	5,241,700	8.1
227 West Monroe Street — Suite 3000 Chicago, IL 60606-5055
Jennifer Savage (3)	3,613,480	5.6
3900 Key Center, 127 Public Square, Cleveland, OH 44114-1291
Jane B. Nord (4)	3,619,687	5.6
P.O. Box 457, Oberlin, OH 44074
Vanguard Group Inc. (5)	3,555,408	5.5
PO Box 2600, Valley Forge, PA 19482-2600
Neuberger Berman LLC (6)	3,466,369	5.4
605 Third Avenue, 39(th) Floor New York, NY 10158-3698

(1)	Based on a NASDAQ ownership report dated September 30, 2012. In its most recent Schedule 13G/A filed February 10, 2012 with the SEC, KeyCorp, as the parent holding company for its subsidiary Victory Capital Management, Inc., stated that Victory Capital Management, Inc. is a registered investment advisor, reported beneficial ownership of 7,537,245 shares and stated that it has sole voting power over 217,239 of the reported shares and sole investment power over 2,306,622 of the reported shares. KeyCorp’s holdings may include Ms. Savage’s and Ms. Nord’s holdings as listed below.

(2)	Based on a NASDAQ ownership report dated September 30, 2012. In its most recent Schedule 13G/A filed February 10, 2012 with the SEC; Columbia Wanger Asset Management, L.P. stated that it is a registered investment advisor, reported beneficial ownership of 4,838,200 shares and stated that it has sole voting power over 4,370,200 of the reported shares and investment power over all of the reported shares.

(3)	In her most recent Schedule 13G/A filed January 25, 2012 with the SEC, Jennifer A. Savage, an individual, reported beneficial ownership of 4,149,761 shares and stated that she has sole voting power over 1,679,680 of the reported shares and sole investment power over 2,470,081 of the reported shares. According to the most recent information provided by Ms. Savage, the amount of shares beneficially owned as of the record date is 3,613,480 which includes (a) 1,144,398 common shares owned by the Eric Nord & Jane Nord Grandchildren Trusts dated 12/9/93, of which Jennifer A. Savage is the sole trustee; (b) 1,562,536 common shares owned by the Eric T. Nord Main Trust dated 04/1/03, of which Jennifer A. Savage is a co-trustee; (c) 40,980 common shares owned by the Emily Nord & TK McClintock IRR Trust dated 12/19/02, of which Jennifer A. Savage is a co-trustee; (d) 75,631 common shares owned by the McClintock 2010 Trust FBO Nicholas McClintock dated 7/8/10, of which Jennifer Savage is a co-trustee; (e) 75,631 common shares owned by the McClintock 2010 Trust FBO Thomas McClintock dated 7/8/10, of which Jennifer A. Savage is a co-trustee; (f) 640,630 common shares owned by the Jane B. Nord Grantor Retained Annuity Trust dated 8/11/11, of which Jennifer A. Savage is the sole trustee; and (g) 73,674 common shares owned by the Jane B. Nord Trust for the benefit of certain grandchildren, of which Jennifer A. Savage is a co-trustee.

Ms.	Savage has shared voting and investment power with respect to all shares held by trusts for which she serves as a co-trustee. Ms. Savage is a partner with Thompson Hine LLP, which has in the past provided and continues to provide legal services to us.

(4)	In her most recent Schedule 13G/A filed January 31, 2012 with the SEC, Jane B. Nord, an individual, reported beneficial ownership of 3,282,597 shares and stated that she has sole voting power and sole investment power over 1,720,061 of the reported shares. According to information provided by Ms. Nord, the amount of shares beneficially owned as of the record date is 3,619,687 which includes (a) 2,057,151 shares held by Ms. Nord as trustee and sole beneficiary of the Jane B. Nord Trust, and (b) 1,562,536 shares held jointly by Ms. Nord and Jennifer Savage as co-trustees of the Eric T. Nord Main Trust dated 04/1/03, for which Ms. Nord has shared voting and investment power.

(5)	Based on a NASDAQ ownership report dated September 30, 2012.

(6)	Based on a NASDAQ ownership report dated September 30, 2012. In its most recent Schedule 13G/A filed jointly on February 14, 2012 with the SEC, Neuberger Berman Group LLC and Neuberger Berman LLC reported beneficial ownership of 3,506,130 shares and stated that the entities have shared voting power over 3,147,370 of the reported shares and shared investment power over all of the reported shares.

As of December 28, 2012, nearly 30% of our outstanding shares are held directly or indirectly by present and former directors, officers and employees and their families, the Nord and Ignat families and the Nord Family Foundation. We are party to an agreement that, with some exceptions, gives us a right of first refusal with respect to proposed sales of our common shares by certain members of the Nord family and The Nord Family Foundation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of our common shares to file reports of ownership and changes in ownership of our common shares held by them with the SEC. Copies of these reports must also be provided to us.

Based on our review of these reports, we believe that, during the Fiscal Year ended October 31, 2012, all reports were filed on a timely basis by reporting persons.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2012 Annual Meeting, we held a shareholder advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote. Our shareholders overwhelmingly approved the compensation of our named executive officers, with over 94% of shareholder votes cast in favor of our say-on-pay resolution. As we evaluated our compensation practices and talent needs throughout Fiscal Year 2012, we were mindful of the strong support our shareholders expressed for our philosophy of linking compensation of our named executive officers to our operating objectives and the enhancement of shareholder value. As a result, our Compensation Committee decided to retain our general approach to named executive officer compensation, with an emphasis on short and long-term incentive compensation that rewards our most senior executives when they deliver value for our long-term shareholders.

With respect to the advisory shareholder vote on how frequently we should seek an advisory vote on compensation paid to our named executive officers, our Board recommended, and shareholders expressed overwhelming support for, an annual frequency. Therefore, consistent with this vote, we are conducting an annual, non-binding advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

Our executive compensation program is designed to attract, motivate, and retain executive talent. Under this program our executive officers, including the named executive officers, are rewarded for increasing shareholder value and for the achievement of specific short-term, long-term and strategic goals. We invite you to read the “Compensation Discussion and Analysis” in this Proxy Statement for additional details about our executive compensation program, including information about the compensation of our named executive officers for Fiscal Year 2012.

Nordson’s consistent long-term shareholder value creation is attributed to a rigorously-applied management process implemented over the years by successive teams of talented and committed executives. Our executive compensation program underpins and reinforces this process and the performance it generates. We believe the program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to creating value for our shareholders.

In support of this belief and reflective of the Compensation Committee’s diligent oversight of the executive compensation program, the Compensation Committee urges you to consider the following factors:

•	We provide a significant portion of total direct compensation in the form of performance-based incentives, including performance shares.

•

We establish total direct compensation such that, when our fundamental financial performance is at target levels, total direct compensation (base salary, annual cash incentives, and long-term incentives) paid to our named executive officers approximates the median total target direct compensation for executives in comparable positions at companies in our peer group.

•

Our short-term and long-term incentive compensation is earned based primarily upon consistent and transparent performance metrics derived directly from our publicly filed financial statements prepared in accordance with generally accepted accounting principles. We confirm performance based upon pre-established and measurable metrics before any incentive plan payouts are made.

•	Our long-term incentive plan, with share-based payouts at the end of a three-year performance period, rewards sustainable growth and profitability.

•

Payouts made under our Annual Cash Incentive Plan and the Long-Term Incentive Plan are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and be deductible for tax purposes.

•	Our shareholder-approved incentive compensation plans incorporate maximum award levels that limit the payouts that can be made to our named executive officers.

•

Equity grants are made on a consistent schedule and are not made in anticipation of significant developments that may impact the price of our common shares. Similarly, we do not time the release of material, non-public information based on equity grant dates.

•	We provide only modest perquisites that benefit the Company’s business.

•	We do not pay above-market or preferential earnings on non-qualified deferred compensation.

•	Repricing of underwater stock options and other awards is expressly prohibited without shareholder approval. The Company has not repriced any equity incentive awards.

•

We have share ownership guidelines that require our Chief Executive Officer to own Nordson common shares equal to 5 times annual base salary and our other executive officers to own Nordson common shares equal to 2-3 times annual base salary.

•	We have forfeiture and profit recapture (“clawback”) terms that accompany stock option grants.

•

We prohibit directors and executive officers from pledging Nordson common shares as collateral. Also prohibited is trading in derivative securities of Nordson’s common shares, engaging in short sales of Nordson securities, or purchasing any other financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of any Nordson securities.

•	We engage in an ongoing, rigorous review of executive talent and succession plans for key corporate roles.

We are asking our shareholders to indicate their support for compensation paid to our named executive officers as described in this Proxy Statement by voting “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables, and the related narrative.”

While the vote on compensation is non-binding, our Board of Directors and our Compensation Committee strongly value the opinions of our shareholders. The Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of the compensation paid to our named executive officers.

RECOMMENDATION REGARDING PROPOSAL 3:

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” NAMED EXECUTIVE OFFICER COMPENSATION.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

All references in this section to years are references to fiscal year(s) unless otherwise noted. Our fiscal year ends October 31.

This Compensation Discussion and Analysis is presented in four parts:

Part I:    Introduction and 2012 Highlights.    In this section we discuss our pay-for-performance philosophy and highlight practices that support this philosophy. We also provide an overview of the components of the executive compensation program and highlight our financial and operating performance that supported compensation awarded to our named executive officers for 2012.

Part II:    Objectives and Components of Our Executive Compensation Program; Analysis of Compensation Decisions for 2012.    In this section we explain the objectives of our compensation program, discuss our compensation process and procedures, and provide details of the components and elements of the compensation we provide to our named executive officers. We also discuss and analyze actions taken with respect to compensation paid to our named executive officers for 2012.

Part III:    Compensation Committee Actions Related to 2013 Executive Compensation.    In this section we discuss briefly actions taken with respect to compensation of our named executive officers for 2013.

Part IV:    Policies Related to Executive Compensation.    In this section we review the policies we have adopted that relate to our executive compensation program — equity grant practices (including forfeiture of stock option grants and the prohibition against pledging shares or engaging in hedging Nordson common shares), shareholder ownership guidelines for executive officers and tax and accounting considerations.

Our named executive officers during 2012 were:

Name	Title
Michael F. Hilton	President and Chief Executive Officer
Gregory A. Thaxton	Senior Vice President, Chief Financial Officer
John J. Keane	Senior Vice President
Peter G. Lambert	Senior Vice President
Gregory P. Merk	Vice President

Mr. Thaxton was promoted to Senior Vice President, Chief Financial Officer effective December 2, 2011.

We use the terms “the Committee,” “we,” “us,” and “our” interchangeably in reference to the Compensation Committee, or in the proper context, Nordson Corporation, in this Compensation Discussion and Analysis.

This Compensation Discussion and Analysis discloses future company performance measures and goals. You should read and understand these measures and goals only as they relate to our executive compensation program. We are not providing these measures and goals as guidance or as statements of management’s expectations or estimates of our current or future results. We refer you to our Annual Report on Form 10-K for the year ended October 31, 2012 for additional information regarding 2012 financial results discussed in this Compensation Discussion and Analysis.

PART I: INTRODUCTION AND 2012 HIGHLIGHTS

Our executive compensation program reflects a balanced approach to incentivizing and rewarding performance by combining a competitive market-driven base salary with annual and long-term incentive and equity compensation. We have designed our executive compensation program to reward performance that creates long-term shareholder value — performance that results in sustainable growth, superior returns through disciplined capital investment, sustainable cost reduction, and consistent operational excellence while taking an appropriate level of risk. Our approach is further explained in the “Risks Related to Executive Compensation Policies and Practices” section of this Proxy Statement. We use performance goals which are marked to pre-established specific growth measures each year; a long-term orientation of the compensation mix; a substantial linkage of executive officer compensation to long-term share performance; total direct compensation opportunities targeted at the median of our peer group, with performance driving actual pay delivered; and consistency in administration of our executive officer compensation plans.

Executive Summary of Nordson’s Executive Compensation Program

We consider the results of our shareholders’ annual advisory vote to approve the compensation of our named executive officers, noting the strong support expressed by our shareholders for compensation paid to our named executive officers at the 2012 Annual Meeting of Shareholders.

We believe that we provide a straightforward, uncomplicated compensation structure for our named executive officers that is competitive without being excessive; is effective in attracting, retaining and motivating high caliber individuals; and aligns our executive officers’ interests with those of our long-term shareholders. The following provides an overview of our compensation philosophy and programs for 2012:

•	We believe in pay-for-performance. The program emphasizes variable incentive award opportunities which are payable only if specified financial and operational goals are achieved.

•	Our compensation program is designed to attract, motivate, reward and retain talented executives who can drive business performance.

•

Our incentive compensation plans are intended as a tool for prioritizing our executives’ attention and driving good decision-making that will promote the organization’s most important strategic needs. We envision the task of management as one of generating performance levels that warrant a favorable return for our shareholders. As such, management should be held accountable and be paid on the basis of performance that leads to positive results. Likewise, the Committee’s task is to ensure programs are based on incentive metrics that are right for the company’s needs and, over the long term, will be demonstrably tied to shareholder value creation.

•

We emphasize share ownership to create alignment with the interests of our long-term shareholders. In addition to stock option awards, our long-term incentive awards are delivered as equity based awards to our named executive officers, who are required to maintain minimum share ownership levels in Nordson common shares ranging from two times to five times their annual base salary.

•

The following elements comprise the total direct compensation awarded to our executive officers: base salary, performance-based annual cash incentive award, and equity-based long term incentive awards consisting of performance shares, stock options and restricted stock.

•

We set the elements of the compensation program for our executive officers to provide total direct compensation opportunity at or near the median range of our peer group. Actual payouts can be above or below the median based on financial and operational performance.

•	Our executives are offered very modest perquisites which are provided to facilitate focused performance on their jobs.

•

If necessary, the Compensation Committee has the ability to exercise discretion in determining compensation actions due to extraordinary changes in the economy, unusual events or overall company performance.

“Pay-for-Performance” – Structure, Key Financial Measures and Impact on Compensation Payouts

Our executive compensation program is structured to ensure that a significant portion of the compensation paid to our executive officers is dependent upon the performance of our business. This “pay-for-performance” structure drives the effort to achieve our short- and long-term objectives. The program is also structured to ensure that it is not overly weighted toward annual cash incentive compensation and does not otherwise have the potential to threaten long-term shareholder value by promoting unnecessary or excessive risk-taking by our executive officers. The “Allocation of Executive Compensation” section in Part II of this Compensation Discussion and Analysis describes our policies and practices for allocating compensation of our executive officers among the various categories and elements of compensation.

As described in the following table, we provide the variable elements of our executive compensation program — annual cash incentive compensation, long-term equity incentive compensation and equity-based compensation — to primarily encourage and reward performance that implements and advances our strategies and goals relating to financial performance and profitable growth, the very essence of our “pay-for-performance” philosophy.

Element of Variable Compensation	Encourage Executive Officers to:	Applicable Key Financial Measures / Impact on 2012 Compensation
Annual Cash Incentive Plan	Achieve or exceed short-term objectives to drive shareholder return and increased value of our assets

•Diluted earnings per share and return on capital – we exceeded the target level of performance on the former and exceeded maximum performance on the latter.

•Annual cash incentive payouts were between 125% and 150% of target.

Long-Term Incentive Plan (LTIP) Awards (performance share plan)	Focus on our longer-term growth objectives

•Our cumulative revenue growth and cumulative earnings per share growth for the 2010-2012 performance period ended October 31, 2012 were at the maximum performance level.

•LTIP Awards for the three-year performance period ended October 31, 2012 paid out at 200% of target.

Equity-Based Incentives (stock options, restricted stock)	Maximize financial and operational performance that contributes to appreciation of our share price	•Our average per share price was $51.65 in 2012 as compared to $48.15 in 2011.

On the following page in graphic presentation is a depiction of the elements of our executive compensation program. A detailed discussion of these elements is found under the caption “Summary Table — Components of Our Executive Compensation Program” in Part II of this Compensation Discussion and Analysis.

2012 Highlights

Operating and Corporate Financial Performance

Our strong operational and financial performance in 2012 was a result of a robust strategy and focused execution in a modestly growing global economy. Our ability to execute on all facets of the 2012 operating plan is reflected in the following benchmarks being achieved:

•	Sales grew to a record $1.4 billion, an increase of 14% from a year ago. 8% of the growth was organic. Sales volume increased in all segments and geographies;

•

We complemented strong organic growth with the acquisitions of Extrusion Dies Holdings, Inc., Xaloy Superior Holdings, Inc., and Sealant Equipment & Engineering, Inc., three companies with multiple opportunities for expansion;

•	Gross margin was 58%, a continued strong level;

•	Operating profit grew to a record $335 million and operating margin was very solid at 24%;

•	Net income grew to a record $225 million, and EPS was a record at $3.45 per share;

•	We generated free cash flow before dividends of $250 million;

•	We increased our quarterly dividend by 20%, marking the 49th consecutive year we have increased our dividend;

•

Over the past two years we have purchased 7 percent of Nordson’s outstanding shares at an average price of $45.35 per share, a discount of approximately 23 percent compared to the 2012 year-end closing price of $59.03 per share; and

•	Total shareholder return for the year was 28.4%.

The following tables illustrate the specific financial measures that drive the corporate performance factor of the Annual Cash Incentive Plan — our diluted earnings per share and return on capital — and revenue growth, the latter being a component of the long-term incentive plan payout:

In addition to this financial performance, the graph below compares Nordson’s total shareholder return for the five year period ending October 31, 2012 with that of the S&P 500 Industrial Machinery Index, the S&P MidCap 400 Index and the S&P MidCap 400 Industrial Machinery Index, and the median return of our peer group companies (assuming the reinvestment of all dividends):

Company/Index/Peer Group	2007	2008	2009	2010	2011	2012
Nordson Corporation	$100.00	$70.90	$105.80	$160.42	$194.33	$252.55
S&P MidCap 400	$100.00	$63.53	$75.09	$95.84	$104.03	$116.62
S&P 500 Ind. Machinery	$100.00	$57.24	$76.59	$97.99	$101.38	$121.33
S&P MidCap 400 Ind. Machinery	$100.00	$57.90	$71.54	$92.98	$105.75	$115.49
Peer Group	$100.00	$68.33	$75.10	$101.10	$116.06	$130.49

Source: Zack’s Investment Research

*	We define Total Shareholder Return as: Stock price end of period - Stock price start of period + Dividends paid ÷ Stock price start of period.

Since we place significant emphasis on long-term growth in our stock price, we believe the information provided in the graph above to be important in understanding our compensation philosophy and its role in the achievement of our long-term objectives. During the five year period shown above, our total shareholder return was in the top quartile of the companies in the peer group.

PART II: OBJECTIVES AND COMPONENTS OF OUR

EXECUTIVE COMPENSATION PROGRAM; ANALYSIS OF COMPENSATION

DECISIONS FOR 2012

Objectives of our Executive Compensation Program

There are three primary objectives of Nordson’s executive compensation program. The following table describes each objective and how it is achieved:

Compensation Program Objective	How Objective is Achieved
Create an ownership alignment with our long-term shareholders

• Long-term incentive awards are equity-based.

• Share ownership requirements are in place for executive officers.

• A substantial portion of executive officer payouts are equity-based and therefore the value is directly linked to share price appreciation.

Foster engagement of the executive officers to achieve the desired business results and shareholder value

• Incentive plan awards are based upon performance against long-standing and consistent pre-established financial measures as well as business segment performance.

• Earnings per share and return on capital measures and cumulative earnings per share and cumulative revenue measures are equally weighted in determining Annual Cash Incentive Plan and Long-Term Incentive Plan payouts, respectively.

Attract and retain talented executives to succeed in today’s competitive marketplace	• Total direct compensation opportunities are targeted at or near the median of the peer group that we compete with for talent.

Processes and Procedures for Determining Executive Compensation

The Role of Shareholder Say-on-Pay Vote

At our 2012 Annual Meeting of Shareholders, approximately 94% of the shareholders who voted on the “say-on-pay” proposal approved the compensation we pay to our named executive officers. The Compensation Committee, which is composed exclusively of independent directors, believes that the shareholder vote confirms the philosophy and objective of linking our executive compensation to our operating objectives and the enhancement of shareholder value. We view this level of shareholder support as an affirmation of our current pay practices and, as a result, no significant changes were made to our executive compensation pay practices for 2013. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

Role of the Compensation Committee

The Compensation Committee has primary responsibility for designing our executive compensation program and for making compensation decisions under the program. In fulfilling its duties and responsibilities for 2012, the Committee sought input, advice and recommendations from an executive compensation consultant as well as recommendations from our Chief Executive Officer on the compensation and performance of our executive officers.

Our executive compensation consultant provided us with peer proxy and survey benchmark data with respect to all elements of an executive officer’s total direct compensation: base salary, annual cash incentive compensation, long-term incentive and equity-based compensation. Included in the consultant’s review are longer-term analysis of our performance, including return on capital, earnings and revenue growth and total shareholder return, as well as how compensation paid to our executive officers compares to that of our peer group.

We are not bound by the input, advice or recommendations we received from the executive compensation consultant or from our Chief Executive Officer. Instead, we at all times exercised independent judgment in making executive compensation decisions for 2012.

We met in executive session to determine all elements of Mr. Hilton’s total compensation — base salary, annual cash incentive compensation, long-term incentive compensation and equity-based compensation. We reviewed the summary of compensation of chief executive officers of the peer group companies and considered our executive compensation consultant’s recommendations in arriving at a base salary and equity-based grants for Mr. Hilton for 2012 and determined annual cash incentive and long-term incentive payouts based on 2012 performance. Mr. Hilton did not offer any recommendations for his compensation.

Role of the Executive Compensation Consultant and Executive Management

Committee Resource:    Committee Consultant

Role:    Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any consultant, assess the consultant’s independence from the Committee and the Company, as well as to approve the consultant’s fees and other terms of the engagement. The Compensation Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

The Compensation Committee retained Exequity, Inc. (“Exequity”) as the executive compensation consultant reporting directly to the Committee. Exequity provides research, data analyses, survey information and design expertise in developing compensation programs for our executive officers. In addition, Exequity keeps the Compensation Committee apprised of regulatory developments and market trends related to executive compensation practices. Exequity does not determine or recommend the exact amount or form of executive compensation for any of the named executive officers. A representative of Exequity attends meetings of the Compensation Committee, is available to participate in executive sessions and communicates directly with the Compensation Committee. The lead consultant from Exequity reported directly and exclusively to the Compensation Committee Chairperson and provided objective support based on expertise regarding current and emerging best practices with regard to executive compensation. Specifically, we asked Exequity to:

•	Provide information related to relevant trends in executive compensation practices;

•	Provide advice regarding the Company’s appropriate peer group;

•

Prepare a comprehensive report detailing Nordson’s performance relative to its peer group with respect to total shareholder return and the measures we employ to measure performance — earnings per share growth, revenue growth and return on capital;

•

Compare actual base, annual incentive and long-term incentive payments and equity awards for the executive officers to those in the peer group with comparable responsibilities, or with appropriate survey data where peer group proxy data was not available; and

•	Review this Compensation Discussion and Analysis.

During its November 28, 2012 meeting, the Compensation Committee considered the independence of Exequity in light of new SEC rules and proposed NASDAQ listing standards. The Compensation Committee requested and received a letter from Exequity addressing Exequity’s and the senior advisor involved in the engagement’s independence, including the following factors: (1) other services provided to us by Exequity; (2) fees paid by us as a percentage of Exequity’s total revenue; (3) policies or procedures maintained by Exequity that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisor and a member of the Compensation Committee; (5) any company stock owned by the senior advisor;

and (6) any business or personal relationships between our executive officers and the senior advisor. The Compensation Committee discussed these considerations and concluded that the work performed by Exequity and Exequity’s senior advisor involved in the engagement did not raise any conflict of interest.

Exequity also provided survey data and advice to our Governance & Nominating Committee regarding director compensation.

Committee Resource:    Executive Management

Role:    Nordson’s Chief Executive Officer and Vice President, Human Resources provide additional information and analysis as requested by the Committee. More specifically, these executives had the following support roles to the Committee:

	CEO	VP, Human Resources
•Developed written background and supporting materials for review prior to our meetings and attended our Committee meetings but was not present during executive sessions	Ö	Ö

•Attended the annual review presented by our compensation consultant of our executive officer compensation compared to that paid by our peer group companies	Ö	Ö

•Made recommendations about designs for and, if warranted, changes to our annual and long-term incentive programs	Ö	Ö

•Provided a self-assessment of his performance for the fiscal year	Ö

•Provided an assessment of each executive officer’s performance	Ö

•Recommended annual base salary adjustments, payout levels under the annual cash incentive and long-term incentive plans and equity grants for executive officers other than himself	Ö

Benchmarking

We use general compensation surveys, proxy data and a peer group of companies from time to time as an input when making compensation decisions. Specifically, these surveys and sources of compensation data are used:

•	as an input in developing base salary ranges, annual incentive targets and long-term incentive award ranges;

•	to evaluate share utilization by reviewing overhang levels and annual run rate;

•	to benchmark the form and mix of equity awarded to employees;

•	to benchmark share ownership guidelines;

•	to assess the competitiveness of total direct compensation awarded to senior executives;

•	to validate whether our executive compensation program is aligned with Company performance; and

•	as an input in designing compensation plans, benefits and perquisites.

Our compensation peer group for 2012 consisted of 21 publicly-traded companies listed below having revenues ranging from $555 million to $2,471 million, based on the most recent fiscal year end public reports available as of the date we reviewed data to set compensation for our executive officers for 2012. The median peer group revenues were $1,275 million. We are positioned below the median of the peer group in terms of revenue size and above the median in terms of market capitalization.

Company	Revenues ($MMs)	Market Cap ($MMs)
Actuant Corporation	$1,161	$1,821
Albany International Corp.	$914	$661
AMETEK Inc.	$2,471	$6,282
Barnes Group Inc.	$1,133	$1,131
Chart Industries Inc.	$555	$970
CLARCOR Inc.	$1,011	$2,161
Donaldson Company, Inc.	$1,884	$4,457
Entegris, Inc.	$688	$985
Esterline Technologies Corp.	$1,527	$2,081
FLIR Systems, Inc.	$1,385	$4,718
Gardner Denver, Inc.	$1,895	$3,612
Graco Inc.	$744	$2,362
Graftech International Ltd.	$1,007	$2,402
IDEX Corporation	$1,513	$3,203
Lincoln Electric Holdings, Inc.	$2,070	$2,758
Novellus Systems Inc.	$1,349	$2,915
Robbins & Myers, Inc.	$585	$1,179
Roper Industries, Inc.	$2,386	$7,236
Veeco Instruments Inc.	$933	$1,714
Watts Water Technologies Inc.	$1,275	$1,101
Woodward, Inc.	$1,457	$2,586

MEDIAN	$1,275	$2,362
Nordson Corporation	$1,042	$3,122

The Compensation Committee believes the listed peer companies serve as the appropriate peer group because they have global scope and business complexity, a focus on precision industrial manufacturing, and profiles or business models similar to Nordson’s based on industries or diverse markets served, innovation and technology, and global growth strategies. The Compensation Committee regularly reviews the peer group and makes any modifications necessary to ensure the group most closely resembles our competitive market for executive talent. In determining any changes, the Compensation Committee considers numerous financial measures and Nordson’s position relative to the proposed peer companies.

Allocation of Executive Compensation

Our executive compensation program does not prescribe a specific formula for the mix of base salary and annual and long-term incentive components so that we have flexibility in developing an appropriate compensation mix. Generally, we would like base salaries to be near or at the median for our peer group companies as a base line for base salary compensation for our named executive officers, taking into account the experience level of the individuals in their current positions. The majority of the other compensation components are dependent upon how well we perform and the performance of Nordson common shares. Within the total direct compensation opportunity for any executive officer, individual components of compensation may be greater or lesser than the median because the Committee is primarily concerned with the competitiveness of the entire compensation package versus any one element of compensation.

Actual compensation realized can vary significantly from the target opportunity for any component of compensation or for total direct compensation based on financial and business segment operating performance and company share price fluctuation. Consistent with market practice, Mr. Hilton’s compensation is substantially more than that of other executive officers based on his level of responsibility. As part of the process for determining total direct compensation, we also review total target direct compensation tally sheets which detail the value and accumulated potential payout of each element of an executive officer’s total target direct compensation. The tally sheets allow us to assess the retention value of an executive officer’s total direct compensation and review the internal equity of our executive officer compensation program.

The table below reflects the approximate allocation mix among the three elements of total direct compensation — base salary, annual cash incentive opportunity, and long term incentive opportunity — for our named executive officers at the time we set compensation for 2012:

For the long-term incentive element of 2012 compensation, the approximate allocation among the various elements of long-term (equity) compensation — stock options, restricted shares and performance share units is illustrated below:

Summary Table — Components of Our Executive Compensation Program

The chart below summarizes the elements and objectives of our Fiscal Year 2012 compensation program for executive officers, including our named executive officers.

For those awards based on the Company’s performance, our specific decisions around setting performance goals and other actions impacting executive compensation focus on certain areas that are tied directly to our business plan and that we believe are the most critical value drivers of the business, such as revenue, earnings and return on capital. Actual performance goals vary from year to year based on the business environment and the Compensation Committee’s determination of goals that it believes are important for a particular year.

Pay Component	Linkage to Compensation Objectives	Form of Compensation
Base Salary	Provides market-competitive salaries to attract and retain exceptional executive talent	Fixed cash element of total direct compensation. Actual incumbent base salary may be above or below the market median to recognize management responsibilities, individual abilities and performance, level of experience and tenure with our company

Annual Cash Incentive	Provides incentive to achieve and exceed critical business objectives with actual awards based on attainment of pre-established corporate and operational objectives	Cash payments tied to growth in earnings per share and return on invested capital

Long-term Incentive	Provides strong incentive to meet or exceed pre-established long-term financial goals that align with long- term shareholder interests; value tied to Nordson common share price; attract, retain and motivate executive talent	-Stock options (~40% of long-term award value); -Performance share units (~40% of long-term award value) paid in shares; and -Restricted stock (~20% of long- term award value)
Welfare and Retirement Benefits
Health, life and disability insurance, pension and 401(k) plans	Provide competitive employer benefits structure; attract and retain executive talent	Broad-based employee welfare and retirement benefits. Benefits for executives are generally the same as those available to all employees, including a 401(k) plan with matching Company contributions capped based on applicable Internal Revenue Code limits

Excess Pension Plan	Restore benefits that are limited by the Internal Revenue Code	Cash or equivalent share units which convert to common shares on a one-for-one basis at distribution

Deferred Compensation Plan	Reinforce our compensation philosophy of encouraging and facilitating share ownership and aligning the long-term interests of executives with shareholders; provide tax-deferred vehicle for retirement income accumulation	Cash or equivalent share units which convert to common shares on a one-for-one basis at distribution

Pay Component	Linkage to Compensation Objectives	Form of Compensation
Executive Benefits/Perquisites	Attract and retain executive talent through competitive benefits and perquisites	Annual physical exam, tax/financial planning or preparation services, professional business and airline club expenses and relocation reimbursement

Change-in-Control Benefits	Align executive and shareholder interests by enabling our executive officers to consider corporate transactions that are in the best interests of our shareholders and other constituents without undue concern over whether the transactions may jeopardize the executive officer’s own employment

-“Single trigger” accelerated equity vesting

-“Double trigger” cash severance payments and other benefits if a termination of employment occurs by the Company without cause or by the executive for good reason in connection with or within two years following a change-in-control

-Gross up payments are made if any excise tax is levied on severance paid in the event of a change-in-control

Components of Executive Compensation — Base Salary, Annual and Long-Term Incentives, Perquisites, Welfare and Retirement Benefits, Severance and Change-in-Control Benefits — and 2012 Compensation Actions / Analysis

Base Salary

The Committee determines annually the base salaries of our executive officers, including whether to grant annual merit increases, based on the following factors:

•	Level of experience and responsibility;

•	Company, business segment and individual performance during the prior year;

•	Market and survey data;

•	Internal pay equity;

•	The Committee’s assessment of other elements of compensation provided to the executive officer; and

•	The Chief Executive Officer’s recommendation, for all executive officers other than himself.

2012 Actions and Analysis

Considering Exequity’s recommendation and that of our Chief Executive Officer, we set individual base salaries of our named executive officers for 2012 at a level consistent with the objective of paying total direct compensation at or near the median of our peer group. Actual base salary levels were determined by considering the factors listed above resulting in base salaries that, in some cases, are more or less than the median of the peer group.

The following table reflects the annualized base salaries of our named executive officers for 2012:

Name	Base Salary 2012 ($)	Base Salary 2011 ($)	Increase From 2011 Base Salary (%)
Michael F. Hilton	725,000	700,000	3.6
Gregory A. Thaxton	345,000	330,000	4.5
John J. Keane	345,000	330,000	4.5
Peter G. Lambert	300,000	285,000	5.3
Gregory P. Merk	260,000	245,000	6.1

Annual Incentive Compensation

Our Annual Cash Incentive Plan is intended to comply with the performance-based compensation requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. Payouts are determined based upon the level of achievement against pre-established corporate financial measures — diluted earnings per share growth and return on capital — and, for our executive officers that run our business segments, achievement against pre-established business segment operating performance measures. Corporate financial measures are weighted 100% for our Chief Executive Officer and Chief Financial Officer. For the executive officers that run our business segments, corporate financial measures and segment performance results are weighted equally.

Corporate Financial Measures

We consider diluted earnings per share growth and return on capital to be measures critical to our success. We believe these measures offer the proper balance between growth and profitability and align the interests of our executive officers with those of our long-term shareholders because we believe achieving greater return on capital and earnings per share growth over time will drive improved shareholder return and foster maximum value for our assets. More specifically:

•

Diluted earnings per share growth measures the rate at which management has succeeded in increasing the profits per unit of ownership by shareholders. Earnings per share growth is easily compared among peers and the measure is commonly used by the investment community to evaluate performance. The formula we utilize for diluted earnings per share is net income divided by weighted average common diluted shares outstanding.

•

Return on capital measures the amount of profitability per unit of capital invested by management to generate earnings. We have adopted a definition of return on capital that is consistent with financial disclosure in our Form 10-K Report: Net income (loss), plus after-tax interest expense on debt as a percentage of average quarterly debt (net of cash) plus average quarterly shareholders’ equity over five accounting periods.

Business Segment Operating Performance

For executive officers that lead our business segments, operational measures are established at the beginning of the fiscal year through a collaborative effort with our Chief Executive Officer. The measures vary by individual officers and include business segment financial performance, operating profit and margin growth, capital expenditure control, and asset management.

We evaluate the appropriateness of the structural nature of corporate financial measures over an entire ten-year business cycle and for 2012, concluded that the corporate financial measures continue to be relevant benchmarks for assessing performance for purposes of incentive payouts. We verify that performance thresholds and any other material terms of the Annual Cash Incentive Plan were met or exceeded based on fiscal year end results prior to any payouts being made.

We may use our discretion to adjust slightly the payout for each executive officer by considering a qualitative assessment of the executive officers received from our Chief Executive Officer. Among the qualitative measures assessed are portfolio expansion, emerging market growth, market share increase and penetration, support for mergers and acquisition opportunities and continuous improvement, support for new products and technology advancements, improving core processes, succession planning and talent development and community involvement.

Under the Annual Cash Incentive Plan, each executive officer is eligible to receive for any fiscal year a maximum annual incentive payout equal to 1.5% of our operating cash flow for that fiscal year, but in no event shall such incentive award exceed $2,000,000. “Operating cash flow” is defined in the Plan as: “operating income plus depreciation, amortization and other non-cash charges such as write-downs to the acquired or carrying value of assets and charges for the impairment of goodwill and other intangible assets during such period, as reported in our financial statements, adjusted to eliminate the effects of expenses for restructuring or productivity initiatives and any expenses or write-offs in connection with acquisitions or divestitures.” The Compensation Committee retains the discretion to decrease payouts below this maximum amount but may not increase payouts above this maximum amount.

2012 Actions and Analysis

In setting Annual Cash Incentive Plan payout opportunities for 2012, we considered Exequity’s analysis of the survey and peer groups annual incentive payout levels and set a target payout opportunity for our executive officers as well as the threshold and maximum payout opportunity as a percentage of annualized base salaries. The following table reflects the payout opportunities as a percentage of base salary:

	Hilton	Thaxton	Keane	Lambert	Merk
Threshold	50%	32.5%	35%	30%	27.5%
Target	100%	65%	70%	60%	55%
Maximum	200%	130%	140%	120%	110%

We established the following corporate financial measures at threshold, target and maximum as indicated in the table below during our November 2011 meeting:

Measure	Threshold	Target	Maximum	Actual
Return on Capital	8.0%	11.5%	16.0%	22.8%
Diluted Earnings Per Share Growth	0%	10%	20%	6.2%
— Equivalent Amount per Share	$3.25	$3.58	$3.90	$3.45

We confirmed performance of the corporate financial measures – earnings per share and return on capital — at 140.15% of target. Business segment operating results varied. The calculated payout opportunity based upon the corporate financial and business segment operating results, ranged from 113%-159%. The Committee approved minor adjustments to arrive at final payouts under the Plan for each named executive officer other than Mr. Hilton.

Mr. Hilton’s Compensation

In determining Mr. Hilton’s Annual Cash Incentive Plan payout, we first considered the Company’s 2012 record financial performance under his leadership compared to 2011. In addition to corporate financial measures of performance, the Board of Directors evaluated Mr. Hilton’s day-to-day performance as our Chief Executive Officer and concluded that Mr. Hilton provided exceptional and consistent leadership of his executive team.

This performance contributed to our decision to pay a cash incentive payment to Mr. Hilton at 140.15% of target.

Summary of Payouts

The following table summarizes the annual cash incentive plan payout (in dollars and as a percentage of target) to the named executive officers (all percentages reflect percent of target):

Named Executive Officer	Corporate Financial Measure	Business Segment Measure	Combined Performance Factor	Annual Cash Incentive Plan Payout ($)	Payout
Michael F. Hilton	140.15%	n/a	140.15%	1,016,088	140.15%
Gregory A. Thaxton	140.15%	n/a	140.15%	325,499	145%
John J. Keane	140.15%	179.4%	159.78%	362,612	150%
Peter G. Lambert	140.15%	86.3%	113.23%	225,270	125%
Gregory P. Merk	140.15%	126.2%	133.18%	193,265	135%

For 2012, the Company’s operating cash flow as defined in the Plan was $398,033,000 resulting in a maximum payout opportunity to each named executive officer under the Annual Cash Incentive Plan of $5,970,000 prior to application of the payout cap — $2,000,000. All payouts were below the maximum payout amount permitted under the Annual Cash Incentive Plan.

Long-Term Incentive Compensation

The long-term incentive element of the Company’s executive compensation program is used to attract, retain and motivate key employees who directly impact the performance of the Company over a timeframe greater than a year. Long-term compensation is stock-based so that Nordson’s common share price directly affects the amount of compensation the executive realizes. Under our Long-Term Performance Plan we can grant a variety of share-based awards, including performance share units, stock options, and restricted shares. Our Chief Executive Officer makes annual recommendations to the Compensation Committee of the type and amount of equity awards for the executive officers. Because all components of the long-term incentive opportunity are delivered in Nordson common shares, they all become more or less valuable with changes in the price of our common shares. The Committee has selected three award types for the executive officer’s long-term incentives: stock options and restricted stock to retain talent and directly align executives’ interests with those of our long-term shareholders and performance share units which are earned upon the attainment of performance goals over a three-year period to provide focus on our longer-term goals — cumulative revenue growth and cumulative earnings per share growth.

We establish an intended long-term incentive value for each executive officer with reference to the total direct compensation opportunity for the executive officers. The actual value realized may differ significantly (up or down) from the intended value due to our share price performance over the life of the awards, and the extent to which performance targets are met.

We set the total long-term incentive opportunity and then allocate approximately 40% of the total target value of each executive officer’s long-term incentive compensation to stock options; approximately 40% to the performance share opportunity and approximately 20% to restricted stock. This allocation balances the opportunity between performance shares, which are earned based on long-term financial, operational and strategic measures and stock options and restricted stock, the value of which is based on long-term performance of our common shares.

Stock Options

We fix the exercise price of an option at the fair market value on the grant date. Thus, an option becomes more valuable as the price of our common shares increases. Alternatively, an executive officer will not receive any value from a stock option if the price of our common shares decreases below the exercise price of the option. Stock options are also a valuable retention tool because our option grants vest over a four-year period and, with a few limited exceptions, unvested options are forfeited if an executive officer’s employment terminates.

Performance Share Units

Performance share units awarded under the Long-Term Incentive Plan, which is an element of our Long-Term Performance Plan, entitle the recipient to receive one share of Nordson common stock for each performance share unit upon the satisfaction of performance objectives and other conditions to earning the award. The awards are earned by achieving corporate financial goals over a three-year period. Once earned, the units are settled with unrestricted stock. Determination of the award (if any) is not made until expiration of the three-year performance period and the performance results verified by the Compensation Committee.

Under our Long-Term Incentive Plan, with respect to performance shares, each executive officer is eligible to receive for any fiscal year a maximum aggregate payout value in common shares equal to 1.0% of our operating cash flow during a performance period, but in no event shall such payout have a value greater than $4,000,000. The definition of “operating cash flow” for purposes of determining the payout maximum under the Long-Term Incentive Plan is the same as the definition used for determining the permitted maximum payout under the Annual Cash Incentive Plan. The Compensation Committee retains the discretion to decrease payouts below this amount but may not increase payouts above this maximum amount.

Restricted Shares

Our restricted share program is designed to align executive officers’ interest with that of our long-term shareholders. The Committee also views this program as an important management succession planning, retention and recognition tool. Restricted stock provides participants with dividends and voting rights beginning on the award date. Shares generally will vest over a three-year period.

2012 Actions and Analysis

Stock Options

We granted stock options for 2012 to our executive officers at our meeting on November 28, 2011, at the same time we granted options to other key employees under our Key Employee Stock Option Program. We have historically granted stock options during this meeting, which is scheduled annually at this time of year to permit us to verify prior fiscal year performance results, determine incentive plan payouts and set compensation and performance goals for the next fiscal year.

The options granted to our named executive officers in 2012 expire in ten years; have an exercise price equal to the closing price of our common shares on the grant date (November 28, 2011) and vest in 25% increments in each of the four years following the grant date.

The following table provides the number of stock options granted to our named executive officers for 2012:

Named Executive Officer	Options (# Shares)	Grant Date Fair Value ($) (1)
Michael F. Hilton	55,000	950,543
Gregory A. Thaxton	13,000	224,674
John J. Keane	16,000	276,522
Peter G. Lambert	10,500	181,467
Gregory P. Merk	10,000	172,826

(1)	The grant date fair value was determined using the Black-Scholes option pricing model. The actual value of stock option awards will be determined by the value of our common shares on the date of exercise.

Performance Share Units

Cumulative diluted earnings per share growth and cumulative revenue growth are employed as performance measures because they offer a balance between growth, as measured by revenue, and profitable growth. As a result, we weighted each performance measure evenly in terms of determining payout opportunity. More specifically,

•

Cumulative diluted earnings per share growth measures the rate at which management has succeeded in growing profits on a sustained basis over a three-year period. It is the constant percentage by which diluted earnings per share would need to grow over a base period amount during a three-year period such that the sum of diluted earnings per share calculated at such a constant growth rate for such three years is equal to the sum of the actual diluted earnings per share earned over the same three-year period. It is a superior measure of sustained earnings growth because it is influenced by the earnings performance during each year of the performance period rather than simply a compound growth rate that compares the final year’s earnings to the base period amount.

•	Cumulative revenue growth is a similar measure to cumulative diluted earnings per share growth except that it measures the rate at which management has succeeded in growing revenue on a sustained basis over a three-year period. While the growth in profits and profitability are of primary importance, management is also expected to grow the size and scale of the Company and cumulative revenue growth is an effective measure of their success in doing so.

We believe these two measures together align the interests of our executive officers with those of our long-term shareholders because achieving sustained earnings per share growth and revenue growth over time will drive improved shareholder return and foster maximum value for our assets.

2010-2012 Performance Period

For the 2010-2012 performance period, the Company’s operating cash flow over the performance period was $1,057,011,000, yielding a maximum award opportunity of $10,570,000 for each participant, subject to the $4,000,000 maximum payout amount permitted under the Long-Term Incentive Plan.

Cumulative diluted earnings per share for the three-year period were $9.02, which is equivalent to a constant annual growth rate of 55.88% over the three-year performance period. Cumulative revenue for the three-year period was $3,684,400. Consistent with our authority to exclude certain one-time charges or benefits in determining performance results and payouts, in determining payouts for the 2010-2012 Long-Term Incentive Plan we excluded the tax benefit in the amount of $.16 per share associated with the write-off of our tax basis in the UV graphics arts product lines which were sold in 2010 and $0.02 per share associated with impairment charges recognized for the impact of consolidating three facilities in our Adhesive Dispensing Systems segment.

We confirmed performance for the cumulative diluted earnings per share growth measure was at the maximum level; and performance for the cumulative revenue growth measure was also at the maximum level, yielding a payout at 200% of the target opportunity for the 2010-2012 performance period.

The following table sets forth information for the 2010-2012 long-term incentive opportunity for each of our named executive officers including: potential payout (in number of share units) at threshold, target and maximum performance levels; and actual payouts (rounded to the nearest whole share) and dollar value of the payout:

	Potential Payout (# Units)			Actual Payout (# Shares)	Actual Payout Value ($)
Named Executive Officer	Threshold	Target	Maximum
Michael F. Hilton	12,217	24,434	48,868	48,868	3,201,831
Gregory A. Thaxton	3,000	6,000	12,000	12,000	786,240
John J. Keane	4,000	8,000	16,000	16,000	1,048,320
Peter G. Lambert	2,350	4,700	9,400	9,400	615,888
Gregory P. Merk	2,100	4,200	8,400	8,400	550,368

The actual dollar value of the payout was determined by the fair market value of our Common Shares on the January 4, 2013 settlement date — $65.52 per share. All payouts are below the maximum payout cap amount permitted under the Long-Term Incentive Plan.

2012-2014 Performance Period Grants.    Payout opportunities of performance share units for the newly commenced 2012-2014 performance period are conditioned upon the Company’s achieving at least threshold performance for cumulative diluted earnings per share and cumulative revenue over the three-year performance period. The performance share unit opportunity granted for each of the named executive officers at the threshold, target and maximum performance levels are as follows:

	Potential Payout (# Units)
Name	Threshold	Target	Maximum
Michael F. Hilton	10,000	20,000	40,000
Gregory A. Thaxton	2,250	4,500	9,000
John J. Keane	3,000	6,000	12,000
Peter G. Lambert	1,950	3,900	7,800
Gregory P. Merk	1,750	3,500	7,000

Restricted Shares

We granted restricted shares to executive officers on November 28, 2011 with one-third of the grant vesting annually each year for three years. The share price on the grant date was the closing price on November 28, 2011 — $43.73. The following table provides information regarding the restricted share grant:

Named Executive Officer	Restricted Shares Granted (#)	Grant Date Value ($)
Michael F. Hilton	10,000	437,300
Gregory A. Thaxton	2,300	100,579
John J. Keane	3,000	131,190
Peter G. Lambert	2,000	87,460
Gregory P. Merk	1,800	78,714

Executive Perquisites

We provide limited and modest perquisites to each of our executive officers to promote the business objectives facilitated by each perquisite described below. We also use these perquisites to help ensure that our executive compensation program remains competitive to allow us to attract and retain top executive talent.

Business Clubs.    We reimburse Mr. Hilton for two private business club memberships to encourage entertainment of business colleagues and customers, engaging in social interaction with peers from other companies, local leadership in the community and holding business meetings at a convenient offsite location. In addition, we provide all executive officers with memberships to airline travel clubs that allow them to be more productive when traveling on commercial airlines. We do not reimburse any executive officer for fees or dues associated with personal country club memberships.

Financial, Estate, and Tax Planning and Preparation.    We pay for financial, estate and tax planning and preparation fees and expenses. The maximum amount is $5,000 per calendar year. We provide this perquisite to assist our executive officers in obtaining high-quality financial counseling enabling them to concentrate on business matters rather than on personal financial planning.

Executive Physicals.    We pay for annual physicals for U.S.-based executive officers. We provide this perquisite to allow us to promptly identify and address medical issues and to preserve our investment in our executive officers by encouraging them to maintain healthy lifestyles and be proactive in addressing actual or potential health issues.

Relocation Expense Reimbursement.    We maintain a general relocation policy under which the Company provides reimbursement for certain relocation expenses to new employees and to any employee whose job function requires his or her relocation. We believe it is important to maintain market competitive relocation benefits to ensure that we can fill positions that are critical to Nordson’s business needs. Executive officers are eligible to participate in the general program but at higher benefit levels consistent with external market practice. The relocation expenses may include moving expenses, temporary housing expenses, transportation expenses, home sale and purchase assistance and tax gross-ups on these payments. In lieu of direct reimbursement of expenses, Nordson may reimburse relocation expenses through cash sign-on bonuses or through the issuance of long-term incentive awards.

In 2012, Mr. Keane relocated from Georgia to Ohio. In 2011, Mr. Lambert relocated from Rhode Island to Georgia. Relocation expenses paid in 2012 to or on Mr. Keane’s and Mr. Lambert’s behalf as well as attributed costs of these perquisites for our named executive officers during 2012 are included in the “All Other Compensation” column of the Summary Compensation Table for 2012.

Welfare and Retirement Benefits

Medical, Disability and Life Insurance Benefits

Our U.S.-based executive officers have the opportunity to participate in company-sponsored health care, disability and life insurance plans for U.S.-based employees. Mr. Merk’s welfare benefits are mandated and statutory in nature and are provided for by his employer – Nordson do Brasil, Limitada, a wholly owned subsidiary of Nordson Corporation.

Retirement Benefits

401(k) Plan.    Our executive officers are eligible to participate in a company-sponsored 401(k) tax-qualified retirement savings plan for all U.S.-based employees. We match employee contributions $0.50 on the dollar for the first 6% of contributed compensation. Employee contributions to the 401(k) plan vest immediately, while matching contributions vest in increments based on years of service, with participants being fully vested after three years of service. Mr. Merk does not participate in this U.S.-based plan. In Mr. Merk’s case, a matching contribution was made to a tax qualified plan maintained by Nordson do Brasil, Limitada.

The amounts of our matching contributions for our named executive officers are included in the “All Other Compensation” column of the Summary Compensation Table in this Proxy Statement.

Deferred Compensation Plan.

We maintain a non-qualified, unfunded and unsecured deferred compensation plan for U.S.-based executive officers to provide savings in a tax-efficient manner for the benefit of eligible management employees who participate in our performance-based compensation programs and employees whose benefits under the 401(k) Plan are limited by the benefit restrictions of Section 415 of the Internal Revenue Code. We believe this type of plan helps us compete effectively for executive talent because many other companies offer this type of benefit.

Participants are able to defer up to 100% of their base salary and annual incentive plan payout, and up to 90% of their Long-Term Incentive Plan payout. In addition, participants are credited with nonqualified defined contribution retirement plan employer allocations equal to a maximum of 6% of their compensation in excess of the amount that may be considered under the 401(k) Plan. Participants are immediately vested in the matching allocation. Our compensation deferral plan is intended to comply with Section 409A of the Internal Revenue Code concerning deferred compensation arrangements.

A detailed description of our deferred compensation plan and information regarding contributions to those plans is provided in the “Non-Qualified Deferred Compensation” table and the accompanying narrative and footnotes in this Proxy Statement. Mr. Merk does not participate in this plan.

Defined Benefit Pension Plan.    Our executive officers participate in a company-sponsored tax-qualified pension plan for U.S.-based salaried employees. The pension plan is designed to work together with social security benefits to provide employees with 30 years of service retirement income that is approximately 55% of eligible compensation, subject to the Internal Revenue Service maximum monthly benefit. A detailed description of our pension plans for U.S.-based employees is provided in the narrative and footnotes to the “Pension Benefits” table in this Proxy Statement. For employees of our international subsidiaries, we provide pension or retirement benefits in accordance with local statutory requirements or practice. As a consequence, Mr. Merk’s retirement benefits are provided for by his employer – Nordson do Brasil, Limitada.

Excess Defined Benefit Pension Plan.    This benefit restoration plan is an unfunded, non-qualified plan that is designed to provide retirement benefits to U.S.-based eligible participants as a replacement for those retirement benefits limited by regulations under the Internal Revenue Code. Together, the defined benefit pension plan and excess defined benefit pension plan are intended to provide executive officers with retirement income at a level equivalent to that provided to all other employees under the defined benefit pension plan. Mr. Merk does not participate in this plan.

Mr. Hilton is not vested for a benefit under the company-sponsored defined benefit pension plan until he has five years of service. As a negotiated element of his employment agreement, we agreed to provide Mr. Hilton a supplemental non-qualified pension benefit in order to provide Mr. Hilton a retirement benefit until he becomes vested in the defined benefit pension plan. Under this supplemental benefit plan, Mr. Hilton is treated as if he were fully vested in the pension plan, solely in the event that Mr. Hilton experiences a termination of employment due to death, disability, or without cause, or resignation with good reason (whether or not in connection with a change-in-control), as those terms are defined in the agreement, prior to becoming one hundred percent (100%) vested in the defined benefit pension plan. Once Mr. Hilton has accrued sufficient service to be fully vested, we have no obligation to provide the benefit under this supplemental plan.

Severance Agreements

Mr. Hilton is the only executive for which the company has any obligation to pay severance other than following a change-in-control. As part of the negotiated employment agreement with Mr. Hilton to become our President and Chief Executive Officer, and consistent with an agreement we had with his predecessor, we agreed to provide Mr. Hilton with a cash severance benefit in the event his employment is terminated by us without “Cause” or Mr. Hilton terminates his employment with us for “Good Reason.”

“Cause” for this purpose is defined as (i) commission of a felony or an act or series of acts that results in material injury to the business or reputation of the Company or any subsidiary; (ii) willful failure to perform duties of employment, if such failure has not been cured in all material respects within twenty (20) days after we give notice thereof; (iii) breach of any material term, provision or condition of employment, which breach has not been cured in all material respects within twenty (20) days after we give notice thereof; or (iv) material failure to comply with our Code of Ethics and Business Conduct.

“Good Reason” is defined as the occurrence of any of the following: (i) a material diminution in Mr. Hilton’s title, duties or responsibilities, without his prior written consent, (ii) a material diminution of Mr. Hilton’s annual base salary, without his prior written consent, (iii) a material failure by the Company to make available to Mr. Hilton executive compensation plans, employee pension plans, and employee welfare plans and other benefits and perquisites that provide opportunities to receive overall compensation and benefits and perquisites at least equal to the opportunities for overall compensation and benefits and perquisites that were available to Mr. Hilton immediately prior to the action by us constituting such failure, (iv) a relocation greater than 50 miles from Westlake, Ohio without Mr. Hilton’s prior written consent, or (v) any material breach of the employment agreement by us.

Upon a termination by us without Cause or by Mr. Hilton for Good Reason, in addition to payment of any accrued and unpaid compensation and benefits, Mr. Hilton is entitled to post-termination payments and benefits as follows:

(a) an amount equal to two (2) times the sum of his annual base salary and annual cash incentive payout (at target);

(b) a pro-rata payout of awards granted Mr. Hilton under the Long-Term Incentive Plan for any performance period(s) not completed on the date of termination, based upon actual performance in each such applicable performance period, as determined at the end of the applicable performance period;

(c) full vesting in his accrued benefit under the supplemental non-qualified pension benefit described above and full vesting of the restricted share grant made at the time he commenced employment with us or subsequent unvested common share grants; and

(d) continuation of health care and welfare benefits for a period of twenty-four (24) months following the date of termination.

We will not gross-up any tax imposed upon any payment received by Mr. Hilton under his employment agreement.

Change-in-Control Agreements

We believe that the occurrence, or potential occurrence, of a change-in-control transaction in which we are the target could create substantial uncertainty regarding the continued employment of our executive officers. Therefore we have entered into change-in-control retention agreements with our executive officers in order to (i) retain these key executives during periods of uncertainty; (ii) enable these executives to evaluate, negotiate and execute a change-in-control transaction more objectively; (iii) encourage these executives to remain focused on running the business rather than seeking other employment in the event of a possible change-in-control; and (iv) preserve shareholder value by providing continuity of management during a transition period.

These change-in-control benefits are reviewed from time-to-time by the Compensation Committee to ensure that they are consistent with our compensation objectives and market practices and the terms of our agreements, including the severance multiple, are consistent with the prevailing practices. The Compensation Committee believes the benefits provided under these agreements are appropriate and are consistent with our objective of attracting and retaining highly qualified executives.

Benefits payable under these change-in-control agreements are conditioned upon the occurrence of a “double trigger” event (meaning there must be both a change-in-control of the Company and, within the following 24 months, a termination of employment by either the Company without cause, or by the officer for good reason). We opted for a double-trigger, rather than a “single trigger” that provides for severance payments solely on the basis of a change-in-control, since a double trigger is consistent with the purpose of encouraging the continued employment of the executive following a change of control.

In the event that the conditions for payment of severance compensation are met, the officer will be entitled to receive:

•

A lump sum payment in an amount equal to the sum of annual base salary in effect at the time of termination of employment + target payout of annual cash incentive plan for the year in which termination of employment occurs x two;

•

The continuation of coverage for the officer and his eligible spouse and dependents under the Company’s group health plans for 24 months following termination of employment or until the date he becomes covered under similar benefit plans;

•

Unvested stock option grants to executive officers vest immediately and any restrictions on share grants in effect on the date of a change-in-control lapse immediately. Accelerated vesting provides our executive officers and employee option holders with the same opportunities as our other shareholders who are free to realize the value created at the time of the transaction by selling their shares;

•	Performance share unit payouts based on actual performance achieved as of the date of a change-in-control; and

•	Professional outplacement services.

In certain instances, payments made to an executive officer on account of termination following a change-in-control may be subject to federal excise tax. We provide the executive officer with a tax gross-up payment to offset the effect of the excise tax. We provide for these payments because they allow an executive to recognize the full intended economic benefit of his agreement and eliminate unintended disparities between executives that the excise tax can arbitrarily impose, owing to the particular structure of this tax provision.

For more details regarding the terms and conditions of these change-in-control agreements, see “Potential Benefits Upon or Following a Change-in-Control” later in this Proxy Statement.

PART III: COMPENSATION COMMITTEE ACTIONS RELATED TO 2013

EXECUTIVE COMPENSATION

We engaged Exequity, our independent executive compensation consultant, to assist us in establishing 2013 compensation for our executive officers. During our meeting on November 28, 2012, and after considering the recommendations of Exequity, we set 2013 base salaries and incentive compensation opportunities and performance measures. The base salary increases for the named executive officers range from 6.4% to 8.7%.

Performance measures for the quantitative corporate financial element of the Annual Cash Incentive Plan are:

Measure	Threshold	Target	Maximum
Return on Capital	8%	11.5%	16%
Diluted Earnings per Share Growth	0%	10%	20%
— Equivalent Amount per Share	$3.45	$3.80	$4.14

We also established the following threshold, target, and maximum cumulative diluted earnings per share growth and cumulative revenue growth performance goals for the 2013-2015 Long-Term Incentive Plan performance share unit awards:

Measure	Threshold	Target	Maximum
Cumulative Diluted Earnings per Share Growth	4%	8%	14%
— Equivalent Amount per Share	$11.20	$12.10	$13.53
Cumulative Revenue Growth	5%	7%	11%
— Equivalent Revenue Levels	$4,666,000	$4,848,900	$5,229,200

We granted stock options, performance share units for the 2013-2015 Long-Term Incentive Plan, and restricted shares to our executive officers consistent with our equity grant policy in the following amounts:

Named Executive Officer	Options (# Shares)	Performance Share Units at Target (#)	Restricted Shares (#)
Michael F. Hilton	43,000	16,000	8,000
Gregory A. Thaxton	11,000	4,100	2,000
John J. Keane	11,900	4,400	2,200
Peter G. Lambert	8,500	3,100	1,550
Gregory P. Merk	7,600	2,800	1,450

PART IV: POLICIES RELATED TO EXECUTIVE COMPENSATION

Equity Grant Policy

We make equity grants on a consistent schedule, generally at the first Compensation Committee meeting following the close of the fiscal year, to permit us to confirm prior fiscal year performance. We do not grant long-term incentive awards, stock options or restricted stock to our executive officers in anticipation of the release of significant earnings announcements or other material non-public information likely to result in changes to the price of our common shares. Similarly, we do not time the release of material non-public information based on equity grant dates. Awards are effective on the date that we grant the award. We have delegated limited authority to Mr. Hilton to approve equity awards, excluding grants made to executive officers. Equity grants approved by Mr. Hilton in any quarter will be effective the first day of the month following public disclosure of quarterly earnings for that quarter. In the event the effective date of the grant is a Saturday, Sunday or holiday, the effective date of grant will be the first subsequent day our common shares are traded. Such grants will be reported to the Compensation Committee at its next regularly scheduled meeting. In 2012, Mr. Hilton approved the grant of a total of 9,600 shares of restricted stock to non-executive officer employees.

The stock option grants are subject to (i) profit recapture (commonly known as a “clawback”) when an executive officer acts inconsistently with the non-compete provision of his or her employee agreement following termination of employment, or (ii) forfeiture in the event an executive officer’s employment is terminated due to a criminal act, fraud or other such behavior inconsistent with our Code of Ethics and Business Conduct. The invoking of the clawback or forfeiture provision is solely at our discretion. To date, we have not had the need to exercise our discretion in seeking profit recapture or forfeiture from any former executive officer. We intend to revise our clawback policy covering our annual and long-term incentive award plans and arrangements, if necessary, once the Securities and Exchange Commission adopts the final implementing rules.

Share Ownership Guidelines

We require share ownership by our executive officers to emphasize our executive compensation program’s objective of aligning the individual financial interests of our executive officers with the investment interests of our long-term shareholders. We require our executive officers to own the following multiples of base salary in the equivalent number of common shares:

Chief Executive Officer	5 times base salary
President (if other than the CEO)	3 times base salary
Other Executive Officers	2 times base salary

The number of shares required to be held varies according to our common share price movement. Newly elected or promoted executive officers will have up to five years to meet the ownership requirements after their election or promotion.

Executive officers who have not satisfied the share ownership requirements by the end of the five-year period or who have not shown progress (as subjectively determined by the Committee) toward the required ownership level prior to the end of such five-year period will be expected to retain 100% of the shares acquired through exercise of options, lapse of transfer restrictions on restricted shares or long-term incentive performance share awards, net of shares tendered to cover the taxes due or the lapse of a restriction period until the share ownership requirement is achieved or there is progress towards the ownership requirement. We review the actual share ownership of each executive officer compared to the applicable share ownership guideline, including the number of vested stock options, share equivalent units in deferred compensation plans and share ownership in the Nordson Corporation Employee Stock Ownership and 401(k) Plans, each of which count as valid forms of share ownership under the ownership guidelines. As of October 31, 2012, all named executive officers who have been executive officers for five years meet the ownership guidelines. Mr. Hilton has two years as of the date of this Proxy Statement to achieve the share ownership equal to five times his base salary and is demonstrating progress in doing so.

Anti-Pledging/Anti-Hedging Policy

Nordson’s policy prohibits directors and executive officers from pledging Nordson Common Shares as collateral. Also prohibited is trading in derivative securities of Nordson’s common stock, engaging in short sales of Nordson securities, or purchasing any other financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Nordson securities.

Deductibility of Executive Compensation

We continuously review and evaluate the impact of changes in tax laws and accounting practices and interpretations and similar factors affecting our executive compensation program. For example, Financial Accounting Standards Board ASC Topic 718, which results in recognition of compensation expense for Stock Incentives, and Section 409A of the Internal Revenue Code, which impacts deferred compensation arrangements, are considered as we evaluate, structure and implement changes to the program.

Section 162(m) of the Internal Revenue Code sets a limit of $1,000,000 on the amount we can deduct for compensation paid to each of the Chief Executive Officer and the three other most highly compensated executive officers other than the Chief Financial Officer. Compensation that qualifies as “performance-based” compensation under Section 162(m) does not count toward the $1,000,000 limit. Our general philosophy is to qualify future compensation for tax deductibility under Section 162(m) of the U.S. Internal Revenue Code, wherever appropriate, recognizing that, under certain circumstances, the limitations may be exceeded. Qualification is sought to the extent practicable and only to the extent that it is consistent with our overall compensation objectives.

Our current incentive compensation plans allow the annual cash incentive and long term incentive compensation to be excluded in determining deductibility under Section 162(m). Exclusion of those amounts under Section 162(m) means that they are fully deductible, regardless of amount, assuming they are otherwise considered reasonable compensation and are within the limits of the plans. Payments of base pay and restricted stock (as currently structured) would not be excludable and, thus, the payment of those amounts in excess of $1 million in one year would, generally, be non-deductible.

In addition, our current annual incentive and equity compensation plans, as amended, contain performance measures that were approved by our shareholders in 2008, which provides us with flexibility to grant performance-based awards under the plans that are fully deductible under Section 162(m).

In order to maintain qualification under Section 162(m), we must seek shareholder approval of the performance measures every five years. We are seeking approval of the performance measures under the 2012 Stock Incentive and Award Plan this year under Proposal 4. No changes have been made to those performance measures that were approved in 2008 by our shareholders.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion and Analysis that appears in this Proxy Statement. Based on such review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s definitive Proxy Statement on Schedule 14A and incorporated by reference into the Company’s Annual Report on Form 10-K for the Fiscal Year ended October 31, 2012, each as filed with the SEC.

Compensation Committee

Mary G. Puma, Chairperson

Lee C. Banks

Joseph P. Keithley

Victor L. Richey, Jr.

William L. Robinson

January 18, 2013

The above Compensation Committee Report does not constitute soliciting material and should not be deemed filed with the SEC or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act. If this Report is incorporated by reference into the Company’s Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.

RISKS RELATED TO EXECUTIVE COMPENSATION POLICIES AND PRACTICES

The Compensation Committee believes that the design of the executive compensation program as outlined in the “Compensation Discussion and Analysis” above places emphasis on long-term incentives and competitive base salaries. While the annual cash incentive plan is tied to short-term performance, the Committee concluded that emphasis on long-term incentives appropriately balances risk and management’s motivations for our long-term success, including share price performance, with the interests of our long-term shareholders. Although our program is designed to pay-for-performance and provide incentive-based compensation, the incentive-driven elements of our compensation program contain various mitigating features to ensure management is not encouraged to take unnecessary risks in managing the business that could maximize short-term results at the expense of long-term value.

Discretion is provided to the Compensation Committee to set targets, monitor performance, and to exercise negative discretion in setting incentive plan payouts to our executive officers.

Based upon this analysis, we believe that our compensation policies and practices do not encourage our executive officers to take excessive or unnecessary risks and are not reasonably likely to have a material adverse effect on the Company.

The table below summarizes the risk mitigation factors applicable to the primary elements of the Company’s executive compensation plans.

Base Salary Risk Mitigation Factors

Fixed Amount.    Base salary does not encourage risk-taking as it is a fixed amount.

Small Percentage of Total Compensation.    Base salary is a relatively small percentage of total direct compensation for executives.

Annual Cash Incentive Risk Mitigation Factors

Multiple Performance Factors.    The Annual Cash Incentive Plan uses multiple performance factors that encourage executives to focus on the overall strength of the business rather than a single financial measure.

Award Cap.    Awards payable to any individual are capped.

Management Processes.    Board and management processes are in place to oversee risk associated with the Annual Cash Incentive Plan, including, but not limited to, monthly and quarterly business performance reviews by management and regular business performance reviews by the Board of Directors and the Audit Committee.

Long-Term Equity Compensation Risk Mitigation Factors

Share Ownership Guidelines.    Share ownership guidelines align the executive interests with those of our long-term shareholders.

Vesting Schedule Overlaps.    The vesting schedules for long-term incentives overlap and, therefore, reduce an executive officer’s motivation to maximize performance in any one period.

Service-based Vesting.    Service-based vesting conditions with respect to equity grants encourage alignment with long-term shareholder interests.

Anti-Hedging/Anti-Pledging Policy.    The Company’s anti-hedging policy prohibits Directors and our executive officers from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of our Common Stock, including prepaid variable forward contracts, equity swaps, collars and exchange funds. Our anti-pledging policy prohibits our Directors and executive officers from pledging our Common Stock as collateral.

Clawback Provision.    Forfeiture and profit recapture (“clawback”) terms accompany stock option grants.

SUMMARY COMPENSATION FOR FISCAL YEAR 2012

All references in this section to years are references to fiscal year(s) unless otherwise noted. Our fiscal year ends October 31.

The following narratives, tables, footnotes and supplemental tables present the components of compensation for our named executive officers for the Fiscal Year ended October 31, 2012. The individual components of the compensation reflected in the Summary Compensation Table (SCT) for 2012 are:

•	Salary. Base salary earned by a named executive officer during 2012. Any amount of base salary deferred by a named executive officer is identified in footnote 1 to the table.

•	Bonus. We did not award any non-performance-based discretionary cash incentives to our named executive officers for 2012.

•

Stock Awards.    The awards disclosed in the “Stock Awards” column consist of restricted share grants and performance share grants for the 2012-2014, 2011-2013 and 2010-2012 performance periods. The calculations are based upon the grant date fair value of restricted shares and performance share units as calculated under FASB ASC Topic 718 (formerly known as FAS 123R) for 2012, 2011 and 2010. Details about Long-Term Incentive Plan awards are included in the narrative accompanying the “Grants of Plan-Based Awards” table below. For performance share awards, grant date fair value disclosed in the SCT is based on the level at which the award is expected to pay out, rather than at the maximum possible payout. The maximum payout appears in a footnote to the table.

•

Option Awards.    The awards disclosed in the “Option Awards” column consist of option grants for our common stock. The award amounts represent the grant date fair value of stock options as calculated under FASB ASC Topic 718 (formerly known as FAS 123R) for each named executive officer. Details about the option awards made during 2012 are included in the narrative accompanying the “Grants of Plan-Based Awards” table.

•

Non-Equity Incentive Plan Compensation.    The amounts disclosed under the “Non-Equity Incentive Plan Compensation” column represent compensation earned under the Annual Cash Incentive Plan. Further information concerning the Annual Cash Incentive Plan may be reviewed in Part II of the Compensation Discussion and Analysis section of this Proxy Statement under the caption “Annual Incentive Compensation.”

•

Change in Pension Value.    The amounts disclosed in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column represent solely any actuarial increase during the fiscal year in the pension value provided under our qualified defined benefit pension plan and non-qualified excess defined benefit pension plan. We do not pay above-market or preferential rates on the non-qualified deferred compensation of our named executive officers. A narrative discussion of our defined benefit pension plan and excess defined benefit pension plan and the estimated present value of the accumulated benefits accompanies the “Pension Benefits” table.

•

All Other Compensation.    The amounts disclosed in the “All Other Compensation” column include the combined value of the named executive officer’s perquisites, our matching contributions to the qualified deferred compensation 401(k) plan and non-qualified deferred compensation plan and other noted payments.

Summary Compensation Table

In this section we provide certain tabular and narrative information regarding the compensation of our principal executive and financial officers and our three other most highly compensated executive officers for 2012.

Name and Principal Position	Fiscal Year	Salary (1) $	Bonus $	Stock Awards (2) $	Option Awards (3) $	Non-Equity Incentive Plan Compen- sation (4) $	Change in Pension Value & Non- Qualified Deferred Compensation Earnings (5) $	All Other Compen- sation (6) $	Total $
Michael F. Hilton	2012	725,000	—	1,279,700	950,543	1,016,088	537,215	73,649	4,582,195
President and Chief Executive Officer	2011	700,000	—	1,146,150	859,250	1,400,000	359,825	50,044	4,515,269
	2010	534,375	—	931,307	873,877	961,876	82,031	756,374	4,139,840
Gregory A. Thaxton	2012	345,000	—	290,119	224,674	325,499	653,505	32,513	1,871,310
Senior Vice President and Chief Financial Officer	2011	330,000	—	254,700	195,909	396,000	483,963	24,467	1,685,039
	2010	308,000	—	281,926	168,150	338,800	171,015	12,961	1,280,852
John J. Keane	2012	345,000	—	383,910	276,522	362,612	538,204	309,631	2,215,879
Senior Vice President	2011	330,000	—	356,580	274,960	473,550	509,572	28,608	1,973,270
	2010	318,000	—	403,270	264,556	445,200	239,158	19,078	1,689,262
Peter G. Lambert	2012	300,000	—	251,728	181,467	225,270	409,057	19,783	1,387,305
Senior Vice President	2011	285,000	—	237,633	182,161	324,900	412,481	150,298	1,592,473
	2010	268,000	—	236,607	147,972	321,600	117,014	16,217	1,107,410
Gregory P. Merk	2012	260,000	—	226,134	172,826	193,265	—	15,116	867,341
Vice President

(1)	This column includes amounts of base salary deferred into the 2005 Deferred Compensation: Mr. Hilton — $43,495, $40,923 and $25,961; Mr. Thaxton — $36,085, $23,227, and $15,400; Mr. Keane — $29,200, $22,539, and $13,354; and Mr. Lambert — $17,769, $0, and $2,000.

(2)	This column represents the grant date fair value of restricted shares and performance share units as calculated under FASB ASC Topic 718 (formerly known as FAS 123R). The grant date fair value disclosed for performance share awards are based on target performance. The maximum performance share award amount with respect to each of the named executive officers is shown in the table below. The assumptions made in valuing stock awards reported in this column for 2012 are discussed in Note 11, Stock-based Compensation to the consolidated financial statements included in our Annual Reports on Form 10-K for the Fiscal Year ended October 31, 2012.

Named Executive Officer	Fiscal Year	Maximum Performance Share Payout (Units)	Maximum Performance Share Payout ($)
Michael F. Hilton	2012	40,000	1,684,800
	2011	36,000	1,512,540
	2010	48,868	1,442,583
Gregory A. Thaxton	2012	9,000	379,080
	2011	8,000	336,120
	2010	12,000	313,140
John J. Keane	2012	12,000	505,440
	2011	11,200	470,568
	2010	16,000	417,520
Peter G. Lambert	2012	7,800	328,536
	2011	7,600	319,314
	2010	9,400	245,293
Gregory P. Merk	2012	7,000	294,840

(3)	This column represents the grant date fair value of the stock option award as calculated under FASB ASC Topic 718 (formerly known as FAS 123R) as of the respective grant date for each award. The grant date fair value was determined using the Black-Scholes valuation model. For additional information regarding such grants, see the “Grants of Plan-Based Awards” table below. The aggregate grant date fair value may not correspond to the actual value that may be recognized by the named executive officer. The actual amount, if any, realized upon the exercise of stock options will depend upon the market price of our common shares relative to the exercise price per share of the stock option at the time of exercise.

The table below lists the assumptions used in 2012 to estimate the grant date fair value of stock options granted to the named executive officers and included in this column as of October 31, 2012:

Fiscal Year	Number of Shares Granted	Exercise Price	Expected Life (in years)	Dividend Yield	Volatility	Risk-Free Rate
2008	179,900	$26.46	6.1	1.41%	0.261	3.62%
2009	301,200	$14.37	6.2	1.36%	0.4038	1.76%
2010	133,218	$29.05	6.2	1.37%	0.4295	3.03%
2011	97,400	$43.32	6.3	1.28%	0.4311	2.25%
2012	104,500	$43.73	6.1	1.20%	0.454	1.23%

The assumptions listed in the above table differ slightly from those presented in Note 11, Stock-based Compensation to the consolidated financial statements included in our Annual Report on Form 10-K for the Fiscal Year ended October 31, 2012. The assumptions in Note 11 are determined by the vesting period for stock option grants to executive officers — 4 years — and to all other grantees — 5 years.

See the “Grants of Plan-Based Awards” table for information with respect to the stock options granted in 2012 and the “Outstanding Equity Awards” table for information with respect to the stock options granted prior to 2012.

(4)	The amounts in this column represent the total non-equity incentive plan compensation we recognized in the respective fiscal year under our Annual Cash Incentive Plan and also include the portion of the annual incentive bonus that was deferred by Mr. Hilton — $84,000. This deferral is noted in footnote 1 to the “Non-Qualified Deferred Compensation” table.

(5)	The amounts entered in this column reflect the aggregate change in the actuarial present value of the named executive officer’s accumulated benefits under the Nordson Corporation Salaried Employees Defined Benefit Pension Plan and Excess Defined Benefit Pension Plan. There were no above-market or preferential earnings on non-qualified deferred compensation. The present value amounts of the accumulated benefits were determined using assumptions discussed in Note 3, Retirement, Pension and other Post-retirement Plans to the consolidated financial statements included in our Annual Report on Form 10-K for the Fiscal Year ended October 31, 2012.

The following table provides further details to the increases by plan for 2012:

Named Executive Officer	Change in Pension Plan Value ($)	Change in Excess Pension Plan Value ($)	Total ($)
Michael F. Hilton	51,907	485,308	537,215
Gregory A. Thaxton	184,105	469,400	653,505
John J. Keane	163,200	375,004	538,204
Peter G. Lambert	159,394	249,663	409,057
Gregory P. Merk	—	—	—

(6)	The following tables describe each component of the “All Other Compensation” column in the Summary Compensation Table:

Named Executive Officer	Total Perquisites ($) (a)	Relocation Assistance ($) (b)	Tax Gross- Up Related to Relocation Assistance ($)	Company Contribu- tions to Tax- Qualified and Non-Qualified Plans ($)	Dividends Related to Share Based Plans ($)	Total All Other Compensation ($)
Michael F. Hilton	11,538	—	—	50,119	11,992	73,649
Gregory A. Thaxton	6,735	—	—	22,550	3,228	32,513
John J. Keane	7,203	200,259	75,713	20,900	5,556	309,631
Peter G. Lambert	5,000	4,402	0	7,500	2,881	19,783
Gregory P. Merk	—	—	—	12,530	2,586	15,116

(a)	Total perquisites for 2012:

Named Executive Officer	Financial Planning ($)	Club Dues ($)	Executive Physicals ($)	Total Perquisites ($)
Michael F. Hilton	5,000	4,760	1,778	11,538
Gregory A. Thaxton	4,835	400	1,500	6,735
John J. Keane	5,000	—	2,203	7,203
Peter G. Lambert	5,000	—	—	5,000
Gregory P. Merk	—	—	—	—

(b)	Mr. Keane’s relocation assistance includes incremental cost paid or incurred by us for his relocation from Georgia to Ohio. Mr. Lambert’s relocation assistance includes the incremental cost paid or incurred by us for his relocation from Rhode Island to Georgia.

GRANTS OF PLAN-BASED AWARDS

We granted the following type of awards to our executive officers in 2012:

•

Annual Cash Incentive Awards — The Compensation Committee establishes measures for corporate financial performance at the beginning of a fiscal year. Any payouts are determined by actual fiscal year performance against the measures, and pre-established business segment performance measures (for our named executive officers that lead our business segments). Payout amounts are referred to in the following table as “ACI.”

•

Long-Term Incentive Awards — The Compensation Committee may approve long-term incentive awards for executive officers based on three-year cumulative performance measures as selected by the Committee. If the target measure is achieved, payout is of 100% of the target award. The award is in the form of performance share units which are settled in unrestricted Nordson common shares on a one-for-one basis. The payout will vary based upon the actual three-year performance. However, the three-year performance threshold must be achieved before any payout is made. These awards are referred to in the following table as “LTI.”

•

Restricted Shares — Restricted shares are granted subject to restrictions on transferability. The shares may be voted but not sold or transferred during the restriction period. Cash dividends are paid on the restricted shares during the restriction period. Restricted shares vest on a pro-rata basis annually each year for three years following the date of grant. If an executive officer’s employment terminates due to death, disability, or early retirement after the grant date, unvested shares are forfeited. All restrictions lapse if termination is due to retirement at or after normal retirement age (age 65). These awards are referred to in the following table as “RS.”

•

Stock Options — Stock options have a term of ten years, become exercisable over a four-year period at the rate of 25% per year beginning one year from the grant date, and have an exercise price equal to the closing price of our common shares on the grant date. Each option permits the grantee to pay for the exercise price and satisfy tax-withholding obligations with previously owned common shares or with shares acquired upon exercise. Information with respect to each of these awards on a grant-by-grant basis is set forth in the table below. These awards are referred to in the following table as “Options.”

Grants of Plan-Based Awards

The following table and footnotes present the components of the plan-based grants made to our named executive officers during 2012.

			Estimated Future Payouts Under Non-equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (3)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Plan	Grant Date	$	$	$	#	#	#	#	#	$/sh	$
Michael F. Hilton	ACI	Nov. 28, 2011	362,500	725,000	1,450,000	—	—	—	—	—	—	—
	LTI	Nov. 28, 2011	—	—	—	10,000	20,000	40,000	—	—	—	842,400
	RS	Nov. 28, 2011	—	—	—	—	—	—	10,000	—	—	437,300
	Options	Nov. 28, 2011	—	—	—	—	—	—	—	55,000	43.73	950,543
Gregory A. Thaxton	ACI	Nov. 28, 2011	112,125	224,250	448,500	—	—	—	—	—	—	—
	LTI	Nov. 28, 2011	—	—	—	2,250	4,500	9,000	—	—	—	189,540
	RS	Nov. 28, 2011	—	—	—	—	—	—	2,300	—	—	100,579
	Options	Nov. 28, 2011	—	—	—	—	—	—	—	13,000	43.73	224,674
John J. Keane	ACI	Nov. 28, 2011	120,750	241,500	483,000	—	—	—	—	—	—	—
	LTI	Nov. 28, 2011	—	—	—	3,000	6,000	12,000	—	—	—	252,720
	RS	Nov. 28, 2011	—	—	—	—	—	—	3,000	—	—	131,190
	Options	Nov. 28, 2011	—	—	—	—	—	—	—	16,000	43.73	276,522
Peter G. Lambert	ACI	Nov. 28, 2011	90,000	180,000	360,000	—	—	—	—	—	—	—
	LTI	Nov. 28, 2011	—	—	—	1,950	3,900	7,800	—	—	—	164,268
	RS	Nov. 28, 2011	—	—	—	—	—	—	2,000	—	—	87,460
	Options	Nov. 28, 2011	—	—	—	—	—	—	—	10,500	43.73	181,467
Gregory P. Merk	ACI	Nov. 28, 2011	71,500	143,000	286,000	—	—	—	—	—	—	—
	LTI	Nov. 28, 2011	—	—	—	1,750	3,500	7,000	—	—	—	147,420
	RS	Nov. 28, 2011	—	—	—	—	—	—	1,800	—	—	78,714
	Options	Nov. 28, 2011	—	—	—	—	—	—	—	10,000	43.73	172,826

(1)	These columns show the estimated dollar value of the potential payout under the Annual Cash Incentive Plan at threshold, target or maximum payout levels. The Committee’s process to determine payouts under the Annual Cash Incentive Plan is described in Part II of the Compensation Discussion and Analysis under the caption “Annual Incentive Compensation.”

(2)	These columns show the potential number of shares to be paid out for our named executive officers under our Long-Term Incentive Plan at threshold, target or maximum performance. The measures and potential payouts are described in more detail in Part II of the Compensation Discussion and Analysis under the caption “Long Term Incentive Compensation.” The grant date fair value recognized for financial reporting purposes in 2012 for these performance awards is included in the “Stock Awards” column of the Summary Compensation Table.

(3)	Values in this column reflect the grant date fair value for stock option awards and performance share unit awards determined in accordance with FASB ASC Topic 718 (formerly known as FAS 123R). The grant date fair value of the performance share unit awards (LTI) are at target. The grant date fair value based on payout at the maximum performance level is: Mr. Hilton — $1,684,800; Mr. Thaxton — $379,080; Mr. Keane — $505,440; Mr. Lambert — $328,536; and Mr. Merk — $294,840. The actual amounts that will be received by the named executive officer will be determined at the end of the performance period based upon our actual performance, which may differ from the performance that was probable at the date of grant.

For establishing grant date fair value of stock options, we use the Black-Scholes option pricing model to calculate the fair value of stock options. The key assumptions for the Black-Scholes valuation method include the expected life of the option, stock price volatility, the risk-free interest rate, dividend yield and exercise price. The exercise price of stock options is the fair market value of our common shares on the date of grant. The following table sets forth the assumptions used in the calculation of the amounts for stock option awards presented in the table:

a.	Expected Volatility: 0.454.

b.	Risk-Free Interest Rate: The rate available at the time the grant was made on zero-coupon U.S. Government issues with a remaining term equal to the expected life: 1.23%.

c.	Dividend Yield: 1.20% based on the historical dividend yield.

d.	Expected Life: 6.1 years.

The calculations for the fair value of restricted stock are based upon the grant date fair value of restricted share awards determined using the market price of common stock at the grant date.

OUTSTANDING EQUITY AWARDS AT OCTOBER 31, 2012

The following narrative, table and footnotes describe equity awards granted to our named executive officers under our Long-Term Performance Plan that were outstanding as of the end of 2012:

•

2011-2013 Long-Term Incentive Plan Performance Share Unit Awards (disclosed as “2011 LTIP” awards in the “Stock Awards” columns). The 2011-2013 performance period began on November 1, 2010 and concludes on October 31, 2013. Settlement of these awards will be in the form of unrestricted Nordson common shares on a one-for-one basis. The ultimate value of the awards will depend on the number of share units earned and the price of our common shares at the time of settlement.

•

2012-2014 Long-Term Incentive Plan Performance Share Unit Awards (disclosed as “2012 LTIP” awards in the “Stock Awards” columns). The 2012-2014 performance period began on November 1, 2011 and concludes on October 31, 2014. Settlement of these awards will be in the form of unrestricted Nordson common shares on a one-for-one basis. The ultimate value of the awards will depend on the number of share units earned and the price of our common shares at the time of settlement.

•	Restricted Shares (disclosed in the “Stock Awards” columns). Consist of the unvested restricted share grants to named executive officers.

•

Stock Options (disclosed in the “Option Awards” columns). Consist of stock option grants made to our named executive officers. Stock options have a term of ten years and become exercisable over a four year period at the rate of 25% per year, beginning one year from the grant date.

Outstanding Equity Awards

The following table sets forth information with respect to performance share awards, restricted share awards and stock options held by our named executive officers as of October 31, 2012. Dates noted below the names of the named executive officers represent grant dates for stock options and restricted shares.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexer- cised Options - Exercis- able (1) (#)	Number of Securities Underlying Unexer- cised Options- Unexercis- able (1) (#)	Option Exercise Price $/sh	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Vested (3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Not Vested ($)
Michael F. Hilton
2011 LTIP	—	—	—	—	—	—	36,000	2,125,080
2012 LTIP	—	—	—	—	—	—	40,000	2,361,200
Restricted Shares
16-Jan-10 (4)	—	—	—	—	6,842	403,883	—	—
7-Dec-10	—	—	—	—	6,000	354,180	—	—
28-Nov-11	—	—	—	—	10,000	590,300	—	—
Stock Options:
16-Jan-10 (5)	34,609	34,609	30.70	16-Jan-2020	—	—	—	—
7-Dec-10	12,500	37,500	43.32	07-Dec-2020	—	—	—	—
28-Nov-11	—	55,000	43.73	28-Nov-2021	—	—	—	—
Gregory A. Thaxton
2011 LTIP	—	—	—	—	—	—	8,000	472,240
2012 LTIP	—	—	—	—	—	—	9,000	531,270
Restricted Shares
7-July-10	—	—	—	—	1,468	86,656	—	—
7-Dec-10	—	—	—	—	1,334	78,746	—	—
28-Nov-11	—	—	—	—	2,300	135,769	—	—
Stock Options:
5-Dec-07	6,800	—	26.46	5-Dec-2017	—	—	—	—
4-Dec-08	6,550	6,550	14.37	4-Dec-2018	—	—	—	—
3-Dec-09	3,750	7,500	27.26	3-Dec-2019	—	—	—	—
7-Dec-10	2,850	8,550	43.32	7-Dec-2020	—	—	—	—
28-Nov-11	—	13,000	43.73	28-Nov-2021	—	—	—	—
John J. Keane
2011 LTIP	—	—	—	—	—	—	11,200	661,136
2012 LTIP	—	—	—	—	—	—	12,000	708,360
Restricted Shares
3-Dec-09	—	—	—	—	4,000	236,120	—	—
7-July-10	—	—	—	—	1,000	59,030	—	—
7-Dec-10	—	—	—	—	1,868	110,268	—	—
28-Nov-11	—	—	—	—	3,000	177,090	—	—
Stock Options:
5-Dec-07	6,900	—	26.46	5-Dec-2017	—	—	—	—
4-Dec-08	34,050	11,350	14.37	4-Dec-2018	—	—	—	—
3-Dec-09	11,800	11,800	27.26	3-Dec-2019	—	—	—	—
7-Dec-10	4,000	12,000	43.32	7-Dec-2020	—	—	—	—
28-Nov-11	—	16,000	43.73	28-Nov-2021	—	—	—	—

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexer- cised Options - Exercis- able (1) (#)	Number of Securities Underlying Unexer- cised Options- Unexercis- able (1) (#)	Option Exercise Price $/sh	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Vested (3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Not Vested ($)
Peter G. Lambert
2011 LTIP	—	—	—	—	—	—	7,600	448,628
2012 LTIP	—	—	—	—	—	—	7,800	460,434
Restricted Shares
7-July-10	—	—	—	—	1,336	78,864	—	—
7-Dec-10	—	—	—	—	1,200	70,836	—	—
28-Nov-11	—	—	—	—	2,000	118,060	—	—
Stock Options:
5-Dec-07	3,400	—	26.46	5-Dec-2017	—	—	—	—
4-Dec-08	5,700	5,700	14.37	4-Dec-2018	—	—	—	—
3-Dec-09	3,300	6,600	27.26	3-Dec-2019	—	—	—	—
7-Dec-10	2,650	7,950	43.32	7-Dec-2020	—	—	—	—
28-Nov-11	—	10,500	43.73	28-Nov-2021	—	—	—	—
Gregory P. Merk
2011 LTIP	—	—	—	—	—	—	6,400	377,792
2012 LTIP	—	—	—	—	—	—	7,000	413,210
Restricted Shares
7-July-10	—	—	—	—	1,200	70,836	—	—
7-Dec-10	—	—	—	—	1,068	63,044	—	—
28-Nov-11	—	—	—	—	1,800	106,254	—	—
Stock Options:
3-Nov-03	3,600	—	13.86	3-Nov-2013	—	—	—	—
9-Dec-04	3,600	—	18.46	9-Dec-2014	—	—	—	—
7-Dec-05	2,400	—	19.25	7-Dec-2015	—	—	—	—
22-Nov-06	15,600	—	24.39	22-Nov-2016	—	—	—	—
5-Dec-07	13,600	—	26.46	5-Dec-2017	—	—	—	—
4-Dec-08	17,100	5,700	14.37	4-Dec-2018	—	—	—	—
3-Dec-09	6,100	6,100	27.26	3-Dec-2019	—	—	—	—
7-Dec-10	2,250	6,750	43.32	7-Dec-2020	—	—	—	—
28-Nov-11	—	10,000	43.73	28-Nov-2021	—	—	—	—

(1)	Amounts in these columns represent vested and unvested stock options granted for 2004 through 2012. The options are exercisable in four equal annual installments (25% of grant per year), commencing one year after the grant date. As of October 31, 2012, none of the options granted during 2012 had vested. The options granted to Mr. Merk in 2003, 2004 and 2005 vested at a rate of 20% per year for five years.

(2)	Amounts in these columns represent restricted share grants that have not vested as of October 31, 2012. Restricted shares vest in three equal annual installments, commencing one year after grant date. Market or Payout Value was calculated by multiplying the closing price of our common shares on October 31, 2012 — $59.03 per share — by the number of unvested shares. Mr. Keane’s December 3, 2009 grant vested on December 3, 2012.

(3)	This column reflects performance shares granted in 2011 and 2012. These shares are conditioned upon performance during three-year cycles ending on October 31, 2013 and October 31, 2014, respectively. The payouts will be determined following the Compensation Committee’s verification of performance at the close of the respective performance period. The 2011-2013 and 2012-2014 performance period awards are shown at the expected maximum payout since the target performance level would be exceeded based on performance to date.

(4)	Upon his employment as President and Chief Executive Officer, Mr. Hilton was granted 6,842 restricted shares pursuant to the employment agreement we entered into with Mr. Hilton. These shares will vest on January 16, 2013.

(5)	Upon his employment as President and Chief Executive Officer, Mr. Hilton was granted 69,218 stock options pursuant to the employment agreement we entered into with Mr. Hilton. These options are exercisable in four equal installments (25% of grant per year), commencing January 16, 2011.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth information with respect to the stock options exercised, restricted stock vested and performance share unit awards during 2012, before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
			Restricted Stock (Vested July 7, 2012)		Restricted Stock (Vested 12/7/11)		2009-2011 LTIP Payout
Named Executive Officer	Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Michael F. Hilton	—	—	—	—	3,000	144,150	—	—
Gregory A. Thaxton	—	—	1,466	75,118	666	32,001	9,400	393,390
John J. Keane	—	—	1,000	51,240	932	44,783	16,000	669,600
Peter G. Lambert	—	—	1,332	68,252	600	28,830	8,000	334,800
Gregory P. Merk	—	—	1,200	61,488	532	25,563	8,000	334,800

(1)	Value realized was calculated by multiplying the closing price of our common shares on July 7, 2012 ($51.24 per share) and December 7, 2011 ($48.05 per share), respectively, by the number of shares acquired.

(2)	Settlement of vested share unit payouts occurred on January 6, 2012. The closing price of our common shares was $41.85 on January 6, 2012. Mr. Thaxton deferred 8,460 units having a settlement date value of $354,051 under the 2005 Deferred Compensation Plan.

PENSION BENEFITS TABLE

The following table, narrative and footnotes set forth the actuarial present value of, and other information about, the pension benefits accumulated by each of our named executive officers for 2012.

Named Executive Officer	Plan Name	Number of Years Credited Service #	Present Value of Accumulated Benefit (1)(2) $	Payments During Last Fiscal Year $
Michael F. Hilton	Salaried Employees Pension Plan	—	—	—
	Excess Defined Benefit Pension Plan (3)	2.75	979,071	—
Gregory A. Thaxton	Salaried Employees Pension Plan	23.0	752,543	—
	Excess Defined Benefit Pension Plan	23.0	1,065,547	—
John J. Keane	Salaried Employees Pension Plan	20.0	655,955	—
	Excess Defined Benefit Pension Plan	20.0	1,461,064	—
Peter G. Lambert	Salaried Employees Pension Plan	19.5	650,231	—
	Excess Defined Benefit Pension Plan	19.5	793,662	—
Gregory P. Merk (4)	Salaried Employees Pension Plan	—	—	—
	Excess Defined Benefit Pension Plan	—	—	—

(1)	For the Salaried Employees Pension Plan, the actuarial assumptions used to determine the present value of the accumulated benefit at October 31, 2012 are:

•	measurement date of October 31;

•	each participant’s benefit commences at age 65, the age at which retirement may occur without any age-based reduction in benefits, discounted to October 31, 2012 using a discount rate of 3.45%;

•	the benefits are payable as a single life annuity; and

•	post-retirement mortality based on the 2012 Plan Year IRC 430 Non-annuitant Mortality Table Projected to 2027.

(2)	For the Excess Defined Benefit Pension Plan, the calculation of the present value of the accumulated benefit assumes that each participant’s benefit is payable as a lump sum commencing at age 65, the age at which retirement may occur without any age-based reduction in benefits, discounted to October 31, 2012 using a discount rate of 3.45%, a lump sum interest rate of 2.90% and post-retirement mortality based on the 2012 Plan Year IRC 430 Non-annuitant Mortality Table Projected to 2027.

(3)	Under the terms of his employment agreement, Mr. Hilton has an individual non-qualified supplemental pension benefit that treats Mr. Hilton as if he were fully vested in the Salaried Employees Pension Plan, solely in the event that Mr. Hilton experiences a termination due to death, disability, or without cause, or resignation with good reason (whether or not in connection with a change-in-control), as those terms are defined in the employment agreement, prior to becoming one hundred percent (100%) vested in the Salaried Employees Pension Plan. This benefit would be paid under the non-qualified Excess Defined Benefit Pension Plan. Once Mr. Hilton has accrued sufficient service to be fully vested in the Salaried Employees Pension Plan, we will have no obligation to provide the supplemental individual pension benefit.

(4)	Mr. Merk does not participate in the Salaried Employees Pension Plan or the Excess Defined Benefit Pension Plan.

Salaried Employees Pension Plan

We sponsor the Nordson Corporation Salaried Employees Pension Plan (the “Salaried Employees Pension Plan”), a pension plan for our U.S.-based salaried employees, including our U.S.-based named executive officers. Benefits under the pension plan are based on a “final average pay,” which means the monthly average of the highest aggregate compensation (base salary and annual cash incentive payment) for 60 months of the 120 most recent consecutive months prior to retirement. Compensation used to determine benefits under the Salaried Employees Pension Plan may not exceed the limit under the Internal Revenue Code.

Normal retirement age under the Salaried Employees Pension Plan is age 65. Employees who retire on or after age 55 may begin receiving their benefit immediately but experience a reduction in the benefit for every year prior to age 65 that the benefit begins. Employees become 100% vested in their benefit at the earlier of age 55, or after five years of service. The benefits are further reduced by benefits received under the Social Security program.

If the employee dies prior to receiving the vested benefit, the surviving spouse, if any, will receive a 50% survivor annuity for the rest of the surviving spouse’s life. Benefits under the Salaried Employees Pension Plan become payable on the first of the month following retirement, absent any election by a participant to commence the payment of benefits at a different time. Benefits are payable in one of the following ways:

•

Life Only Annuity.    If a participant is not married or has been married less than 12 months when payments begin and does not elect an optional payment method, he or she will receive the full amount of his or her benefit in equal monthly installments for the rest of his or her life. Payments begin on the first of the month following the retirement date. After death, no additional payments are made.

•

50% Joint & Survivor Annuity.    If a participant is married for at least 12 months when payments begin, he or she will receive his or her benefit as a 50% Joint & Survivor Annuity, absent election of (and spousal consent for) an optional payment form. Under this option, a participant will receive a reduced monthly benefit during his or her lifetime. After the participant’s death, his or her spouse receives a benefit equal to 50% of the monthly benefit the participant was receiving. If the spouse dies before the participant, but after the participant begins receiving payments, the participant will continue to receive the same benefit amount during his or her lifetime and no additional payments are made after death.

•

100% (or 75%) Joint & Survivor Annuity.    A participant will receive a reduced lifetime benefit under this option. The participant names a beneficiary and chooses the percentage of his or her benefit to continue to that individual after the participant’s death. After death, the beneficiary receives the percentage of benefit elected (100% or 75%) for the remainder of his or her life. The participant’s age at the date the benefit commences, the beneficiary’s age and the percentage elected to continue after death affect the amount of the benefit received during the participant’s lifetime.

•

10 Year Certain Annuity.    A participant will receive a reduced lifetime benefit in equal monthly installments with payments guaranteed for at least ten years under this option. Payments continue for the rest of the participant’s life even if he or she lives longer than the period of time elected. However, if the participant receives less than 120 payments before death, the same monthly benefit continues to the beneficiary until the combined total number of installment payments are made.

•

Level Income Option.    This option allows a participant to receive an increased monthly payment from the pension plan initially if a participant retires early and begins receiving payments from the pension plan before he or she is eligible for Social Security benefits. After Social Security benefits begin, the monthly payment from the pension plan is reduced. This option does not provide any survivor benefit and, therefore, no benefit is payable after death.

Excess Defined Benefit Pension Plan

We also sponsor an Excess Defined Benefit Pension Plan for our U.S.-based executive officers. This plan is a non-tax qualified supplemental plan designed to work in conjunction with the Salaried Employees Pension Plan. The pension benefit outlined above for the Salaried Employees Pension Plan is calculated as if there were no compensation limits under the Internal Revenue Code. Then, the maximum benefit allowable is paid out under Salaried Employees Pension Plan and the balance is paid out under the Excess Defined Benefit Pension Plan. In addition to the benefit payout alternatives listed above, under the Excess Defined Benefit Pension Plan, our executive officers may elect a lump sum payout of the benefit following termination of employment.

Benefits under the Excess Defined Benefit Pension Plan are unsecured and are payable from our general assets. Payments will be delayed if and to the extent payment within six months of the termination of employment will result in the imposition of additional taxes on the executive officer pursuant to Section 409A of the Internal Revenue Code. Payments delayed due to Section 409A rules will accrue interest during the deferral period at the 10-year Treasury bill rate in effect on the first business day of the Excess Defined Benefit Pension Plan year in which the delayed payment period commences.

NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth the contributions, earnings, withdrawals or distributions and aggregate balances for the named executive officers in 2012.

	2005 Deferred Compensation Plan
Named Executive Officer	Executive Contributions in Last Fiscal Year (1) ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate With- drawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Michael F. Hilton	127,494	42,619	8,016	—	318,226
Gregory A. Thaxton	390,135	12,782	235,679	—	1,013,129
John J. Keane	29,200	13,400	199,085	—	1,374,807
Peter G. Lambert	17,769	—	6,592	—	60,537
Gregory P. Merk (2)	—	—	—	—	—

(1)	This column includes:

(a)	amounts of base salary each named executive officer deferred in Fiscal Year 2012: Mr. Hilton — $43,495; Mr. Thaxton — $36,085; Mr. Keane — $29, 200; and Mr. Lambert — $17,769. These amounts deferred are included in the “Salary” column of the Summary Compensation Table and also noted in footnote number 1 to that table.

(b)	amount of annual cash incentive compensation Mr. Hilton deferred was $84,000.

(c)	Mr. Thaxton deferred 8,460 units of the 2009-2011 LTIP award. The value of the deferral using the settlement date share price of $41.85 was $354,051.

(2)	Mr. Merk does not participate in the Non-Qualified Deferred Compensation Plan.

Deferred Compensation Plan

Under the 2005 Deferred Compensation Plan, our executive officers may elect to defer up to 100% of their base pay and annual cash incentive compensation and 90% of their long-term incentive plan payout each year. An executive officer may elect to invest in a number of investment accounts designated by the Compensation Committee, including an account comprised of units of our common shares. The cash investment accounts mirror the investment funds and investment returns provided under our qualified defined contribution 401(k) plan, although the plans are not linked. The number of units credited to the share unit account is based on the closing price of our common shares on the day the share units are credited to the account and includes additional share units credited for quarterly dividends paid on our common shares.

Distributions are made in either a lump sum or installments based upon the executive officer’s annual election. An executive officer may elect to receive payment in the form of a single lump sum or periodic payments over a period of 5, 10 or 15 years. No later than 12 months prior to a distribution, an executive officer may make an election to change the payment date or form of payment, provided that the distribution occurs at least 5 years after the original date of distribution.

The Internal Revenue Service places limits on amounts that “highly compensated employees,” such as our executive officers, may contribute to 401(k) plans. Correspondingly, because of these limits, matching contributions to the 401(k) plan accounts of our executive officers in 2012 were limited. In order to restore any matching contribution amount that may have been forgone by our executive officers because of this limitation, we provide executive officers the opportunity to capture this potentially lost match in the deferred compensation plan. This restoration match is made to the executive officers who defer all or a minimum portion of their base salary.

If an executive officer dies, payment will be made to an executive officer’s beneficiary. For all distributions, cash will be paid with respect to the cash accounts and our common shares will be issued equal to the number of share units in the executive officer’s share unit account.

In order to permit deferrals and payouts that comply with Section 409A of the Internal Revenue Code, we adopted the 2005 Deferred Compensation Plan effective for deferrals by the executive officers after January 1, 2005. On December 10, 2008, the Compensation Committee adopted the Amended and Restated 2005 Deferred Compensation Plan to bring the plan into compliance with final rules issued under Section 409A.

The investment options under the 2005 Deferred Compensation were identical for 2010, 2011 and 2012. There were seven investment funds that a named executive officer could choose in 2012 with annual rates of return for the year ended October 31, 2012 ranging from 0.03% to 49.43%.

Investment Funds	2010 Return %	2011 Return %	2012 Return %
Investment Contract	3.50%	3.29%	2.72%
Money Market (B)	0.04%	0.08%	0.03%
Large Cap Value (500 Index B)	9.69%	7.62%	15.89%
Large Cap Blend (Equity-Income)	8.29%	5.57%	17.52%
Large Cap Growth (Blue Chip Growth)	15.05%	6.88%	17.20%
International Equity Index (B)	4.77%	-4.82%	10.17%
Nordson Stock (includes dividends)	49.65%	19.98%	49.43%

POTENTIAL PAYMENTS UPON TERMINATION

The following tables and narrative reflect the impact a loss of employment in each of the following scenarios has on executive compensation and benefits: termination for cause or voluntary separation, death, long-term disability, retirement, termination without cause or for good reason and payments in connection with a termination following a change-in-control. Our executive officers would receive the following payments upon a termination of employment due to death, long-term disability, retirement, termination without cause or for good reason:

•	base salary earned but not yet paid as of the date of termination;

•	Annual Cash Incentive Plan payout earned but not yet paid as of the date of termination; and

•	Long-Term Incentive Plan payouts for the most recently completed three-year performance period not yet paid as of the date of termination.

Payout of account balances of our executive officers’ deferred compensation plan accounts, qualified and excess defined benefit pension plans and qualified defined contribution (401(k)) plan would be made under the distribution provisions of those plans.

No additional or enhanced payments would be made to an executive officer for termination for cause or voluntary separation.

The following table outlines payments and benefits for the named executive officers under each termination scenario noted:

Benefit or Payment	Termination for Cause or Voluntary Termination	Termination Due to Death or Long-term Disability (1)	Termination Due to Retirement At Normal Age (age 65)	Termination Without Cause or for Good Reason (2)	Termination following a Change-in-Control (3)
Severance (Cash)	None	None	None

CEO Only:

a) an amount equal to (i) two times annual base salary at the rate in effect on the date of termination, plus (ii) an amount equal to two times the greater of: (x) ninety percent (90%) of annual base salary, or (y) target annual cash incentive payout payable in the fiscal year in which a termination occurs; and

(b) a pro-rated amount of annual cash incentive for such fiscal year based upon actual performance in such fiscal year, as determined at the end of the applicable performance period.

Lump sum cash payment equal to two times the sum of the executive officer’s annual base salary and annual cash incentive compensation (at the target payout)

Stock Options (Unvested)	Forfeited	Forfeited	Forfeited	Forfeited	Vest Upon A Change-in-Control

Benefit or Payment	Termination for Cause or Voluntary Termination	Termination Due to Death or Long-term Disability (1)	Termination Due to Retirement At Normal Age (age 65)	Termination Without Cause or for Good Reason (2)	Termination following a Change-in-Control (3)

Restricted Stock (Unvested)	Forfeited	Pro-rated vesting based on number of months of service since grant date	Vests upon Retirement at Normal Age Pro-rated vesting for Early Retirement based on number of months of service since grant date	CEO Only: Full vesting of restricted stock. All others: Forfeited	Vest Upon A Change-in-Control

Long-term Performance Plan	Forfeited	Pro-rated payouts determined at the conclusion of the respective performance period	Pro-rated payouts determined at the conclusion of the respective performance period	Forfeited	Accelerated vesting with payout based on performance as of the date of change-in-control

Excess Defined Pension Benefit	No enhancement	No enhancement	No enhancement	No enhancement	Two (2) additional years of age and benefit service

Paid Health Care Benefits	No	No	No	No	Yes

Professional Outplacement Services	No	No	No	No	Yes (up to $50,000)

Excise and Related Income Tax Gross Up	No	No	No	No	Yes

(1)	The disability benefit payable under the long-term disability plan is funded through a group life insurance policy. Any amounts due to an executive officer above the maximum disability payment provided by the long-term disability policy ($25,000 per month) would be paid from our general assets.

(2)	We have no contractual obligation to provide severance payments or benefits to an executive officer whose employment is terminated without cause, other than with respect to Mr. Hilton under his employment agreement. The terms, cash, and amount of the severance payment due Mr. Hilton in the event of a termination without cause or a resignation for good reason are discussed under the caption “Severance Agreements” in the Compensation Discussion and Analysis of this Proxy Statement.

If any negotiated severance arrangement were entered into between us and an executive officer for severance payments, we would require the executive officer to sign a general release and waiver of claims against us and would typically require compliance with confidentiality and non-compete restrictions. Any agreed-upon severance payment will be subject to delay in the commencement of payments required by Section 409A of the Internal Revenue Code.

“Cause” and “Good Reason” are discussed in the “Severance Agreement” section of the Compensation Discussion and Analysis section of this Proxy Statement.

(3)	A change-in-control occurs if and when:

•

subject to certain exceptions, any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities representing 25% or more of the combined voting power of our then outstanding securities eligible to vote for the election of the Board of Directors;

•

during any period of 24 consecutive months, individuals who at the beginning of such 24-month period were our directors, which we refer to as the incumbent board, cease to constitute at least a majority of the Board of Directors, unless the election, or nomination for election, of any person becoming a director subsequent to the beginning of such 24-month period was approved by a vote of at least two-thirds of the incumbent board;

•	our shareholders approve a plan of complete liquidation or dissolution;

•	all or substantially all of our assets are sold in a single transaction or a series of related transactions to a single purchaser or a group of affiliated purchasers; or

•

we are merged with another corporation and, as a result, securities representing less than 50% of the combined voting power of the surviving or resulting corporation’s securities (or of the securities of a parent corporation in case of a merger in which the surviving or resulting corporation becomes a wholly-owned subsidiary of the parent corporation) are owned in the aggregate by holders of our securities immediately prior to such merger or consolidation.

Upon a change-in-control, all outstanding equity compensation awards vest immediately. Unlike the “double trigger” discussed above, no termination of employment is required for the accelerated vesting of the awards. This “single-trigger” vesting provides our named executive officers with the same opportunity as our shareholders to realize the value created by the transaction.

Payments and Benefits Assuming Termination as of October 31, 2012

The following table reflects the estimated value of payments and benefits that the named executive officers would receive under various termination scenarios assuming that termination occurred as of the last business day of fiscal 2012 – October 31, 2012.

In estimating the amounts reflected in the following table, we also used the following general assumptions and principles:

•

no amounts for 2012 base salary or payouts under the Annual Cash Incentive Plan and 2010-2012 Long-Term Incentive Plan are included in the following tables because the amounts are already earned as of October 31, 2012 and are not enhanced by any of the triggering events;

•	amounts were calculated based on each named executive officer’s age, compensation and years of service as of October 31, 2012;

•	the value of our common shares on October 31, 2012 was $59.03 per share;

•	unvested stock options that vest upon a change-in-control were valued at an amount per share equal to the difference between $59.03 and the grant price per share for each of the stock options;

•

no amounts were included for account balances in our qualified defined contribution 401(k) plan because this plan is available to all U.S.-based salaried employees who have worked the minimum amount of hours required to receive this benefit;

•	the value of benefits and payments that are generally available to all employees on a non-discriminatory basis are not included;

•	the value of the Long-Term Incentive Plan performance share units for termination other than voluntary termination or termination due to cause was determined using payout at target performance;

•

the value of accelerated unvested restricted and/or performance shares is based on shares outstanding as of October 31, 2012 as shown in the “Outstanding Equity Awards” table. Value is determined by multiplying the number of shares by the closing price of our common shares on October 31, 2012;

•

none of the named executive officers is qualified to receive a pension benefit as of October 31, 2012. The actuarial present value of the deferred vested benefit under our Salaried Employees Pension Plan for each named executive officer may be found in the “Pension Benefits” table; and

•

calculation of post-termination payout of the Excess Defined Benefit Pension Plan assumes a lump sum payout. Other assumptions used in the calculation are noted in footnote 2 to the “Pension Benefits” table. The payout amount in the event of a qualifying termination following a change-in-control reflects an additional two years of age and two years of service.

Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and may not represent the actual amount a named executive officer would receive if an eligible termination event were to occur. The actual amounts that would be paid to the named executive officers under each scenario can only be determined at the actual time of termination.

	Death, Disability ($)	Retirement (At Normal Age 65) ($)	Termination Without Cause or for Good Reason (1) ($)	Qualifying Termination Following Change- in-Control ($)
Michael F. Hilton	4,274,209	4,924,402	7,824,402	18,161,718
Gregory A. Thaxton	3,098,504	3,303,715	2,756,586	8,604,471
John J. Keane	5,695,257	5,939,950	5,019,003	13,187,540
Peter G. Lambert	1,677,558	1,860,013	1,365,972	5,638,893
Gregory P. Merk	2,651,545	2,815,236	2,380,303	6,463,457

(1)	Mr. Hilton is the only named executive officer that may terminate his employment “for good reason,” absent a change-in-control. The amounts in this column for the named executive officers other than Mr. Hilton represent payout values of their vested equity, deferred compensation and excess pension plan. No enhancements are provided to these named executive officers in this termination scenario.

PROPOSAL 4 — APPROVAL OF THE NORDSON CORPORATION

2012 STOCK INCENTIVE AND AWARD PLAN

The Company is requesting that shareholders approve the Nordson Corporation 2012 Stock Incentive and Award Plan (the “2012 Plan”). The 2012 Plan was approved by our Board of Directors effective as of December 28, 2012, subject to approval by the Company’s shareholders. The purpose of the 2012 Plan is to attract and retain non-employee directors, officers and other key employees of the Company and to provide those persons with incentives and rewards for superior performance.

The Company currently grants equity awards under the Nordson Corporation Amended and Restated 2004 Long-Term Performance Plan (the “Prior Plan”). If the 2012 Plan is approved by the Company’s shareholders, no further awards will be made under the Prior Plan. However, outstanding awards granted under the Prior Plan before shareholder approval of the 2012 Plan will remain outstanding in accordance with their terms.

Key Highlights

The Board of Directors unanimously recommends that shareholders vote “FOR” the adoption of the 2012 Plan for the following reasons:

•

Key Component of Compensation.    Stock awards are a critical element of our compensation program. Equity compensation fosters an employee ownership culture and motivates employees to create shareholder value, because the value employees realize from equity compensation is based on the Company’s stock performance. Equity compensation also promotes a focus on long-term value creation, because equity compensation awards are subject to vesting and/or performance conditions and generally provide the greatest value to employees when held for longer terms.

•

Alignment.    We believe that our long-term incentive compensation program aligns the interests of management, employees and our long-term shareholders to create long-term shareholder value. The 2012 Plan would increase our ability to achieve this objective by allowing for several different forms of stock awards, which we believe will help us to attract, reward, motivate and retain executive talent.

•

Low Burn Rate.    Our raw burn rate is defined as the number of equity awards granted in the year, divided by the weighted average number of common shares outstanding (basic share base) during the year. It measures the potential dilutive effect of annual equity grants. Our raw burn rates for fiscal years 2009 through 2012 were 1.2%, 0.7%, 0.6% and 0.8%, respectively. We believe that our burn rate is reasonable in relation to companies in our peer group and reflect a judicious use of equity for compensation purposes.

•

Conforms to Best Practices.    The 2012 Plan contains a number of features that are designed to further our pay-for-performance philosophy, protect the interests of the Company and its shareholders, and conform to best practices. For example, the 2012 Plan:

•	Eliminates the “evergreen” provision under our Prior Plan; thus eliminating the automatic annual increase in the number of shares available for stock awards.

•

Contains minimum vesting periods for “full value” awards (e.g., restricted shares, restricted share units and other share-based awards), with time-based awards generally subject to a minimum vesting period of three years and performance based awards generally subject to a minimum performance period of one year.

•	Prohibits the repricing of stock options or SARs without shareholder approval, except for adjustments made in connection with certain corporate transactions.

•	Provides that dividends and dividend equivalents on performance-based awards will be paid only on a deferred and contingent basis, subject to achievement of the applicable performance goals.

•	Requires that stock options and SARs granted under the 2012 Plan have an exercise price at least equal to the fair market value of the underlying shares on the date of grant.

•

Provides for the forfeiture of outstanding awards upon a participant’s termination for cause and authorizes the forfeiture and recovery of equity awards pursuant to any compensation recovery (or “clawback”) policy that may be adopted by the Company, such as a policy adopted to comply with regulations expected to be issued by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

•

Authorizes the Compensation Committee to grant awards that are intended to qualify for the performance-based compensation exemption from the limitation on corporate tax deductions under Section 162(m) of the Internal Revenue Code.

Shareholders are being asked to approve the 2012 Plan to (i) satisfy NASDAQ requirements relating to shareholder approval of equity compensation, (ii) authorize awards under the 2012 Plan intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, and (iii) qualify certain stock options authorized under the 2012 Plan for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code.

Description of the 2012 Plan

The 2012 Plan authorizes the Company to grant equity-based and cash-based incentive compensation in the form of stock options, stock appreciation rights (or “SARs”), restricted shares, restricted share units, other share-based awards and cash-based awards. The principal features of the 2012 Plan are summarized below. The complete text of the 2012 Plan is attached to this Proxy Statement as Appendix B. The summary below does not purport to be a complete description of the 2012 Plan and is qualified in its entirety by reference to Appendix B.

General Provisions of the 2012 Plan

Plan Limits.    The 2012 Plan authorizes the issuance of up to a total of 2,900,000 common shares, inclusive of shares available to be granted under the Prior Plan immediately prior to shareholder approval of the 2012 Plan. As of October 31, 1,606,000 common shares were available for awards under the Prior Plan. Upon adoption of the 2012 Plan, no further awards will be made under the Prior Plan. All of the shares authorized under the 2012 Plan may be granted with respect to incentive stock options.

The following shares will not count against the number of shares available for awards under the 2012 Plan: (i) shares covered by awards under the 2012 Plan and the Prior Plan that expire or are forfeited, canceled, surrendered or otherwise terminated without the issuance of shares; (ii) shares covered by awards settled only in cash; (iii) shares tendered in payment of the exercise price of stock options; (iv) shares withheld to satisfy a tax withholding obligation; and (v) shares granted in assumption of, or substitution for, awards granted to individuals who become employees or directors as a result of a merger or similar transaction. With respect to SARs that are settled in shares, only the shares used to settle the SAR upon exercise will be counted against the number of shares available for awards under the 2012 Plan. Notwithstanding the foregoing, shares that are repurchased by the Company with stock option proceeds will not be added back to the number of shares available for awards under the 2012 Plan.

The 2012 Plan also imposes various sub-limits on the number of common shares that may be issued to any individual during any calendar year under awards that are intended to qualify for the performance-based compensation exception to Section 162(m) of the Internal Revenue Code. In particular, for any calendar year, the following limits shall apply with respect to awards intended to qualify as performance-based compensation:

•	The maximum number of shares subject to stock options or SARs granted in any calendar year to any one participant shall be 750,000 shares.

•	The maximum number of restricted shares granted in any calendar year to any one participant shall be 250,000 shares.

•

The maximum number of shares that may be issued pursuant to restricted share units or other share-based awards granted in any calendar year to any one participant shall be 250,000 shares (or, if the applicable performance period is more than one year, 250,000 times the full number of years in the performance period).

•

The maximum amount of compensation that may be paid under a cash-based award granted in any calendar year to any one participant shall be $5,000,000, or a number of shares having a fair market value not exceeding that amount (or, if the applicable performance period is more than one year, $5,000,000 times the full number of years in the performance period).

Administration of the 2012 Plan.    The 2012 Plan will be administered by the Compensation Committee of the Board of Directors of the Company (or such other committee as may be appointed by the Board of Directors in accordance with applicable laws). The Board of Directors may reserve to itself any or all of the authority of the Compensation Committee, and the Board of Directors or the Compensation Committee may delegate any or all of its authority to one or more directors or employees to the extent permitted by applicable laws.

Eligibility for Awards.    The 2012 Plan authorizes the Compensation Committee to make awards to any of our employees or non-employee directors. The selection of participants and the nature and size of awards are within the discretion of the Compensation Committee. Currently, there are approximately 170 individuals who could be eligible to receive awards under the 2012 Plan.

Term and Amendment.    The 2012 Plan will become effective upon approval by the shareholders of the Company and will remain in effect until February 25, 2022. If shareholders approve the 2012 Plan, the Prior Plan will be terminated effective on the date of shareholder approval of the 2012 Plan, although outstanding awards granted under the Prior Plan will remain outstanding in accordance with their terms.

The Board of Directors may amend or terminate the 2012 Plan at any time, provided that the 2012 Plan may not be amended without shareholder approval where required by applicable laws. Generally, the amendment or termination of the 2012 Plan or of any award agreement may not adversely affect in a material way any outstanding award without the consent of the participant holding the award.

Awards Under the 2012 Plan

General.    When an award is granted under the 2012 Plan, the Compensation Committee will establish the terms and conditions of that award. These terms and conditions will be contained in an award agreement and may, for example, require that the participant continue to provide services to the Company or a related entity for a certain period of time or that the participant meet certain performance objectives during a specified period of time. By accepting an award, a participant will agree to be bound by the terms of the 2012 Plan and the associated award agreement. If there is a conflict between the terms of the 2012 Plan and the terms of an award agreement, the terms of the 2012 Plan will control. The types of awards that may be granted under the 2012 Plan are described below.

Stock Options.    A stock option gives a participant the right to purchase a specified number of common shares and may be an incentive stock option or nonqualified stock option. The price at which a common share may be purchased upon exercise of a stock option, called the “exercise price,” will be determined by the Compensation Committee, but may not be less than the fair market value of a common share on the date the stock option is granted. Generally, “fair market value” will be the closing price of the Company’s common shares on the date in question. As of December 28, 2012, the fair market value of a share of the Company’s common stock was $61.85. An option’s exercise price may be paid in any way determined by the Compensation Committee, including payment in cash (or a cash equivalent), a cashless exercise, tendering common shares the participant already owns or a combination thereof. In no event may an option be exercised more than 10 years after the date of grant. A participant who has been granted a stock option will not have any dividend or voting rights in connection with the shares underlying the stock option.

Special provisions apply to any incentive stock options granted under the 2012 Plan. All of the shares available for issuance under the 2012 Plan may be issued pursuant to incentive stock options. Incentive stock options may be granted only to employees. Incentive stock options that become exercisable for the first time in any year cannot relate to common shares having a fair market value (determined on the date of grant) of more than $100,000 per participant. The exercise price of an incentive stock option granted to an employee who owns shares possessing more than 10 percent of the Company’s voting power (a “10% shareholder”) may not be less than 110 percent of the fair market value of a common share on the date of grant, and an incentive stock option granted to a 10% shareholder will expire no later than 5 years after the date of grant.

Stock Appreciation Rights.    A stock appreciation right gives a participant the right to receive the difference between the SAR’s exercise price and the fair market value of a common share on the date the SAR is exercised. SARs will be settled in (i) cash, (ii) common shares with a value on the settlement date equal to the difference between the fair market value of the common shares and the exercise price, or (iii) a combination of cash and common shares, as determined by the Compensation Committee at the time of grant. The exercise price of a stock appreciation right will be determined by the Compensation Committee, but may not be less than the fair market value of a common share on the date the SAR is granted. A stock appreciation right will be forfeited if the applicable terms and conditions are not met or if it is not exercised before it expires (which may never be later than 10 years after the date of grant). A participant who has been granted a stock appreciation right will not have any dividend or voting rights in connection with the shares underlying the SAR.

Restricted Shares.    Restricted shares consist of common shares that are granted to a participant, but which are subject to certain restrictions on transferability and a risk of forfeiture if certain terms and conditions specified by the Compensation Committee are not met by the end of the restriction period. The restrictions may include time-based and/or performance-based restrictions. Generally, time-based restricted shares will have a vesting period of at least three years (and may vest on a pro-rated, graded or cliff basis), and performance-based restricted shares will have a performance period of at least one year. However, up to five percent of the shares available for grant under the 2012 Plan as restricted shares and other “full value awards” (awards settled in shares other than stock options and stock appreciation rights) may be granted with a vesting period of at least one year, regardless of whether vesting is based on the achievement of performance objectives. Unless otherwise determined by the Compensation Committee, a participant who has been granted restricted shares will have the right to receive dividends on the restricted shares and may vote those shares during the restriction period. However, dividends with respect to performance-based restricted shares will be accumulated until the restricted shares are earned and will not be paid unless applicable performance objectives are satisfied.

Restricted Share Units.    Restricted share units constitute an agreement to deliver common shares to a participant if certain conditions specified by the Compensation Committee are met by the end of the restriction period. The conditions may include time-based and/or performance-based restrictions. Generally, time-based restricted share units will have a vesting period of at least three years (and may vest on a pro-rated, graded or cliff basis), and performance-based restricted share units will have a performance period of at least one year. However, up to five percent of the shares available for grant under the 2012 Plan as restricted share units and other “full value awards” may be granted with a vesting period of at least one year, regardless of whether vesting is based on the achievement of performance objectives. A participant who has been granted restricted share units will not have any dividend or voting rights in connection with the notional shares underlying the restricted share units, but the Compensation Committee may authorize the payment of dividend equivalents. However, dividend equivalents with respect to performance-based restricted share units will be accumulated until the restricted share units are earned and will not be paid unless applicable performance objectives are satisfied. At the end of the restriction period, the restricted share units either will be forfeited or settled, depending on whether or not the applicable terms and conditions have been satisfied. Restricted share units may be settled by (i) issuing one common share for each restricted share unit, (ii) paying the participant cash equal to the fair market value of a common share for each restricted share unit, or (iii) a combination of common shares and cash, as determined by the Compensation Committee at the time of grant.

Other Share-Based Awards.    The Compensation Committee may grant other awards that are valued in whole or in part by reference to, or otherwise based on the fair market value of, common shares. Such other share-based awards shall be subject to terms and conditions specified by the Compensation Committee, which may include time-based and/or performance-based restrictions. Generally, other share-based awards subject to time-based vesting conditions will have a vesting period of at least three years (and may vest on a pro-rated, graded or cliff basis), and other share-based awards subject to performance-based vesting restrictions will have a performance period of at least one year. However, up to five percent of the shares available for grant under the 2012 Plan as other share-based awards and other “full value awards” may be granted with a vesting period of at least one year, regardless of whether vesting is based on the achievement of performance objectives. The Compensation Committee may authorize the payment of dividend equivalents with respect to other share-based awards. However, such dividend equivalents subject to performance-based restrictions will be accumulated until the other share-based awards are earned and will not be paid unless applicable performance objectives are satisfied.

Cash-Based Awards.    A cash-based award gives a participant the right to receive a specified amount of cash, subject to terms and conditions as determined by the Compensation Committee, which may include time-based and/or performance-based restrictions.

Performance Objectives.    The 2012 Plan provides that performance objectives may be established by the Compensation Committee in connection with any award. Performance objectives may relate to performance of the Company or one or more of its subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of an individual participant, and performance objectives may be made relative to the performance of a group or companies or a special index of companies.

The Compensation Committee may, in its discretion, grant awards under the 2012 Plan that are intended to qualify for the “performance-based compensation” exemption from Section 162(m) of the Internal Revenue Code. In the case of an award intended to qualify for that exemption, any applicable performance objectives shall be based on the attainment of specified levels of one or more of the following measures: return on net assets, return on capital employed, economic value added, sales, revenue, earnings per share, operating income, net income, earnings before interest and taxes, return on equity, total shareholder return, market valuation, cash flow, completion of acquisitions, product and market development, inventory management, working capital management and customer satisfaction. Those measures may be clarified by reasonable definitions adopted from time to time by the Compensation Committee, which may include or exclude any items as the Compensation Committee may specify, including but not limited to: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities; effects relating to the impairment of goodwill or other intangible assets; expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses; and effects of acquisitions, divestitures or reorganizations. Performance objectives related to an award intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code will be established by the Compensation Committee within the time period prescribed by, and subject to the other requirements of, Section 162(m) of the Internal Revenue Code.

Forfeiture of Awards.    If the Company terminates a participant’s employment or service for cause, then the participant shall forfeit all outstanding awards granted under the 2012 Plan. For this purpose,

“cause” will have the meaning provided in any applicable employment agreement or Change-in-Control Retention Agreement with the participant, or if there is no such applicable definition, “cause” shall mean (i) the commission of an act of fraud, embezzlement, theft, or other similar criminal act constituting a felony and involving the business of the Company or its subsidiaries, or (ii) the participant’s continued failure to perform substantially the participant’s duties (other than a failure resulting from a medically determined physical or mental impairment) that is not cured by the participant within 30 days after a written demand from the Company which specifically identifies the manner in which the Company believes that the participant has not substantially performed the participant’s duties. Awards granted under the 2012 Plan may also be subject to forfeiture or repayment to the Company pursuant to any compensation recovery (or “clawback”) policy that may be adopted by the Company, including a policy that may be adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any rules or regulations issued by the SEC or NASDAQ.

Adjustments to Authorized Shares and Outstanding Awards.    In the event of any equity restructuring, such as a stock dividend, stock split, reverse stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, the Compensation Committee will adjust the number and kind of shares that may be delivered under the 2012 Plan, the individual award limits, and, with respect to outstanding awards, the number and kind of shares subject to outstanding awards, the exercise price, and the grant price or other price of shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Compensation Committee may, in its discretion, cause there to be such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights. However, unless otherwise determined by the Compensation Committee, the Company will always round down to a whole number of shares subject to any award. Any such adjustment will be made by the Compensation Committee, whose determination will be conclusive.

Prohibition on Repricing.    Except in connection with certain corporate transactions or events or with the approval of shareholders, the 2012 Plan prohibits the amendment of outstanding stock options or SARs to reduce the exercise price of the award, and no stock option or SAR will be cancelled and replaced with another award (including an award having a lower exercise price) or for cash. These provisions of the 2012 Plan are intended to prohibit the repricing of “underwater” stock options or SARs without approval of the Company’s shareholders.

Effect of a Potential Change in Control or Change in Control.    In the event of a “potential change in control” of the Company, all unvested awards shall continue to vest during the applicable vesting period. However, if, within two years after a potential change in control, a participant’s employment is involuntarily terminated without cause or, if the participant is a party to a Change-in-Control Retention Agreement, the participant terminates his or her employment for “good reason” (as defined in the applicable Change-in-Control Retention Agreement), then upon such termination of employment: (i) all of the participant’s outstanding stock options and SARs shall become fully exercisable and shall remain exercisable for the full duration of their term, (ii) all restrictions with respect to outstanding awards shall lapse, with any specified performance objectives deemed to be satisfied at the “target” level, and (iii) all outstanding awards shall become fully vested. For purposes of the 2012 Plan, a potential change of control generally means the acquisition of at least 25% but less than 35% of the voting power of the Company’s outstanding voting securities.

In the event of a “change in control” of the Company: (i) all outstanding stock options and SARs shall become fully exercisable and shall remain exercisable for the full duration of their term effective immediately prior to the change in control, (ii) all restrictions with respect to outstanding awards shall lapse effective immediately prior to the change in control, with any specified performance objectives deemed to be satisfied at the “target” level, and (iii) all outstanding awards shall become fully vested effective immediately prior to the change in control. For purposes of the 2012 Plan, a change in control generally means (i) the acquisition of 35% or more of the voting power of the Company’s outstanding voting securities; (ii) the replacement of a majority of the members of the incumbent Board of Directors during a 24-month period with new directors who were not approved by at least two-thirds of the directors then in office; (iii) consummation of a merger or consolidation resulting in less than 50% of the combined voting power of the surviving or resulting corporation’s securities being owned by persons who were shareholders of the Company immediately before such transaction; or (iv) the sale of all or substantially all of the assets of the Company in a single transaction or series of related transactions to a single purchaser or group of affiliated purchasers.

The Compensation Committee also has discretion to cancel any award in exchange for a cash payment upon the occurrence of a change in control, or cancel a stock option or SAR without payment if the fair market value of a share on the date of the change in control does not exceed the exercise price per share of the stock option or SAR.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to the 2012 Plan. This summary is based on U.S. federal tax laws and regulations in effect on the date of this proxy statement and does not purport to be a complete description of the U.S. federal income tax laws.

Incentive Stock Options.    Incentive stock options are intended to qualify for special treatment available under Section 422 of the Internal Revenue Code. A participant who is granted an incentive stock option will not recognize ordinary income at the time of grant, and the Company will not be entitled to a deduction at that time. A participant will not recognize ordinary income upon the exercise of an incentive stock option provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is terminated due to permanent and total disability).

If the participant does not sell or otherwise dispose of the common shares acquired upon the exercise of an incentive stock option within two years from the date of grant of the incentive stock option or within one year after he or she receives the common shares, then, upon disposition of such common shares, any amount recognized in excess of the exercise price will be taxed to the participant as a capital gain, and the Company will not be entitled to a corresponding deduction. The participant will generally recognize a capital loss to the extent that the amount recognized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally recognize ordinary income at the time of the disposition of the common shares in an amount equal to the lesser of (i) the excess of the fair market value of the common shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount recognized upon disposition of the common shares over the exercise price, and the Company will be entitled to a corresponding deduction. Any amount recognized in excess of the value of the common shares on the date of exercise will be capital gain. If the amount recognized is less than the exercise price, the participant generally will recognize a capital loss equal to the excess of the exercise price over the amount recognized upon the disposition of the common shares.

The rules described above that generally apply to incentive stock options do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from incentive stock options.

Nonqualified Stock Options.    A participant will not recognize ordinary income when a nonqualified stock option is granted, and the Company will not receive a deduction at that time. When a nonqualified stock option is exercised, a participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the common shares that the participant purchased over the exercise price he or she paid, and the Company generally will be entitled to a corresponding deduction.

Stock Appreciation Rights.    A participant will not recognize ordinary income when a stock appreciation right is granted, and the Company will not receive a deduction at that time. When a stock appreciation right is exercised, the participant will recognize ordinary income equal to the cash and/or the fair market value of common shares the participant receives, and the Company generally will be entitled to a corresponding deduction.

Restricted Shares.    A participant who has been granted restricted shares will not recognize ordinary income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the underlying common shares are not transferable and that the restrictions create a “substantial risk of forfeiture” for federal income tax purposes and that the participant does not make an election under Section 83(b) of the Internal Revenue Code. Generally, upon the vesting of restricted shares, the participant will recognize ordinary income in an amount equal to the then fair market value of the common shares, less any consideration paid for such common shares, and the Company will be entitled to a corresponding deduction. Any gains or losses recognized by the participant upon disposition of the common shares will be treated as capital gains or losses. However, a participant may elect pursuant to Section 83(b) of the Internal Revenue Code to have income recognized at the date of grant of a restricted share award equal to the fair market value of the common shares on the date of grant (less any amount paid for the restricted shares) and to have the applicable capital gain holding period commence as of that date. If a participant makes this election, the Company generally will be entitled to a corresponding deduction in the year of grant.

Restricted Share Units.    A participant generally will not recognize ordinary income when restricted share units are granted, and the Company generally will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the restricted share units are settled in an amount equal to the fair market value of the common shares and the cash he or she receives, less any consideration paid, and the Company generally will be entitled to a corresponding deduction.

Other Share-Based Awards.    Generally, participants will recognize ordinary income equal to the fair market value of the common shares subject to other share-based awards when they receive the common shares, and the Company generally will be entitled to a corresponding deduction at that time.

Cash-Based Awards.    Generally, a participant will recognize ordinary income when a cash-based award is settled in an amount equal to the cash he or she receives, and the Company generally will be entitled to a corresponding deduction at that time.

Miscellaneous.    When a participant sells common shares that he or she has received under an award, the participant will generally recognize long-term capital gain or loss if, at the time of the sale, the participant has held the common shares for more than one year (or, in the case of a restricted share award, more than one year from the date the restricted shares vested unless the participant made an election pursuant to Section 83(b) of the Internal Revenue Code, described above). If the participant has held the common shares for one year or less, the gain or loss will be a short-term capital gain or loss.

Section 162(m) of the Tax Code.    Section 162(m) of the Internal Revenue Code disallows the deduction of certain compensation in excess of $1 million per year payable to certain covered employees of a public company (generally, the chief executive officer and the next three most highly compensated named executive officers, other than the chief financial officer). Compensation paid to such an officer during a year in excess of $1 million that is not performance-based (or does not comply with other exceptions) generally would not be deductible on the Company’s federal income tax return for that year. It is intended that compensation attributable to any stock options or SARs granted under the 2012 Plan will qualify as performance-based compensation exempt from Section 162(m) of the Internal Revenue Code. The Compensation Committee may, in its discretion, decide to structure other awards granted under the 2012 Plan to qualify for deductibility under Section 162(m).

Section 409A of the Tax Code.    In 2004, the Internal Revenue Code was amended to add Section 409A, which created new rules for amounts deferred under nonqualified deferred compensation plans. Section 409A includes a broad definition of nonqualified deferred compensation plans which may extend to various types of awards granted under the 2012 Plan. If an award is subject to, but fails to comply with, Section 409A, the participant would generally be subject to accelerated income taxation, plus a 20% penalty tax and an interest charge. The Company intends that awards granted under the 2012 Plan will either be exempt from, or will comply with, Section 409A.

Benefits Proposed to be Awarded Under the 2012 Plan.    No benefits or amounts have been granted, awarded or received under the 2012 Plan. The issuance of any awards under the 2012 Plan will be at the discretion of the Compensation Committee. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future as there are many variables the Committee considers in granting equity awards, including compensation of our executive officers compared to peer group compensation, share price at the time the Committee sets executive compensation, and, for payouts under the Long-Term Incentive Plan, performance against predetermined metrics at the time of settlement. The table below sets forth the awards that were provided under the Prior Plan during 2012. More information on the awards made since 2008 through 2012 to the named executive officers appears in the “Grants of Plan-Based Awards” and “Outstanding Equity Awards” tables in the compensation tables section of this Proxy Statement.

Nordson Corporation

Amended and Restated 2004 Long-Term Performance Plan

Grantees	Stock Options	Restricted Shares	Restricted Share Units	Performance Shares
NEOs
Hilton	55,000	10,000	—	48,868
Thaxton	13,000	2,300	—	12,000
Keane	16,000	3,000	—	16,000
Lambert	10,500	2,000	—	9,400
Merk	10,000	1,800	—	8,400
Groups
All current executive officers as a group	135,300	24,500		118,268
All current non-employee directors as a group	—	11,290	8,692	—
All current key employees other than executive officers	164,060	16,700	—	27,600
Group Totals	299,360	52,490	8,692	145,868

Current Equity Compensation Plan Information

The following table provides information concerning the Company’s equity compensation plans or individual arrangements that were approved by shareholders and those that were not approved by shareholders as of October 31, 2012:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first reporting column)
Equity compensation plans approved by security holders	1,764	$28.35	1,606
Equity compensation plans not approved by security holders	—	—	—
Total	1,764	$28.35	1,606

RECOMMENDATION REGARDING PROPOSAL 4:

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”

THE ADOPTION OF THE NORDSON CORPORATION 2012 STOCK INCENTIVE AND AWARD PLAN.

APPENDIX A

AUDIT COMMITTEE REPORT

January 18, 2013

To: The Board of Directors of Nordson Corporation

Our Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended October 31, 2012 (the “Audited Financial Statements”). In addition, we have discussed with Ernst & Young LLP (“E&Y”), the principal independent registered public accounting firm for the Company, the matters required by Codification of Statements on Auditing Standards No. 61, as amended, as adopted by Public Accounting Oversight Board in Rule 3200T.

The Committee also has received the written disclosures and the letter from E&Y required by Rule 3526 of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. We have discussed with E&Y its independence from management and the Company, including the compatibility of non-audit services with E&Y’s independence.

Based on the foregoing review and discussions and relying thereon, we have recommended to our Board of Directors the inclusion of the Audited Financial Statements in our Annual Report on Form 10-K for the year ended October 31, 2012.

This Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Exchange Act.

This report has been furnished by the members of the Audit Committee:

Michael J. Merriman, Jr., Chairman

Randolph W. Carson

Arthur L. George, Jr.

Frank M. Jaehnert

APPENDIX B

NORDSON CORPORATION

2012 STOCK INCENTIVE AND AWARD PLAN

1. Establishment, Purpose, Duration.

a. Establishment. Nordson Corporation (the “Company”), hereby establishes an equity compensation plan to be known as the Nordson Corporation 2012 Stock Incentive and Award Plan (the “Plan”). The Plan is effective as of December 28, 2012 (the “Effective Date”), subject to the approval of the Plan by the shareholders of the Company (the date of such shareholder approval being the “Approval Date”). Definitions of capitalized terms used in the Plan are contained in Section 0 of the Plan.

b. Purpose.    The purpose of the Plan is to attract and retain Directors, officers and other key employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

c. Duration.    No Award may be granted under the Plan after the day immediately preceding the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

d. Prior Plan.    If the Company’s shareholders approve the Plan, the Nordson Corporation Amended and Restated 2004 Long-Term Performance Plan (the “Prior Plan”) will terminate in its entirety effective on the Approval Date; provided that all outstanding awards under the Prior Plan as of the Approval Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the Prior Plan.

2.	Definitions. As used in the Plan, the following definitions shall apply.

“Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

“Approval Date” has the meaning given such term in Section 0(a).

“Award” means a Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Shares Award, Restricted Share Unit, Other Share-Based Award or Cash-Based Award granted pursuant to the terms and conditions of the Plan.

“Award Agreement” means either: (a) an agreement, either in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (b) a statement, either in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” shall mean a cash Award granted pursuant to Section 11 of the Plan.

“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment agreement (or, if operative, the Change-in-Control Retention Agreement), if any, between the Participant and the Company or Subsidiary. If the Participant is not a party to an employment agreement (or Change-in-Control Retention Agreement) with the Company or a Subsidiary in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean (i) the commission of an act of fraud, embezzlement, theft, or other similar criminal act constituting a felony and involving the business of the Company or its Subsidiaries, or (ii) the continued failure of the Participant to perform substantially the Participant’s duties with the Company or any of its Subsidiaries (other than any such failure resulting from any medically determined physical or mental impairment) that is not cured by the Participant within 30 days after a written demand for substantial performance is delivered to the Participant by the Company which specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant’s duties.

“Change in Control” means the occurrence of one of the following events: (a) a report is filed with the SEC on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as promulgated pursuant to the Exchange Act, disclosing that any “person” (as the term “person” is used in Section 13(d) or Section 14(d)(2) of the Exchange Act) is or has become a beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities; (b) the Company is merged or consolidated with another corporation and, as a result thereof, securities representing less than 50% of the combined voting power of the surviving or resulting corporation’s securities (or of the securities of a parent corporation in case of a merger in which the surviving or resulting corporation becomes a wholly-owned subsidiary of the parent corporation) are owned in the aggregate by holders of the Company’s securities immediately before such merger or consolidation; (c) all or substantially all of the assets of the Company are sold in a single transaction or a series of related transactions to a single purchaser or a group of affiliated purchasers; or (d) during any period of 24 consecutive months, individuals who were Directors at the beginning of the period cease to constitute at least a majority of the Board unless the election, or nomination for election by the Company’s shareholders, of more than one half of any new Directors was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the 24 month period.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. To the extent required by Applicable Laws, the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, an “outside director” within the meaning of regulations promulgated under Section 162(m) of the Code, and an “independent director” within the meaning of applicable rules of any securities exchange upon which Shares are listed.

“Company” has the meaning given such term in Section 1(a) and any successor thereto.

“Date of Grant” means the date as of which an Award is determined to be effective and designated in a resolution by the Committee and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee. In no event shall the Date of Grant be earlier than the Effective Date.

“Director” means any individual who is a member of the Board who is not an Employee.

“Effective Date” has the meaning given such term in Section 0(a).

“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Fair Market Value” means the value of one Share on any relevant date, determined under the following rules: (a) the closing sale price per Share on that date as reported on the principal exchange on which Shares are then trading, if any, or if applicable the NASDAQ Global Select Market, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (b) if the Shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (c) if neither (a) nor (b) applies, (i) with respect to Stock Options, Stock Appreciation Rights and any Award of stock rights that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

“Full Value Award” means an Award that is settled by the issuance of Shares, other than a Stock Option or a Stock Appreciation Right.

“Good Reason” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the Change-in-Control Retention Agreement, if any, between the Participant and the Company or Subsidiary.

“Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

“Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10.

“Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

“Performance Objectives” means the performance objective or objectives established by the Committee pursuant to the Plan. Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant, and may include, without limitation, the Performance Objectives set forth in Section 13(b). The Performance Objectives may be made relative to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of the listed factors.

“Plan” means this Nordson Corporation 2012 Stock and Incentive Award Plan, as amended from time to time.

“Potential Change in Control” means a report is filed with the SEC on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as promulgated pursuant to the Exchange Act, disclosing that any “person” (as the term “person” is used in Section 13(d) or Section 14(d)(2) of the Exchange Act) is or has become a beneficial owner, directly or indirectly, of securities of the Company representing at least 25% but less than 35% of the combined voting power of the Company’s then outstanding securities.

“Potential Change in Control Protection Period” means the period commencing on a Potential Change in Control and ending on the earlier of (i) a Change in Control, or (ii) the second anniversary of the Potential Change in Control.

“Prior Plan” has the meaning given such term in Section 0(d).

“Qualified Termination” means any termination of a Participant’s employment during the Potential Change in Control Protection Period: (i) by the Company, any of its Subsidiaries or the resulting entity without Cause, or (ii) solely with respect to a Participant who is a party to a Change-in-Control Retention Agreement with the Company or a Subsidiary immediately prior to a Potential Change in Control, by the Participant for Good Reason.

“Restricted Shares” means Shares granted or sold pursuant to Section 0 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 0 has expired.

“Restricted Share Unit” means a grant or sale of the right to receive Shares or cash at the end of a specified restricted period made pursuant to Section 0.

“SEC” means the United States Securities and Exchange Commission.

“Share” means a share of common stock of the Company, without par value, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 15.

“Stock Appreciation Right” means a right granted pursuant to Section 0.

“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 0. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

“Subsidiary” means: (a) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than fifty (50%) by reason of stock ownership or otherwise.

“Ten Percent Shareholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

3. Shares Available Under the Plan.

a. Shares Available for Awards.    The maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be 2,900,000, including the number of Shares that, on the Approval Date, are available to be granted under the Prior Plan but which are not then subject to outstanding awards under the Prior Plan, all of which may be granted with respect to Incentive Stock Options. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 15.

b. Share Counting.    The following Shares shall not count against the Share limit in Section 3(a): (i) Shares covered by an Award that expires or is forfeited, canceled, surrendered, or otherwise terminated without the issuance of such Shares; (ii) Shares covered by an Award that is settled only in cash; (iii) Shares tendered in payment of the exercise price of a Stock Option; (iv) Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation; and (v) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees or Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any of its Affiliates (except as may be required by reason of the rules and regulations of any stock exchange or other trading market on which the Shares are listed). With respect to any Stock Appreciation Right that is settled in Shares, only the

Shares used to settle the Stock Appreciation Right upon exercise shall count against the number of Shares available for Awards under the Plan. In addition, Shares subject to outstanding awards under the Prior Plan as of the Approval Date that on or after the Approval Date are forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares shall be available for issuance or delivery under this Plan. Notwithstanding anything contained herein to the contrary, Shares that are repurchased by the Company with Stock Option proceeds shall not be added back to the number of Shares reserved in Section 3(a). This Section 3(b) shall apply to the number of Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury regulations relating to Incentive Stock Options under the Code.

c. Per Participant Share Limits.    Subject to adjustment as provided in Section 15 of the Plan, the following limits shall apply with respect to Awards that are intended to qualify for the Performance-Based Exception: (i) the maximum aggregate number of Shares that may be subject to Stock Options or Stock Appreciation Rights granted in any calendar year to any one Participant shall be 750,000 Shares; (ii) the maximum aggregate number of Restricted Shares granted in any calendar year to any one Participant shall be 250,000 Shares; (iii) the maximum aggregate number of shares that may be issued or delivered pursuant to Restricted Share Units or Other Share-Based Awards granted in any calendar year to any one Participant shall be 250,000 Shares, provided that if the Restricted Share Units or Other Share-Based Awards are subject to a performance period of more than one year, the maximum shall equal the product of 250,000 Shares and the full number of years in the performance period; and (iv) the maximum aggregate compensation that may be paid under a Cash-Based Award granted in any calendar year to any one Participant shall be $5,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount, provided that if the Cash-Based Award is subject to a performance period of more than one year, the maximum shall equal the product of $5,000,000 and the full number of years in the performance period.

4. Administration of the Plan.

a. In General.    The Plan shall be administered by the Committee. Except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate. To the extent permitted by Applicable Laws, the Committee may, in its discretion, delegate to one or more Directors or Employees any of the Committee’s authority under the Plan. The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.

b. Determinations.    The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees or Directors who are eligible to receive, Awards (whether or not such Participants or eligible Employees or Directors are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its shareholders, Directors, Employees, Participants and their estates and beneficiaries.

c. Authority of the Board.    The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board has reserved any such authority or responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control.

5. Eligibility and Participation.    Each Employee and Director is eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award.

6. Stock Options.    Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement.    Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

b. Exercise Price.    The exercise price per Share of a Stock Option shall be determined by the Committee at the time the Stock Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c. Term.    The term of a Stock Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Option exceed ten (10) years from its Date of Grant.

d. Exercisability.    Stock Options shall become vested and exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Objectives, and/or (b) time-based vesting requirements.

e. Exercise of Stock Options.    Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of a Stock Option may be paid, in the discretion of the Committee and as set forth in the applicable Award Agreement: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by Applicable Laws); (iv) by a combination of the methods described in clauses (i), (ii) and/or (iii); or (v) through any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

f. Special Rules Applicable to Incentive Stock Options.    Notwithstanding any other provision in the Plan to the contrary:

(i) Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries. The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(ii) To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.

(iii) No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Shareholder, unless (x) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant, and (y) the term of such Incentive Stock Option shall not exceed five (5) years from the Date of Grant.

7. Stock Appreciation Rights.    Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement.    Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b. Exercise Price.    The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c. Term.    The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its Date of Grant.

d. Exercisability of Stock Appreciation Rights.    A Stock Appreciation Right shall become vested and exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (i) performance goals based on one or more Performance Objectives, and/or (ii) time-based vesting requirements.

e. Exercise of Stock Appreciation Rights.    Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share, multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

8. Restricted Shares.    Subject to the terms and conditions of the Plan, Restricted Shares may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement.    Each Restricted Shares Award shall be evidenced by an Award Agreement that shall specify the number of Restricted Shares, the restricted period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b. Terms, Conditions and Restrictions.    The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Shares as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share, restrictions based on the achievement of specific Performance Objectives, time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Shares. Unless otherwise provided in the related Award Agreement or required by applicable law, the restrictions imposed on Restricted Shares shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions. Subject to Sections 18 and 20 of the Plan, or as otherwise provided in the related Award Agreement in connection with a Change in Control or a Participant’s death, disability, retirement, involuntary termination of employment or service without Cause or termination of employment or service for good reason, (i) no condition on vesting of Restricted Shares that is based upon the achievement of Performance Objectives shall be based on performance over a period of less than one year, and (ii) no condition on vesting of Restricted Shares that is based solely upon continued employment or service shall provide for vesting in full of the Restricted Shares more quickly than three (3) years from the Date of Grant of the Award (which vesting period may lapse on a pro-rated, graded, or cliff basis as specified in the Award Agreement); provided, however, that up to five percent (5%) of the Shares available for grant as Restricted Shares (together with all other Shares available for grant as Full Value Awards) may be granted with a vesting period of at least one (1) year, regardless of whether vesting is conditioned upon the achievement of Performance Objectives; provided further that these minimum vesting provisions shall not apply to any grant of Restricted Shares to Directors.

c. Custody of Certificates.    To the extent deemed appropriate by the Committee, the Company may retain the certificates, if any, representing Restricted Shares in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

d. Rights Associated with Restricted Shares during Restricted Period.    During any restricted period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise full voting rights associated with such Restricted Shares; and (iii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Restricted Shares during the restricted period. The Award Agreement may require that receipt of any dividends or other distributions with respect to the Restricted Shares shall be subject to the same terms and conditions as the Restricted Shares with respect to which they are paid. Notwithstanding the preceding sentence, dividends or other distributions with respect to Restricted Shares that vest based on the achievement of Performance Objectives shall be accumulated until such Award is earned, and the dividends or other distributions shall not be paid if the Performance Objectives are not satisfied.

9. Restricted Share Units.    Subject to the terms and conditions of the Plan, Restricted Share Units may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement.    Each Restricted Share Unit Award shall be evidenced by an Award Agreement that shall specify the number of units, the restricted period(s) applicable to the Restricted Share Units, the conditions upon which the restrictions on the Restricted Share Units will lapse, the time and method of payment of the Restricted Share Units, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b. Terms, Conditions and Restrictions.    The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Share Units as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share Unit, restrictions based on the achievement of specific Performance Objectives and/or time-based restrictions or holding requirements. Subject to Sections 18 and 20 of the Plan, or as otherwise provided in the related Award Agreement in connection with a Change in Control or a Participant’s death, disability, retirement, involuntary termination of employment or service without Cause or termination of employment or service for good reason, (i) no condition on vesting of Restricted Share Units that is based upon the achievement of Performance Objectives shall be based on performance over a period of less than one year, and (ii) no condition on vesting of Restricted Share Units that is based solely upon continued employment or service shall provide for vesting in full of the Restricted Share Units more quickly than three (3) years from the Date of Grant of the Award (which vesting period may lapse on a pro-rated, graded, or cliff basis as specified in the Award Agreement); provided, however, that up to five percent (5%) of the Shares available for grant as Restricted Share Units (together with all other Shares available for grant as Full Value Awards) may be granted with a vesting period of at least one (1) year, regardless of whether vesting is conditioned upon the achievement of Performance Objectives; provided further that these minimum vesting provisions shall not apply to any grant of Restricted Share Units to Directors.

c. Form of Settlement.    Restricted Share Units may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

d. Dividend Equivalents.    Restricted Share Units may provide the Participant with dividend equivalents, on either a current or deferred or contingent basis, and either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided that dividend equivalents with respect to Restricted Share Units that vest based on the achievement of Performance Objectives shall be accumulated until such Award is earned, and the dividend equivalents shall not be paid if the Performance Objectives are not satisfied.

10. Other Share-Based Awards.    Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Other Share-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares, and shall be in such form as the Committee shall determine, including without limitation, time-based or performance-based units that are settled in Shares and/or cash and stock equivalent units.

a. Award Agreement.    Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. Subject to Sections 18 and 20 of the Plan, or as otherwise provided in the related Award Agreement in connection with a Change in Control or a Participant’s death, disability, retirement, involuntary termination of employment or service without Cause or termination of employment or service for good reason, (i) no condition on vesting of an Other Share-Based Award that is based solely upon the achievement of Performance Objectives shall be based on performance over a period of less than one year, and (ii) no condition on vesting of an Other Share-Based Award that is based upon continued employment or service shall provide for vesting in full of the Other Share-Based Award more quickly than three (3) years from the Date of Grant of the Award (which vesting period may lapse on a pro-rated, graded, or cliff basis as specified in the Award Agreement); provided, however, that up to five percent (5%) of the Shares available for grant as Other Share-Based Awards (together with all other Shares available for grant as Full Value Awards) may be granted with a vesting period of at least one (1) year, regardless of whether vesting is conditioned upon the achievement of Performance Objectives; provided further that these minimum vesting provisions shall not apply to any grant of Other Share-Based Awards to Directors.

b. Form of Settlement.    An Other Share-Based Award may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

c. Dividend Equivalents.    Other Share-Based Awards may provide the Participant with dividend equivalents, on either a current or deferred or contingent basis, and either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided that dividend equivalents with respect to Other Share-Based Awards that vest based on the achievement of Performance Objectives shall be accumulated until such Award is earned, and the dividend equivalents shall not be paid if the Performance Objectives are not satisfied.

11. Cash-Based Awards.    Subject to the terms and conditions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as shall be determined by the Committee in its sole discretion. Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or payment range, the time and method of settlement and the other terms and conditions, as applicable, of such Award which may include, without limitation, restrictions based on the achievement of specific Performance Objectives.

12. Compliance with Section 409A.    Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section): (i) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (ii) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount shall be made before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

13. Compliance with Section 162(m).

a. In General.    Notwithstanding anything in the Plan to the contrary, Awards may be granted in a manner that is intended to qualify for the Performance-Based Exception. As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Restricted Shares, Restricted Share Units Other Share-Based Awards and Cash-Based Awards intended to qualify for the Performance-Based Exception shall be conditioned on the attainment of one or more Performance Objectives during a performance period established by the Committee and must satisfy the requirements of this Section 13.

b. Performance Objectives.    If an Award is intended to qualify for the Performance-Based Exception, then the Performance Objectives shall be based on specified levels of or growth in one or more of the following criteria: return on net assets, return on capital employed, economic value added, sales, revenue, earnings per share, operating income, net income, earnings before interest and taxes, return on equity, total shareholder return, market valuation, cash flow, completion of acquisitions, product and market development, inventory management, working capital management and customer satisfaction. The foregoing business criteria may be clarified by reasonable definitions adopted from time to time by the Committee, which may include or exclude any items as the Committee may specify, including but not limited to: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities; effects relating to the impairment of goodwill or other intangible assets; expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses; and effects of acquisitions, divestitures or reorganizations.

c. Establishment of Performance Goals.    With respect to Awards intended to qualify for the Performance-Based Exception, the Committee shall establish: (i) the applicable Performance Objectives and performance period, and (ii) the formula for computing the payout. Such terms and conditions shall be established in writing while the outcome of the applicable performance period is substantially uncertain, but in no event later than the earlier of: (x) ninety days after the beginning of the applicable performance period; or (y) the expiration of twenty-five percent (25%) of the applicable performance period.

d. Certification of Performance.    With respect to any Award intended to qualify for the Performance-Based Exception, the Committee shall certify in writing whether the applicable Performance Objectives and other material terms imposed on such Award have been satisfied, and, if they have, ascertain the amount of the payout or vesting of the Award. Notwithstanding any other provision of the Plan, payment or vesting of any such Award shall not be made until the Committee certifies in writing that the applicable Performance Objectives and any other material terms of such Award were in fact satisfied in a manner conforming to applicable regulations under Section 162(m) of the Code.

e. Negative Discretion.    With respect to any Award intended to qualify for the Performance-Based Exception, after the date that the Performance Objectives are required to be established in writing pursuant to Section 13(c), the Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated Performance Objectives. However, the Committee may, in its sole discretion, reduce the amount of compensation that is payable upon achievement of the designated Performance Objectives.

14. Transferability.    Except as otherwise determined by the Committee, no Award or dividend equivalents paid with respect to any Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

15. Adjustments.    In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the numbers of Shares specified in Section 3 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards and the exercise price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 15 that would (i) cause any Stock

Option intended to qualify as an ISO to fail to so qualify, (ii) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or (iii) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under or through any Participant.

16. Fractional Shares.    The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.

17. Withholding Taxes.    To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of a Stock Option or Stock Appreciation Right exercise, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Fair Market Value equal to the minimum amount required to be withheld or paid. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

18. Foreign Employees.    Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals, or who are subject to Applicable Laws of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of Applicable Laws of other countries in which the Company or its Subsidiaries operate or have employees.

19. Termination for Cause; Forfeiture of Awards.    If a Participant’s employment or service is terminated by the Company or a Subsidiary for Cause, as determined by the Committee in its sole discretion, then the Participant shall forfeit all Awards granted under the Plan to the extent then held by the Participant. In addition, any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company, including any such policy that may be adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission or applicable securities exchange.

20. Change in Control and Potential Change in Control.

a. Change in Control.    In the event of a Change in Control: (x) all outstanding Awards held by the Participant that may be exercised shall become fully exercisable and shall remain exercisable for the full duration of their term effective immediately prior to the Change in Control, (y) all restrictions with respect to outstanding Awards shall lapse effective immediately prior to the Change in Control, with any specified Performance Objectives with respect to outstanding Awards deemed to be satisfied at the “target” level, and (z) all outstanding Awards shall become fully vested effective immediately prior to the Change in Control.

b. Potential Change in Control.    In the event of a Potential Change in Control, all Awards shall continue to vest during the applicable vesting period, if any. Notwithstanding the preceding sentence, if a Participant incurs a Qualified Termination during the Potential Change in Control Protection Period, then upon such termination: (x) all outstanding Awards held by the Participant that may be exercised shall become fully exercisable and shall remain exercisable for the full duration of their term, (y) all restrictions with respect to outstanding Awards shall lapse, with any specified Performance Objectives with respect to outstanding Awards deemed to be satisfied at the “target” level, and (z) all outstanding Awards shall become fully vested.

c. Cancellation Right.    The Committee may, in its sole discretion and without the consent of Participants, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of a Change in Control or Potential Change in Control, provide that any outstanding Award (or a portion thereof) shall, upon the occurrence of such Change in Control or Potential Change in Control, be cancelled in exchange for a payment in cash or other property (including shares of the resulting entity in connection with a Change in Control) in an amount equal to the excess, if any, of the Fair Market Value of the Shares subject to the Award, over any exercise price related to the Award, which amount may be zero if the Fair Market Value of a Share on the date of the Change in Control or Potential Change in Control does not exceed the exercise price per Share of the applicable Awards.

21. Amendment, Modification and Termination.

a. In General.    The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires shareholder approval in order for the Plan to comply with any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

b. Adjustments to Outstanding Awards.    The Committee may in its sole discretion at any time (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare. Unless otherwise determined by the Committee, any such adjustment that is made with respect to an Award that is intended to qualify for the Performance-Based Exception shall be made at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception. Additionally, the Committee shall not make any adjustment pursuant to this Section 21(b) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

c. Prohibition on Repricing.    Except for adjustments made pursuant to Sections 15 or 20, the Board or the Committee will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price. No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash without further approval of the shareholders of the Company, except as provided in Sections 15 or 20. Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the shareholders of the Company. This Section 21(c) is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without shareholder approval and will not be construed to prohibit the adjustments provided for in Sections 15 or 20.

d. Effect on Outstanding Awards.    Notwithstanding any other provision of the Plan to the contrary (other than Sections 15, 20, 21(b) and 23(d)), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided that the Committee may modify an ISO held by a Participant to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.

22. Applicable Laws.    The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

23. Miscellaneous.

a. Deferral of Awards.    Except with respect to Stock Options, Stock Appreciation Rights and Restricted Shares, the Committee may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts. All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

b. No Right of Continued Employment.    The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. No Employee or Director shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

c. Unfunded, Unsecured Plan.    Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

d. Severability.    If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

e. Acceptance of Plan.    By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

f. Successors.    All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award agreements shall be deemed to refer to such successors.

[END OF DOCUMENT]

YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR PROXY ACCORDING TO THE INSTRUCTIONS ON THE PROXY/VOTING INSTRUCTION CARD.

NORDSON CORPORATION 28601 CLEMENS ROAD WESTLAKE, OH 44145-1119

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy card must be received no later than 11:59 P.M. Eastern Standard Time, the day before the cut-off date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M51122-TBD	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORDSON CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4:
Proposal 1.	Election of Directors	☐	☐	☐
Nominees:
01) Lee C. Banks
02) Randolph W. Carson
03) Michael F. Hilton
04) Victor L. Richey, Jr.

						For	Against	Abstain
Proposal 2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2013.					☐	☐	☐
Proposal 3.	Advisory vote to approve named executive officer compensation.					☐	☐	☐
Proposal 4.	To approve the Nordson Corporation 2012 Stock Incentive and Award Plan.					☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and Shareholder Letter are available at www.proxyvote.com.

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M51123-TBD

NORDSON CORPORATION

Annual Meeting of Shareholders

February 26, 2013

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Joseph P. Keithley, Mary G. Puma and William L. Robinson or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NORDSON CORPORATION that the shareholder(s) or Plan Participant(s) is/are entitled to vote at the Annual Meeting of Shareholders at Cleveland Marriott Downtown at Key Center, 127 Public Square, Cleveland, Ohio 44114.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

In order to ensure that your securities are voted as you wish, if you are a shareholder of record, the proxy must be voted by 11:59 P.M. Eastern Standard Time February 25, 2013.

IMPORTANT NOTICE TO PARTICIPANTS IN THE EMPLOYEES’ SAVINGS TRUST PLAN

New York Life Trust Company, as Trustee of the Nordson Employees’ Savings Trust Plan, has been requested to forward to you the enclosed proxy material relative to the securities held by us in your account but not registered in your name. Such securities can be voted only by us as holder of record. We shall be pleased to vote your securities in accordance with your wishes if you will execute this form and return it to us promptly in the enclosed business reply envelope. It is understood that, if you sign without otherwise marking the form, the securities will be voted as recommended by the Board of Directors on all matters to be considered at the meeting.

For this meeting, the extent of our authority to vote your securities in the absence of your instructions, as directed by the Nordson Employees’ Savings Trust Plan, is that securities for which no voting instructions have been given shall be voted in the same ratio as the ratio in which the total shares with respect to which timely directions were received were voted in such matters. In order to ensure that your securities were voted as you wish, the proxy must be voted by 11:59 P.M. Eastern Standard Time February 21, 2013.

Continued and to be signed on reverse side